Exhibit 10.2

Execution Version

REVENUE INTEREST FINANCING AGREEMENT

Dated as of March 17, 2022 between

IMPEL NEUROPHARMA, INC.,

THE PURCHASERS FROM TIME TO TIME PARTY HERETO,

and

OAKTREE FUND ADMINISTRATION, LLC,

as the Administrative Agent

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Table of Contents

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Article I DEFINITIONS 1

Section 1.01 Definitions 1

Article II PURCHASE OF ASSIGNED INTERESTS 31

Section 2.01 Purchase 31

Section 2.02 Payments by the Company 31

Section 2.03 Effective Date; Effective Date Deliveries; Payment of Purchase Price;

Payments by the Company 32

Section 2.04 No Assumed Obligations 34

Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY 34

Section 3.01 Organization 34

Section 3.02 Authorization 35

Section 3.03 Governmental Authorization 35

Section 3.04 Ownership 35

Section 3.05 Financial Statements; Material Adverse Change 36

Section 3.06 No Undisclosed Liabilities 36

Section 3.07 Solvency 36

Section 3.08 Litigation 36

Section 3.09 Compliance with Laws 36

Section 3.10 Conflicts 37

Section 3.11 Subordination 38

Section 3.12 Intellectual Property 38

Section 3.13 Regulatory Approval 40

Section 3.14 Material Contracts 41

Section 3.15 Broker’s Fees 42

Section 3.16 Pension Matters 42

Section 3.17 Indebtedness and Liens 42

Section 3.18 Compliance of the Product 42

Section 3.19 Data Privacy 45

Section 3.20 Taxes 45

Section 3.21 Full Disclosure 45

Section 3.22 OFAC; Anti-Terrorism Laws 45

Section 3.23 Anti-Corruption 46

Article IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS 46

Section 4.01 Organization 46

Section 4.02 Authorization 46

Section 4.03 Broker’s Fees 46

Section 4.04 Conflicts 47

Article V COVENANTS 47

Section 5.01 Access; Information 47

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Section 5.02 Material Contracts 49

Section 5.03 Public Announcement 49

Section 5.04 Efforts; Further Assurance 50

Section 5.05 Put Option; Call Option 50

Section 5.06 Intellectual Property 52

Section 5.07 Protective Covenants 53

Section 5.08 Notice 54

Section 5.09 Use of Proceeds 55

Section 5.10 Taxes 55

Section 5.11 Compliance with Laws and Other Obligations 57

Section 5.12 Maintenance of Properties, Etc. 57

Section 5.13 Licenses 57

Section 5.14 Maintenance of Regulatory Approvals, Contracts, Etc 57

Section 5.15 ERISA Compliance 58

Section 5.16 Commercialization of the Product 58

Section 5.17 Payment of Obligations 59

Article VI TERMINATION 59

Section 6.01 Termination Date 59

Section 6.02 Effect of Termination 59

Article VII MISCELLANEOUS 60

Section 7.01 Survival 60

Section 7.02 Limitations on Damages 60

Section 7.03 Notices 60

Section 7.04 Successors and Assigns 61

Section 7.05 Indemnification 61

Section 7.06 No Implied Representations and Warranties 63

Section 7.07 Independent Nature of Relationship 64

Section 7.08 Tax Treatment 64

Section 7.09 Entire Agreement 65

Section 7.10 Amendments; No Waivers 65

Section 7.11 Interpretation 65

Section 7.12 Headings and Captions 65

Section 7.13 Counterparts; Effectiveness 66

Section 7.14 Severability 66

Section 7.15 Expenses 66

Section 7.16 Governing Law; Jurisdiction 66

Section 7.17 Waiver of Jury Trial 66

Section 7.18 Release of Liens upon Certain Permitted Financings; Non-Disturbance; Intercreditor. 67

Section 7.19 Confidentiality 67

Article VIII THE ADMINISTRATIVE AGENT 68

Section 8.01 Appointments and Duties 68

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Section 8.02 Binding Effect 69

Section 8.03 Use of Discretion 69

Section 8.04 Delegation of Rights and Duties 70

Section 8.05 Liability 70

Section 8.06 Administrative Agent Individually 71

Section 8.07 Purchaser Credit Decision 72

Section 8.08 Expenses; Indemnities 72

Section 8.09 Resignation of the Administrative Agent 72

Section 8.10 Release of Collateral 73

Section 8.11 Additional Secured Parties 74

Section 8.12 Agent May File Proofs of Claim 74

Section 8.13 [Reserved] 74

Section 8.14 Acknowledgements of Purchasers 75

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SCHEDULES AND EXHIBITS

Schedule 1
Schedule 3.04(a)
Schedule 3.04(b)
Schedule 3.08
Schedule 3.12(a)
Schedule 3.12(b)
Schedule 3.13(c)
Schedule 3.14
Schedule 3.16
Schedule 3.17(a)
Schedule 3.17(b)
Schedule 3.18(b)
Schedule 3.18(f)
Exhibit A	–	Form of Security Agreement
Exhibit B	–	Form of Funding Notice

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REVENUE INTEREST FINANCING AGREEMENT

This REVENUE INTEREST FINANCING AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of March 17, 2022, by and between Impel NeuroPharma, Inc., a Delaware corporation (the “Company”), and the entities listed in Schedule 1 hereto (the “Purchasers”), and Oaktree Fund Administration, LLC, as administrative agent for the Purchasers (in such capacity, the “Administrative Agent” and, together with the Company and the Purchasers, the “Parties”, and each a “Party”).

WHEREAS, the Company wishes to obtain financing in respect of the Commercialization (as hereinafter defined) of the Product (as hereinafter defined);

WHEREAS, the Company wishes to sell, assign, convey and transfer to the Purchasers the Assigned Interests (as hereinafter defined) in consideration for its payment of the Purchase Price (as hereinafter defined) to raise such financing;

WHEREAS, the Purchasers wishes to purchase from the Company the Assigned Interests, all upon and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

The following terms, as used herein, shall have the following meanings:

“Acquisition” means any transaction, or any series of related transactions, by which any Person (for purposes of this definition, an “acquirer”) directly or indirectly, by means of amalgamation, merger, purchase of assets, purchase of Equity Interests, or otherwise, (i) acquires all or substantially all of the assets of any other Person, (ii) acquires an entire business line or unit or division of any other Person, (iii) with respect to any other Person that is managed or governed by a Board, acquires control of Equity Interests of such other Person representing more than fifty percent (50%) of the ordinary voting power (determined on a fully-diluted basis) for the election of directors of such Person’s Board, or (iv) acquires control of more than fifty percent (50%) of the Equity Interests in any other Person (determined on a fully-diluted basis) that is not managed by a Board.

“Administrative Agent” has the meaning set forth in the preamble hereto.

“Affiliate” shall mean any Person that controls, is controlled by, or is under common control with another Person. For purposes of this definition, “control” shall mean in respect of a particular Person, the possession by one or more other Persons, directly or indirectly, of the power to direct or cause the direction of the management or policies of such particular Person, whether

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through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” shall have the meaning set forth in the preamble.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including, without limitation, (i) the Money Laundering Control Act of 1986 (e.g., 18 U.S.C.

§§ 1956 and 1957), (ii) the Bank Secrecy Act of 1970 (e.g., 31 U.S.C. §§ 5311 – 5330), as amended by the Patriot Act, (iii) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (iv) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (v) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (vi) any similar laws enacted in the United States, European Union or any other jurisdictions in which the parties to this agreement operate, and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war.

“Applicable Percentage” shall mean cumulatively (i) 7.75% for annual Included Product Revenues under or equal to $150,000,000, provided that on and after February 15, 2027, if MOIC is less than 1.00x, the Applicable Percentage for such annual Included Product Revenues for the Fiscal Quarter beginning January 1, 2027 and thereafter shall be 10.75%, (ii) 4.75% for annual Included Product Revenues between $150,000,000 and $300,000,000, and (iii) 0.75% for annual Included Product Revenues exceeding $300,000,000.

“Assigned Interests” shall mean the Purchasers’ right to receive (i) amounts equal to the product of the Applicable Percentage multiplied by the applicable Included Product Revenues and

(ii)
amounts equal to the product of the Ex-U.S. Royalty Percentage multiplied by the Ex-U.S. Royalties, in each case during the Term, pursuant to the terms and conditions of this Agreement (including the Hard Cap).

“Automatic Put Option Trigger” has the meaning set forth in Section 5.05(a)(i). “Automatic Put Payment” has the meaning set forth in Section 5.05(a)(ii). “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.” “Bankruptcy Event” shall mean the occurrence of any of the following:

(a)
the Company or any of its Material Subsidiaries shall commence any case, proceeding or other action (i) under any existing or future Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, relief of debtors or the like, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any portion of its assets, or the Company or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors;

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(b)
there shall be commenced against the Company or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (a) above which remains undismissed, undischarged or unbonded for a period of forty-five (45) days;

(c)
there shall be commenced against the Company or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against (i) all or a substantial portion of the assets of the Company or such Material Subsidiary, and/or (ii) the Product or a substantial portion of the Intellectual Property related to the Product, which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within forty-five

(45) days from the entry thereof; or

(d)
an affirmative vote by the Board to commence any case, proceeding or other action described in clause (a) above.

“Benefit Plan” shall mean any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the Laws of the United States or otherwise) to which the Company or any Subsidiary thereof incurs or otherwise has any obligation or liability, contingent or otherwise.

“Board” shall mean the board of directors (or similar governing body) of the Company. “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks are authorized or required by law to remain closed in New York City. “Call Option” shall have the meaning set forth in Section 5.05(b).

“Call Option Closing Date” shall have the meaning set forth in Section 5.05(b). “Cap Amount” shall have the meaning set forth in Section 7.05(e).

“Capital Lease Obligations” shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, subject to Section 7.11.

“Change of Control” shall mean an event or series of events (i) as a result of which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Act, but excluding any of such person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such Plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of the Company entitled to vote for members of the Board on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right); (ii) as a result of which, during any period of twelve (12) consecutive months, a majority of the members of the Board cease to be composed of individuals (x) who were members of such Board on the first day of such period, (y)

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who were elected, appointed or nominated to such Board, or whose election, appointment or nomination to such Board was approved by individuals referred to in clause (x) above constituting at the time of such election, appointment or nomination at least a majority of such Board or equivalent governing body or (z) who were elected, appointed or nominated to such Board, or whose election, appointment or nomination to such Board was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election, appointment or nomination at least a majority of such Board; or (iii) that results in the sale of all or substantially all of the assets or businesses of the Company and its Subsidiaries, taken as a whole.

“Claim” means (and includes) any claim, demand, complaint, grievance, action, application, suit, cause of action, order, charge, indictment, prosecution, judgement or other similar process duly asserted and of which the required notice has been given in accordance with Law, whether in respect of assessments or reassessments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel, and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean the property included in the definition of “Collateral” in the Security Agreement.

“Combination Product” has the meaning set forth in the definition of “Net Sales”. “Commercialization” shall mean any and all activities with respect to the manufacture,

distribution, marketing, detailing, promotion, selling and securing of reimbursement and any other exploitation or commercializtation of the Product in the United States after Regulatory Approval for the Product has been obtained, which shall include, as applicable, seeking and negotiating pricing and reimbursement approvals for the Product in the United States, post- marketing approval studies, post-launch marketing, promoting, detailing, marketing research, distributing, customer service, selling the Product, importing, exporting or transporting the Product for sale, and regulatory compliance with respect to the foregoing. When used as a verb, “Commercialize” means to engage in Commercialization.

“Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended, or considerations to be undertaken, by the Company and its Affiliates with respect to any objective or activity to be undertaken hereunder with respect to the Product, such efforts and resources normally used by a reasonably prudent company in the pharmaceutical or biotechnology industry similarly situatuated as the Company, to accomplish a substantially similar objective or activity for a pharmaceutical product for which substantially the same regulatory structure is involved as for the Product and irrespective of whether such comparable company has any other products that compete with such pharmaceutical product, which pharmaceutical product is owned or licensed in a similar manner as the Product, which pharmaceutical product is at a similar stage in its Development or product life cycle and is of similar market and profit potential as the Product, taking into account its efficacy, safety, approved labeling, ease of manufacture and use, and the competitiveness of alternative products in a given jurisdiction, pricing/reimbursement for the

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pharmaceutical product in a given jurisdiction, the Intellectual Property and regulatory protection of the pharmaceutical product in a given jurisdiction, the regulatory structure in such jurisdiction and the profitability of the pharmaceutical product in a given jurisdiction, all as measured by the facts and circumstances in existence at the time such efforts are due to be undertaken by the Company. It is anticipated that the level of effort and resources that constitute “Commercially Reasonable Efforts” with respect to a particular indication will change over time, reflecting changes in the status of each Product, as applicable.

“Commitment” means, with respect to each Purchaser, the obligation of such Purchaser to fund the Purchase Price, in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Purchaser’s name on Schedule 1 under the caption “Applicable Commitment”, as such Schedule may be amended from time to time. The aggregate amount of Commitments on the date of this Agreement equals $50,000,000.

“Company” shall have the meaning set forth in the preamble.

“Company Indemnified Party” shall have the meaning set forth in Section 7.05(b). “Confidential Information” shall mean, as it relates to the Company and its Affiliates and the Product, the non-public Intellectual Property, confidential business information, financial data and other like information (including ideas, research and development, know-how, formulas, schematics, compositions, technical data, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), client lists and tangible or intangible proprietary information or material, or such other information that either party identifies to the other as confidential or the nature of which or the circumstances of the disclosure of which would reasonably indicate that such information is confidential.

“Contracts” means any contract, license, lease, agreement, obligation, promise, undertaking, understanding, arrangement, document, commitment, entitlement or engagement under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied, and whether in respect of monetary or payment obligations, performance obligations or otherwise).

“Control” or “Controlled” shall mean, when used with respect to any item of Intellectual Property, the possession (whether by ownership, license, sublicense or contract) by Company or any of its Affiliates, of the ability to assign or grant to any Third Party the license, sublicense or right to access and use such Intellectual Property as it relates to the manufacture, use, Development and/or Commercialization of the Product, without paying any consideration to any Third Party (now or in the future) or violating the terms of any agreement or other arrangement with any Third Party in existence as of the time such Company or any of its Affiliates, would be required hereunder to grant such license, sublicense or rights of access and use. Notwithstanding the foregoing, a Party and its controlled Affiliates will not be deemed to “Control” any Intellectual Property that, prior to the consummation of a Change of Control of such Party, is owned or in- licensed by a Third Party that becomes an Affiliate of such acquired Party (or that merges or consolidates with such Party) after the Effective Date solely as a result of such Change of Control

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unless prior to the consummation of such Change of Control, such acquired Party or any of its controlled Affiliates also Controlled such Intellectual Property.

“Copyright” shall mean published and unpublished works of authorship whether or not copyrightable, including (i) software, including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded;

(ii) databases, data compilations, data collections, and data, including in personally identifiable information and clinical trial data and all aggregated data, rights in databases, data compilations, data collections, and data, including in personally identifiable information and clinical trial data and all aggregated data, development tools, diagrams, formulae, methods, network configurations and architectures, processes, specifications, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries); (iii) website and mobile content; and (iv) other compilations of information, in each case, whether or not registered, and any and all copyrights in and to the foregoing, together with all common law rights and moral rights therein, and all copyrights, copyright registrations and applications for copyright registrations, including all renewals, extensions, restorations, derivative works and reversions thereof and all common law rights, moral rights and other rights whatsoever accruing thereunder or pertaining thereto throughout the world.

“Designated Jurisdiction” shall mean any country or territory to the extent that such country or territory is the subject of country- or territory-wide Sanctions.

“Development” shall mean, with respect to the Product, any internal or external research or development activities, and any internal or external regulatory activities related to obtaining and maintaining Regulatory Approval for the Product, including development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct clinical trials and conduct of clinical trials and preparation and submission of data from such trials to obtain, support, or maintain Regulatory Approval of the Product and including activities directed toward the clinical manufacture and manufacturing process development for the Product. “Develop,” “Developing,” and “Developed” will be construed accordingly.

“Disqualified Assignee” shall mean (i) any competitor of the Company or any of its Subsidiaries primarily operating in the same line of business as the Company or any of its Subsidiaries and (ii) any of such competitor’s Affiliates (other than any Person that is a bona fide debt fund primarily engaged in the making, purchasing, holding or other investing in commercial loans, notes, bonds or similar extensions of credit or securities in the Ordinary Course) that are either (x) clearly identifiable as an Affiliate of any such competitor on the basis of such Person’s name or (y) identified by name in writing by the Company to the Administrative Agent from time to time.

“Disqualified Equity Interest” shall mean, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition

(i) matures or is mandatorily redeemable or requires such Person to use efforts to redeem such Equity Interest (in each case, other than solely for Qualified Equity Interests and cash in lieu of fractional shares), including pursuant to a sinking fund obligation or otherwise, (ii) is redeemable

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at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends or other distributions in cash (other than the payment of cash in lieu of fractional shares) or other securities that would constitute Disqualified Equity Interests, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Effective Date.

“Effective Date” shall mean the first date upon which the conditions set forth in Section 2.03(a), shall have occurred.

“Equity Interests” shall mean, with respect to any Person (for purposes of this defined term, an “issuer”), all shares of, interests or participations in, or other equivalents in respect of such issuer’s capital stock, including all membership interests, partnership interests or equivalent, whether now outstanding or issued after the Effective Date, and in each case, however designated and whether voting or non-voting. Notwithstanding the foregoing, in no event shall any Indebtedness convertible or exchangeable into Equity Interests constitute “Equity Interests” hereunder.

“Equivalent Amount” shall mean, with respect to an amount denominated in one currency, the amount in another currency that could be purchased by the amount in the first currency determined by reference to the Exchange Rate at the time of determination.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean, collectively, the Company, any Subsidiary thereof, and any Person under common control, or treated as a single employer, with the Company or any Subsidiary thereof, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” shall mean (i) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; (ii) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Title IV Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following thirty

(30) days; (iii) a withdrawal by the Company or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Section 4063 or 4064 of ERISA;

(iv) the withdrawal of the Company or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Company or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA; (v) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (vi) the imposition of liability on the Company or any ERISA Affiliate thereof pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the failure by the Company or any

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ERISA Affiliate thereof to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (viii) the determination that any Title IV Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (ix) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (x) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate thereof; (xi) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title IV Plan; (xii) the occurrence of a non-exempt prohibited transaction under Section 406 or 407 of ERISA for which the Company or any Subsidiary thereof may be directly or indirectly liable; (xiii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which the Company or any ERISA Affiliate thereof may be directly or indirectly liable;

(xiv) the occurrence of an act or omission which could give rise to the imposition on the Company or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, 502(c), (i) or (1) or 4071 of ERISA; (xv) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against the Company or any Subsidiary thereof in connection with any such plan; (xvi) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; (xvii) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of the Company or any ERISA Affiliate thereof, in either case pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code; or (xviii) the establishment or amendment by the Company or any Subsidiary thereof of any “welfare plan”, as such term is defined in Section 3(1) of ERISA, that provides post-employment welfare benefits in a manner that would increase the liability of the Company.

“ERISA Funding Rules” shall mean the rules regarding minimum required contributions (including any installment payment thereof) to Title IV Plans, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Erroneous Payment” has the meaning set forth in Section 8.14(a).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 8.14(d). “Erroneous Payment Impacted Assigned Interests” has the meaning set forth in Section

8.14(d).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 8.14(d). “Erroneous Payment Subrogation Rights” has the meaning set forth in Section 8.14(d).

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“Exchange Rate” shall mean, as of any date, the rate at which any currency may be exchanged into another currency, as set forth on the relevant Reuters screen at or about 11:00 a.m. (Eastern time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably designated by the Purchasers.

“Excluded Liabilities and Obligations” shall have the meaning set forth in Section 2.04. “Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to any Purchaser or required to be withheld or deducted from a payment to such Purchaser: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (x) imposed as a result of such Purchaser being organized under the Laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivisions thereof) or (y) that are Other Connection Taxes, (ii) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser pursuant to a Law in effect on the date on which such Purchaser acquires the Assigned Interests, except to the extent that, pursuant to Section 5.10, amounts with respect to such Taxes were payable to such Purchaser’s assignor immediately before such Purchaser acquired the Assigned Interests, (iii) Taxes attributable to such Purchaser’s failure to comply with Section 5.10(b), and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Ex-U.S. Royalties” shall mean the sum of all license fees, commercial or sales-based milestone payments, up-front payments, or royalties received by the Company or any of its Affiliates from licensing or partnership arrangements for the Product outside the U.S. during the Term.

“Ex-U.S. Royalty Payments” shall have the meaning set forth in Section 2.02. “Ex-U.S. Royalty Percentage” shall mean 10.0% (ten percent).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FDA” shall mean the United States Food and Drug Administration and any successor entity.

“FD&C Act” shall mean the U.S. Food, Drug and Cosmetic Act of 1938, 21 U.S.C. §§ 301

et seq. (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Financial Statements” shall mean (a) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2020, and December 31, 2019, and the related audited consolidated statements of operations, cash flows and shareholders’ equity for the Fiscal

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Years then ended and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2021, and the related unaudited consolidated statements of operations, cash flows and shareholders’ equity for fiscal quarter then ended.

“Fiscal Quarter” shall mean each three (3)-month period commencing January 1, April 1, July 1 or October 1, provided, however, that (a) the first Fiscal Quarter of the Term shall extend from the Effective Date to the end of the first full Fiscal Quarter thereafter, and

(b) the last Fiscal Quarter of the Term shall end upon the expiration or termination of this Agreement.

“Fiscal Year” shall mean the calendar year.

“Funding Notice” shall mean a written notice substantially in the form of Exhibit B. “GAAP” shall mean generally accepted accounting principles in the United States in effect from time to time.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certification, accreditation, registration, clearance or exemption that is issued or granted by or from (or pursuant to any act of) any Governmental Authority, including any application or submission related to any of the foregoing.

“Governmental Authority” shall mean any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation- making organizations or entities of any state, territory, county, city or other political subdivision of the United States, including the FDA and the United States Patent and Trademark Office.

“Governmental Licenses” shall mean all authorizations issuing from a Governmental Authority, including the FDA, based upon or as a result of applications to and requests for approval from a Governmental Authority for the right to manufacture, import, store, market, promote, advertise, offer for sale, sell, use and/or otherwise distribute the Product, which are owned by or licensed to the Company or any Subsidiary, acquired by the Company or any Subsidiary via assignment, purchase or otherwise or that the Company or any Subsidiary is authorized or granted rights under or to.

“Gross Sales” shall have the meaning set forth in the definition of “Net Sales.” “Guarantee” of or by any Person (the “Guarantor”) shall mean any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of the Guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of

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assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course.

“Guarantor” shall have the meaning set forth in the definition of “Guarantee.”

“Hard Cap” shall mean an amount equal to the product of the Purchase Price multiplied by

1.75 (one point seven five or one and three quarters).

“Healthcare Laws” shall mean, collectively, all Laws applicable to the business, any product or the Product Commercialization and Development Activities of the Company and its Subsidiaries, whether U.S. or non-U.S., regulating the distribution, dispensing, importation, exportation, quality, manufacturing, labeling, promotion and provision of and payment for drugs, medical or healthcare products, items and services, including, without limitation, 45 C.F.R. et seq. (“HIPAA”); Section 1128B(b) of the Social Security Act, as amended; 42 U.S.C. § 1320a-7b (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute”; § 1877 of the Social Security Act, as amended; 42 U.S.C. § 1395nn (Limitation on Certain Physician Referrals), commonly referred to as “Stark Statute”; the FD&C Act; all applicable Good Manufacturing Practice requirements addressed in the FDA’s Quality System Regulation (21 C.F.R. Part 820); all rules, regulations and guidance with respect to the provision of Medicare and Medicaid programs or services (42 C.F.R. Chapter IV et seq.); 10 U.S.C. §§1071 – 1110(b) (the “TRICARE Program”); 5 U.S.C. §§ 8901 – 8914 (“FEHB

Plans”); the PDMA; and all rules, regulations and guidance promulgated under or pursuant to any of the foregoing, including any non-U.S. equivalents.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. Notwithstanding anything to the contrary in the foregoing, neither any Permitted Bond Hedge nor any Permitted Warrant Transaction shall be a Hedging Agreement.

“Included Product Revenue” shall mean, the sum of (i) Net Sales of the Product by the Company, its Affiliates and any Licensees plus (ii) Other Product Revenue with respect to the Product. Included Product Revenue will be determined from books and records maintained by the Company and its controlled Affiliates in accordance GAAP, consistently applied throughout the Company’s organization and across all products of the Company and its controlled Affiliates; provided that for the purposes of calculating Included Product Revenue with respect to sales or other disposition of the Product by any Licensee, Included Product Revenue will be determined to the knowledge of the Company based on reporting and all information available to the Company under the applicable License Agreement or otherwise.

“Immaterial Subsidiary” means any Subsidiary of the Company that (i) individually constitutes or holds less than five percent (5%) of the Company’s consolidated total assets and generates less than five percent (5%) of the Company’s consolidated total revenue, and (ii) when

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taken together with all then existing Immaterial Subsidiaries, such Subsidiary and such Immaterial Subsidiaries, in the aggregate, would constitute or hold less than five percent (5%) of the Company’s consolidated total assets and generate less than five percent (5%) of the Company’s consolidated total revenue, in each case as pursuant to the most recent fiscal period for which financial statements were required to have been delivered pursuant to Section 5.01(g). If at any time the aggregate amount of the Company’s consolidated total assets or consolidated total revenue attributable to Immaterial Subsidiaries exceeds five percent (5%) of the Company’s consolidated total assets or consolidated total revenue, the Company shall promptly provide notice to the Administrative Agent designating sufficient Subsidiaries as ceasing to constitute “Immaterial Subsidiaries” to eliminate such excess. If at any time any Subsidiary designated as an Immaterial Subsidiary individually constitutes or holds five percent (5%) or more of the Company’s consolidated total assets or generates five percent (5%) or more of the Company’s consolidated total revenue, such Subsidiary shall cease to constitute an Immaterial Subsidiary and the Company shall promptly provide notice to the Administrative Agent of such fact.

“Indebtedness” of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (excluding interest penalties for late payments under commercial contracts entered into in the Ordinary Course and, for the avoidance of doubt, which commercial contracts do not relate to obligations for borrowed money or purchase money indebtedness), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all obligations of such Person in respect of the deferred purchase price of property or services (excluding deferred compensation and accounts payable incurred in the Ordinary Course and not overdue by more than ninety (90) days or otherwise being disputed in good faith), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vii) all Guarantees by such Person of Indebtedness of others,

(viii)
all Capital Lease Obligations of such Person, (ix) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (x) obligations under any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement, currency swaps, forwards, futures or derivatives transactions or other interest or currency exchange rate or commodity price hedging arrangement, (xi) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (xii) all obligations under any earn-out and guaranteed minimum milestone and other payments of such Person under any license or other agreements (but excluding any payments based on sales under any such license or other agreement), (xiii) any Disqualified Equity Interests of such Person, (xiv) any off-balance sheet liability and (xv) all other obligations required to be classified as indebtedness of such Person under GAAP; provided that, notwithstanding the foregoing, Indebtedness shall not include accrued expenses, deferred rent, deferred taxes, deferred compensation or customary obligations under employment agreements, in each case, that are not overdue by more than ninty (90) days. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

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“Indemnified Tax” shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of the Assigned Interests or any other Obligation and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Intellectual Property” shall mean all intellectual property or proprietary rights of any kind anywhere in the world, including any rights in or to Patents, Trademarks, Copyrights and Trade Secrets.

“Intercreditor Agreement” shall mean the Intercreditor Agreement between Oaktree Fund Administration, LLC, as the administrative agent under the Oaktree Term Loan Facility, and Oaktree Fund Administration, LLC, as Administrative Agent on behalf of the Purchasers, acknowledged by the Company and each Subsidiary Guarantor as named therein, providing for the relative rights and priorities of the First Lien Claimholders (as defined therein) and the Second Lien Claimholders (as defined therein) with respect to the Collateral (as defined therein) as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Invention” means any novel, inventive or useful art, apparatus, method, process, machine (including any article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, apparatus, method, process, machine (including article or device), manufacture or composition of matter.

“Law” shall mean, collectively, all U.S. or non-U.S. federal, state, provincial, territorial, municipal or local statute, treaty, rule, guideline, regulation, ordinance, code or administrative or judicial precedent or authority, including any interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable orders, directed duties, requests, licenses, authorizations, judgements, writs, decrees and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“License Agreement” shall mean any existing or future license, commercialization, co- promotion, collaboration, distribution, marketing or partnering Contract entered into before or during the Term by the Company or any of its Affiliates that grants a license to a Third Party under the Product Intellectual Property.

“Licensees” shall mean, collectively, the licensees and any sublicensees under each License Agreement; each a “Licensee.”

“Liens” shall mean (a) any mortgage, lien, license, pledge, hypothecation, charge, security interest, or other encumbrance of any kind or character whatsoever, whether or not filed, recorded or otherwise perfected under applicable Law, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse claim (of ownership or possession) (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any other encumbrance on title to real property, any option or other agreement to sell, or give a security interest in, such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction)) or any preferential arrangement that has the practical effect of creating a security interest and (b) in the

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case of Equity Interests, any purchase option, call or similar right of a third party with respect to such Equity Interests.

“Losses” shall mean collectively, any and all claims, damages, losses, judgments, awards, penalties, liabilities, costs and expenses (including reasonable attorneys’ fees and reasonable expenses of investigation) incurred in connection with defending any action, suit or proceeding, giving effect to any tax benefit realized by the indemnified party which is attributable to the Losses to which the indemnity claim relates.

“Majority Purchasers” means Purchasers having a Proportionate Share, in the aggregate, in excess of fifty percent (50%) of the Purchase Price.

“Marketing Authorization” shall mean, with respect to the Product, the Regulatory Approval required by applicable Law to Commercialize the Product including, to the extent required by applicable Law for the Commercialization of the Product, all pricing approvals and reimbursement approvals.

“Material Adverse Change” shall mean, with respect to the Company and its Subsidiaries, a material adverse change in the business, financial performance, operations, financial condition, assets or liabilities (actual or contingent) of the Company and its Subsidiaries, taken as a whole.

“Material Adverse Effect” shall mean (a) the effect of a Material Adverse Change, (b) a material adverse change in or effect on the legality, validity, binding effect or enforceability of any of the Transaction Documents or the rights, remedies and benefits available to, or conferred on, the Purchasers thereunder, (c) material adverse change with respect to the ability of the Company to perform any of its material obligations under the Transaction Documents, and (d) any material adverse change with respect to the Product or the ability of the Company to distribute, market and/or otherwise Commercialize the Product.

“Material Contract” shall mean any Contract specifically related to the Product, including any Product Commercialization and Development Activities, required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act of 1933 or Securities Exchange Act of 1934, as may be amended, solely to the extent that the absence or termination of such Contract would reasonably be expected to result in a Material Adverse Effect or in a material adverse effect on any Product Commercialization and Development Activities. Notwithstanding the foregoing, employment and management Contracts shall not be Material Contracts.

“Material Subsidiary” means any Subsidiary of the Company that is not an Immaterial Subsidiary.

“Minimum Return Date” means the earliest date on which (a) the aggregate amount of all Revenue Interest Payments and Ex-U.S. Royalty Payments received by Purchasers equals the product of 1.00 multiplied by the Purchase Price and (b) either (i) the trailing six (6) months of Product sales equals at least $150,000,000 or (ii) Seller’s market capitalization (determined on an as-is converted basis) is at least $500,000,000 for twenty (20) consecutive trading days.

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“MOIC” shall mean, as of any date of determination, the aggregate amount of (i) Revenue Interest Payments and (ii) Ex-U.S. Royalty Payments received by the Purchasers under this Agreement, divided by the Purchase Price.

“Multiemployer Plan” shall mean any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise

“NDA” shall mean, with respect to the Product, (i) a new drug application (as defined in the FD&C Act) and (ii) all supplements and amendments that may be filed with respect thereto.

“Net Sales” shall mean the gross amount billed or invoiced in transactions (“Gross Sales”) by Company, any of its Affiliates or a Licensee (each of the foregoing persons and entities, for purposes of this definition, shall be considered a “Selling Party” and all other persons and entities, also for the purposes of this definition, shall be considered a “non-Selling Party”), for sales or other dispositions of the Product to a Third Party in the United States by the Company, its Affiliate or such Licensee (including any amount received in connection with any upfront, milestone or similar payment), less the sum of the following (to the extent not reimbursed by any Third Party and without duplication):

(a)
reasonable and customary rebates, chargebacks, quantity, trade and similar discounts, credits and allowances and other price reductions reasonably and actually granted, allowed, incurred or paid;

(b)
discounts (including cash discounts and quantity discounts), coupons, retroactive price reductions, charge back payments and rebates for sales paid for by managed care organizations or to Governmental Authorities (including, but not limited to, payments made under the “Medicare Part D Coverage Gap Discount Program” and the “Annual Fee for Branded Pharmaceutical Manufacturers” specific to the Product), in each case, as applied to sales of the Product and actually given to customers;

(c)
reasonable and customary credits and allowances taken upon rejection, return or recall of the Product;

(d)
reasonable and customary freight and insurance costs incurred with respect to the shipment of the Product to customers, in each case if charged separately and invoiced to the customer;

(e)
customs duties, surcharges and other similar governmental charges incurred in connection with the exportation or importation of the Product to the extent included in the gross amount invoiced;

(f)
Value Added Tax, and that portion of annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-148) and any other fee imposed by any equivalent applicable Law, in each of the foregoing cases, that is allocable to sales of the Product in accordance with the Selling Party’s standard policies and procedures consistently applied across its products, as adjusted for rebates and refunds, imposed

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in connection with the sales of the Product to any Third Party (excluding any taxes based on income); and

(g)
actual uncollectible debt amounts with respect to sales of the Product, provided that if the debt is thereafter paid, the corresponding amount shall be added to the Net Sales of the period during which it is paid.

Such amounts shall be determined consistent with a Selling Party’s customary practices and in accordance with GAAP. For the avoidance of doubt, Net Sales shall not include any payments or other consideration received by the Company or its Affiliates from any Licensee with respect to the Development and/or Commercialization of the Product.

Sale or transfer of a Product between any of the Selling Parties shall not result in any Net Sales (unless the Selling Party purchaser or transferee is the ultimate end user of the Product), with Net Sales to be based only on any subsequent sales or dispositions to a non-Selling Party. For clarity, (i) Net Sales shall not include amounts or other consideration received by a Selling Party from a non-Selling Party in consideration of the grant of a (sub)license or co-promotion or distribution right to such non-Selling Party, provided that such consideration is not in lieu of all or a portion of the transfer price of the Product, (ii) sales to a Third-Party distributor, wholesaler, group purchasing organization, pharmacy benefit manager, or retail chain customer shall be considered sales to a non-Selling Party to the extent that no additional consideration is received by a Selling Party for the subsequent use or re-sale by any such distributor, wholesaler, group purchasing organization, pharmacy benefit manager, or retail chain customer, as applicable, (iii) sales of Product by a Selling Party to a non-Selling Party consignee are not recognized as Net Sales by such Selling Party until the non-Selling Party consignee sells the Product, (iv) if a Selling Party receives in-kind consideration for the sale of the Product, then Net Sales shall be calculated as the fair market value of all consideration received by a Selling Party in respect of the Product, whether such consideration is in cash, payment in kind, exchange or other form, as determined in good faith by the Selling Party and (v) Net Sales shall exclude transfers or dispositions for charitable, promotional, pre-clinical, clinical, regulatory, or governmental purposes or pursuant to the Company’s Bridge Program, as disclosed to the Administrative Agent prior to the date hereof, through December 31, 2022, to the extent consideration is not received for such transfers or dispositions that is in excess of the fully burdened manufacturing cost of the applicable quantity of the Product so transferred or disposed.

With respect to sales of the Product invoiced in U.S. dollars, Net Sales shall be determined in U.S. dollars. With respect to sales of the Product invoiced in a currency other than U.S. dollars, Net Sales shall be determined by converting the currencies at which the sales are made into U.S. dollars, at rates of exchange determined in a manner consistent with the Selling Party’s, method for calculating rates of exchange in the preparation of the such person’s annual financial statements in accordance with GAAP consistently applied. No amount for which deduction is permitted pursuant to this definition shall be deducted more than once.

If any Product is sold in the form of a combination product (whether co-formulated or co- packaged) with another product or therapy that is not a Product (each a “Combination Product”), then the Net Sales for any such Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where “A” is the weighted average

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invoice price of the Product, as applicable, when sold separately during the applicable accounting period in which the sales of the Combination Product were made, and “B” is the combined weighted average invoice prices of all of the active ingredients and delivery technologies and systems other than price of the Product contained in such Combination Product sold separately during such same accounting period. If the Product contained in such Combination Product is not sold separately in finished form, the Company and Administrative Agent shall mutually determine on Net Sales for the Product based on the relative contribution of the Product in good faith and shall take into account in good faith any applicable allocations and calculations that may have been made for the same period in other countries.

If the Company or any of its Affiliates recover monetary damages, settlement amounts or other monetary recovery with respect to the Product from a Third Party in a Claim brought for infringement, misappropriation or other violation of any Intellectual Property relating to the Product, (A) such damages will be allocated first to the reimbursement of any expenses incurred by the Company or such Affiliates, as applicable, for bringing such action (including reasonable attorney’s fees) not already reimbursed from other damages awarded under the same action, and

(B) any remaining amount of such damages will be reduced, if and to the extent applicable, to allocate recovered damages to Third Party licensors of such Intellectual Property (other than damages for lost royalties), only as legally required under pre-existing Contract with such Licensor, then any remaining amount of such damages, settlement amounts or other monetary recovery after application of (A) and (B) will be included as Net Sales.

“Oaktree Term Loan Facility” shall mean the Credit Agreement and Guaranty, dated as of March 17, 2022, by and among Impel NeuroPharma, Inc., as the Company, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Oaktree Fund Administration, LLC, as the administrative agent (as amended, amended and restated, supplemented or otherwise modified from time to time) in accordance with the terms of the Intercreditor Agreement.

“Obligations” shall mean any and all obligations of the Company under the Transaction Documents.

“OFAC” shall have the meaning set forth in the definition of “Anti-Terrorism Laws.” “Ordinary Course” shall mean ordinary course of business or ordinary trade activities,

including, with respect to the Company, ordinary course of Development and Commercialization of the Product and related licensing activities, in each case, that are customary for similar businesses in the normal course of their ordinary operations and not while in financial distress.

“Organic Document” means, for any Person, such Person’s formation documents, including, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to such Person’s Equity Interests, or any equivalent document of any of the foregoing.

“Other Connection Taxes” shall mean, with respect to each Purchaser, Taxes imposed as a result of a present or former connection between such Purchaser and the jurisdiction imposing

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such

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Tax (other than connections arising from such Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction Document).

“Other Intercreditor Agreement” shall mean an intercreditor agreement, among, the lenders or any administrative agent, trustee or representative under any secured Indebtedness incurred by the Company and/or any Subsidiary or any agent, representative or trustee acting on behalf of such holders, and Oaktree Fund Administration, LLC, as Administrative Agent (or any successor thereto) on behalf of the Purchasers, and if applicable, acknowledged by the Company and each Subsidiary as named therein, on terms and conditions substantially consistent with the Intercreditor Agreement or otherwise in form and substance satisfactory to the Administrative Agent, as amended, providing for the relative rights and priorities of the first lien claimholders (or such comparable term) and the second lien claimholders (or such comparable term) with respect to the collateral (or such comparable term), amended and restated, supplement and otherwise modified from time to time in accordance with the terms thereof.

“Other Product Revenue” shall mean, during the Term, all payments and other consideration received by the Company and its Affiliates from any Licensee with respect to the Company’s rights in Product Intellectual Property, to a Third Party Licensee pursuant to a License Agrement in connection with the Development and/or Commercialization of the Product but solely to the extent such consideration pertains to grants of rights pertaining to the United States and not elsewhere, including any (a) license fees, (b) royalties (including on sales of the Product by such Licensees), (c) commercial or sales-based milestone payments based on achievement of certain Product net sales thresholds (including by such Licensees), (d) milestone payments for the achievement of clinical, regulatory submissions or approvals or other development milestones (including by such Licensees) and (e) milestone payments based exclusively on achievement of first commercial sales in a certain jurisdiction (including by such Licensees); but excluding all: (i) payments made by any such Licensee to the extent classified as the Net Sales of the Company or its Affiliates; (ii) payments for equity or debt securities of the Company and its Affiliates that are at or below the fair market value of such securities on the date of receipt; (iii) bona fide research and development funding received by the Company and its Affiliates from any such Licensee for the Company and its Affiliates’ performance of specified research and development work with respect to the Product (e.g., FTE funding), and reimbursement by such Licensee of documented external costs incurred by the Company and its Affiliates for specified research and development work with respect to the Product contracted by the Company and its Affiliates to Third-Party service providers, in each case, specifically for such specified research and development work; and (iv) payments and reimbursements by such Licensees of patent prosecution and maintenance costs actually incurred by the Company and its Affiliates in the prosecution and maintenance of Patents, in each case, determined on a consolidated basis in accordance with GAAP during the Term. For the avoidance of doubt, Other Product Revenue shall not include (i) any royalties included as Net Sales or (ii) any payments or other consideration received by the Company or its Affiliates from any Licensee with respect to the Development and/or Commercialization of the Product; provided such payments are not in lieu of royalty payments.

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution,

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delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Party” and “Parties” shall have the meaning set forth in the preamble.

“Patents” shall mean: (i) all domestic, national, regional and foreign patents, patent rights, patent applications, provisional applications, patent disclosures and Invention disclosures issued or filed; (ii) any patent applications filed from such patents, patent rights, patent applications, provisional applications, patent disclosures and Invention disclosures claiming priority to any of these, including renewals, divisionals, continuations, continuations-in-part, substitutions, provisionals, converted provisionals, and continued prosecution applications; (iii) any patents that have issued or in the future issue from the foregoing described in clauses (i) and (ii), including utility models, petty patents and design patents and certificates of invention; and (iv) all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations, revisions, and term extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications described in clauses (i), (ii) and (iii), including the Inventions claimed in any of the foregoing and any priority rights arising therefrom.

“Patent Term Extensions” shall have the meaning set forth in Section 5.06(a). “Payment Recipient” has the meaning set forth in Section 8.14(a).

“PBGC” shall mean the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permits” shall mean licenses, Governmental Licenses, certificates, accreditations, Regulatory Approvals, other authorizations, registrations, permits, consents, clearances and approvals required in connection with the conduct of the Company’s or any Subsidiary’s business or to comply with any applicable Laws, and those issued by state governments for the conduct of the Company’s or any Subsidiary’s business.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Company’s common stock (or other securities or property following a merger event, reclassification or other similar fundamental change of the Company, or adjustment with respect to the common stock of the Company) that is

(A)
purchased or otherwise entered into by the Company in connection with the issuance of any Permitted Convertible Debt, (B) settled in common stock of the Company, cash or a combination thereof (such amount of cash determined by reference to the price of the Company’s common stock), and cash in lieu of fractional shares of common stock of the Company and (C) on terms and conditions customary for bond hedge transactions in respect of transactions related to public market convertible indebtedness (pursuant to a public offering or an offering under Rule 144A or Regulation S of the Securities Act) as reasonably determined by the Company.

“Permitted Convertible Debt” means Indebtedness having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into common stock of

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the Company, cash or a combination thereof; provided, that (i) such Permitted Convertible Debt

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shall be unsecured, (ii) such Permitted Convertible Debt shall have recourse only to the Company,

(iii)
such Permitted Convertible Debt shall not include any financial maintenance covenants and shall only include covenants, defaults and conversion rights that are customary for public market convertible indebtedness (pursuant to a public offering or an offering under Rule 144A or Regulation S of the Securities Act) as of the date of issuance, as determined by the Company in its good faith judgment, (iv) no Put Option Event shall have occurred and be continuing at the time of incurrence of such Permitted Convertible Debt or would result therefrom, (v) such Permitted Convertible Debt shall not have a scheduled maturity date and shall not be subject to any mandatory repurchase or redemption (other than in connection with a customary change of control or “fundamental change” provision) earlier than 180 calendar days after February 15, 2027, (vi) such Permitted Convertible Debt shall not have an all-in-yield greater than 550 basis points as determined in good faith by the Administrative Agent (with any original issue discount equated to interested based on the maturity date of such Permitted Convertible Debt and excluding any additional or special interest that may become payable from time to time) and (vii) the Company shall have delivered to the Administrative Agent a certificate of the president, chief executive officer, chief financial officer or similar officer of the Company certifying as to the foregoing clauses (i) through (vi).

“Permitted Hedging Agreement” means a Hedging Agreement entered into by the Company in the Ordinary Course for the purpose of hedging currency risks or interest rate risks (and not for speculative purposes) and (x) with respect to hedging currency risks, in an aggregate notional amount for all such Hedging Agreements not in excess of $10,000,000 (or the Equivalent Amount in other currencies) and (y) with respect to hedging interest rate risks, in an aggregate notional amount for all such Hedging Agreements not in excess of 100% of the principal amount of the loans outstanding under the Oaktree Term Loan Facility and any Permitted Loan Refinancings thereof.

“Permitted Indebtedness” shall mean:

(a)
any payment obligations hereunder to the extent constituting Indebtedness;

(b)
Indebtedness existing on the date hereof and set forth on Schedule 3.17(a) and Permitted Refinancings thereof;

(c)
accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of the Company’s or such Subsidiary’s business in accordance with customary terms and paid within ninety days of the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

(d)
Indebtedness consisting of guarantees resulting from the endorsement of negotiable instruments for collection in the Ordinary Course;

(e)
Indebtedness under the Oaktree Term Loan Facility and any Permitted Loan Refinancings thereof;

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(f)
Indebtedness of the Company or its Subsidiaries owing to the Company or any of the Company’s Subsidiaries; provided that any such Indebtedness shall not exceed $5,000,000 in the aggregate outstanding at any time;

(g)
Ordinary Course capital lease obligations and purchase money Indebtedness; provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto and (ii) the outstanding principal amount of such Indebtedness does not exceed $5,000,000 in the aggregate at any time;

(h)
other Indebtedness in an aggregate outstanding principal amount not to exceed

$5,000,000 (or the Equivalent Amount in other currencies);

(i)
guarantees by the Company or its Subsidiaries of Permitted Indebtedness;

(j)
Indebtedness in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created, or related to obligations or liabilities incurred, in the Ordinary Course, including in respect of workers compensation claims, health, disability or other employee benefits or property, leases, commercial Contracts, casualty or liability insurance or self- insurance or other reimbursement-type obligations regarding workers compensation claims;

(k)
Indebtedness arising in connection with the financing of insurance premiums in the Ordinary Course;

(l)
Indebtedness in respect of (i) performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations arising in the Ordinary Course and (ii) customary and Ordinary Course indemnification obligations in connection with Permitted Acquisitions;

(m)
Indebtedness in respect of netting services, overdraft protections, business credit cards, purchasing cards, payment processing, automatic clearinghouse arrangements, arrangements in respect of pooled deposit or sweep accounts, check endorsement guarantees, and otherwise in connection with deposit accounts or cash management services in each case in the Ordinary Course;

(n)
purchase price adjustments, indemnity payments and other deferred purchase price obligations in connection with any acquisition;

(o)
Permitted Convertible Debt in an aggregate principal amount not to exceed

$150,000,000 in principal aggregate amount at any time outstanding;

(p)
Indebtedness under (i) Permitted Hedging Agreements and (ii) Permitted Bond Hedge Transactions not exceeding, net of the proceeds of any Permitted Warrant Transactions entered into in connection therewith, 15% of the proceeds obtained in the related Permitted Convertible Debt Issuance; and

(q)
Indebtedness assumed in any Acquisition; provided that (i) no such Indebtedness (individually) shall exceed 15% of the total purchase price paid in connection with such

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Acquisition, (ii) the aggregate outstanding principal amount of Indebtedness permitted pursuant to

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this clause (q) shall not exceed $10,000,000 (or the Equivalent Amount in other currencies) at any time outstanding and (iii) no such Indebtedness was created or incurred in connection with, or in contemplation of, such Acquisition.

“Permitted Licensing Agreement” means any non-exclusive or exclusive outbound license for the use of Product Intellectual Property entered into in the Ordinary Course; provided, that the license (i) is negotiated at arm’s length for fair market value, (ii) is approved by the Board, (iii) does not restrict the ability of Company or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise dispose of any such Product Intellectual Property, (iv) is commercially reasonable, (v) does not provide for a sale or assignment of any Intellectual Property and (vi) if exclusive, (A) is suitably limited in scope with respect to only geographical territory outside the United States and so as to be commensurante with the Development and Commercialization rights granted to the licensee or (B) is with respect to only any delivery device or mechanism that delivers a pharmaceutical product (including the precision olefactory delivery platform technology known as POD Technology) other than for use in connection with any individual indication or variation of Trudhesa or any combination ofTrudhesa, or any indication or variation thereof, with any other product.

“Permitted Liens” shall mean:

(a)
Liens created in favor of the Purchasers on or after the Effective Date pursuant to the Security Agreement and any other Transaction Document;

(b)
Liens securing Ordinary Course capital lease obligations; provided that such Liens are restricted solely to the collateral described in subsection (g) of the definition of “Permitted Indebtedness;”

(c)
Liens imposed by any Law arising in the Ordinary Course, including (but not limited to) carriers’, warehousemen’s, suppliers’, landlords’, and mechanics’ liens, liens relating to leasehold improvements and other similar Liens arising in the Ordinary Course which (x) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operations of the business of such Person and would not otherwise constitute a Put Option Event or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens and for which adequate reserves have been made if required in accordance with GAAP;

(d)
pledges or deposits made in the Ordinary Course in connection with bids, contract leases, appeal bonds, workers’ compensation, unemployment insurance or other similar social security legislation;

(e)
Liens securing Taxes, assessments and other governmental charges, the payment of which either (i) is not yet due and payable or (ii) is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

(f)
any Liens set forth on Schedule 3.04(a) and renewals and extensions thereof in connection with Permitted Refinancings of the Indebtedness being secured by such Lien; provided

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that (i) no such Lien (including any renewal or extension thereof) shall extend to any other property

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or asset of the Company or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and renewals, extensions and replacements thereof in connection with Permitted Refinancings of the Indebtedness being secured by such Lien that do not increase the outstanding principal amount thereof other than by an amount equal to unpaid interest and premiums thereon, including tender premium, and any customary and reasonable underwriting discounts, fees, commissions and expenses associated with such extension, renewal or replacement;

(g)
servitudes, easements, rights of way, restrictions and other similar encumbrances on real property imposed by any Law and Liens consisting of zoning or building restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Subsidiaries;

(h)
with respect to any real property, (i) such defects or encroachments as might be revealed by an up-to-date survey of such real property; (ii) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real property pursuant to all applicable Laws; and (iii) rights of expropriation, access or user or any similar right conferred or reserved by or in any Law, which, in the aggregate for clauses (i), (ii) and (iii) are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Subsidiaries;

(i)
bankers’ liens, rights of setoff and similar Liens incurred on deposits or other assets credited to any deposit or securities account made in the Ordinary Course;

(j)
any Liens to secure any Permitted Indebtedness (provided that in the case of the Oaktree Term Loan Facility, such Liens shall be subject to the Intercreditor Agreement); provided that (i) such Lien is not created in contemplation of or in connection with any acquisition pursuant to which such Indebtedness was assumed, (ii) such Lien shall not apply to any other property or assets of the Company or any of its Subsidiaries other than the assets subject to such Liens immediately prior to the consummation of such and (iii) such Lien shall secure only those obligations that it secured immediately prior to the consummation of such acquisition and Permitted Refinancings thereof and (b) in the case of Liens securing Indebtedness described in clause (n) of the definition of Permitted Indebtedness, such Liens extend only to the assets being financed, the products and proceeds thereof and books and records related thereto;

(k)
Liens securing indebtedness described under subsections (j), (k), (l) and (m) of the definition of “Permitted Indebtedness” and which are subject to the Intercreditor Agreement or Other Intercreditor Agreement;

(l)
any judgment lien or lien arising from decrees or attachments not constituting a Put Option Event;

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(m)
Liens arising from precautionary UCC financing statement filings regarding operating leases of personal property and consignment arrangements entered into in the Ordinary Course;

(n)
other Liens which secure obligations in an aggregate amount not to exceed

$5,000,000 at any time outstanding;

(o)
Liens provided pursuant to the Oaktree Term Loan Facility or any Permitted Loan Refinancing thereof and which are subject to the Intercreditor Agreement or Other Intercreditor Agreement;

(p)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and incurred in the Ordinary Course;

(q)
(i) Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security and other like obligations incurred in the Ordinary Course (other than Liens imposed by ERISA) and (ii) deposits in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the Ordinary Course;

(r)
(i) Permitted Licensing Agreements and (ii) interests or title of licensors and restrictions imposed by existing License Agreements;

(s)
Liens securing Indebtedness permitted under clause (q) of the definition of “Permitted Indebtedness”; provided that (i) such Lien is not created in contemplation of or in connection with such Acquisition pursuant to which such Indebtedness was assumed, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary other than the assets subject to such Liens immediately prior to the consummation of such and (iii) such Lien shall secure only those obligations that it secured immediately prior to the consummation of such Acquisition and Permitted Refinancings thereof;

(t)
Liens on cash and cash equivalents under Permitted Hedging Agreements;

(u)
to the extent constituting a Lien, customary cash escrow arrangements securing indemnification obligations associated with an Acquisition or any other investment not to exceed

$5,000,000;

(v)
Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(w)
Interests of licensors under inbound licenses to any Obligor; and

(x)
the interests of sub-lessees under subleases of real property and statutory or common law Liens of landlords.

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“Permitted Refinancing” shall mean, with respect to any Indebtedness permitted to be modified, refinanced, replaced, refunded, replaced, renewed or extended hereunder, any modification, refinancing, refunding, replacement, renewal or extension of such Indebtedness; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, replaced, renewed or extended except by an amount equal to unpaid accrued interest and premium (including any tender premium, and any customary and reasonable underwriting discounts, fees, commissions and expenses associated with such extension, renewal or replacement) thereon plus other amounts paid, and fees and expenses incurred (including any original issue discount and commitment fees), in connection with such modification, refinancing, refunding, replacement, renewal or extension and by an amount equal to any existing revolving commitments unutilized thereunder, and (ii) the Indebtedness resulting from such modification, refinancing, replacement, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended (other than customary bridge loans that are exchangeable into loans, notes or securities).

“Permitted Loan Refinancing” shall mean, with respect to the Oaktree Term Loan Facility, any modification, refinancing, refunding, replacement, renewal or extension of such Indebtedness (including any term loan facility, revolving loan facility or combination thereof); provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Oaktree Term Loan Facility except by an amount equal to unpaid accrued interest and premium (including any customary and reasonable underwriting discounts, fees, commissions and expenses associated with such extension, renewal or replacement) thereon plus other amounts paid, and fees and expenses incurred (including any original issue discount and commitment fees), in connection with such modification, refinancing, refunding, replacement, renewal or extension and by an amount equal to any existing revolving commitments unutilized thereunder plus $25,000,000; provided that upon the occurrence of the Minimum Return Date, the principal amount of any Permitted Loan Refinancing shall be unlimited, (ii) the Yield of such Indebtedness resulting from such modification, refinancing, refunding, replacement, renewal or extension does not result in the Company paying an interest rate exceeding the Yield Cap and (iii) the creditors for such Indebtedness, or any administrative agent thereof on behalf of the creditors, resulting from such modification, refinancing, refunding, replacement, renewal or extension shall enter into an Other Intercreditor Agreement.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Company’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Company) sold by the Company and with recourse to the Company only, substantially concurrently with any purchase by the Company of a Permitted Bond Hedge Transaction and settled in common stock of the Company, cash or a combination thereof (such amount of cash determined by reference to the price of the Company’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Company, with a strike price higher than the strike price of the Permitted Bond Hedge Transaction.

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“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Primary Obligor” shall have the meaning set forth in the definition of “Guarantee.” “Product” shall mean the pharmaceutical product that has been Developed, is being

Developed, and will be Developed and/or Commercialized during the Term by the Company, its Affiliates or its Licensees comprising Trudhesa, including any improvements or modifications thereto, across all marketed indications in the United States, in any and all dosage forms, presentations, dosages and formations and whether alone or in combination with one or more other therapeutically active pharmaceutical ingredients, including any improvements thereto or modifications thereof.

“Product Authorizations” shall mean any and all approvals of any Governmental Authority, including Regulatory Approvals, whether U.S. or non-U.S. (including the NDA and all applicable biologics license applications, investigational new drug applications, Product Standards, supplements, amendments, pre- and post- approvals, governmental price and reimbursement approvals and approvals of applications for regulatory exclusivity) of any Governmental Authority, in each case, necessary to be held or maintained by, or for the benefit of, the Company or any of its Subsidiaries or its Affiliates for the ownership, use, Development and/or Commercialization of the Product or for any Product Commercialization and Development Activities with respect thereto in any jurisdiction.

“Product Commercialization and Development Activities” shall mean, with respect to the Product and any device or mechanism that delivers the Product, any combination of research, Development, manufacture, import, use, sale, licensing, importation, exportation, shipping, storage, handling, design, labeling, marketing, promotion, supply, distribution, testing, packaging, purchasing or other Commercialization activities, receipt of payment in respect of any of the foregoing (including, in respect of licensing, royalty milestone or similar payments), or any similar or other activities the purpose of which is to commercially exploit the Product.

“Product Intellectual Property” means Intellectual Property that (a) is Controlled by the Company or any of its Subsidiaries and (b) claims or covers the Product, any Product Commercialization and Development Activities, including device or mechanism that delivers the Product, and including any non-published and proprietary information or data contained in any NDA for the Product or any such device or mechanism.

“Product Patent” means any Patent that constitutes Product Intellectual Property. “Product Standards” shall mean all safety, quality and other specifications and standards applicable to the Product, including all pharmaceutical, biological and other standards promulgated

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by any of the organizations that create, sponsor or maintain safety, quality or other standards, including ISO, ANSI, CEN and SCC and the like.

“Prohibited Payment” shall mean any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any Law for the purpose of influencing any act or decision of such payee in his official capacity, inducing such payee to do or omit to do any act in violation of his lawful duty, securing any improper advantage or inducing such payee to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.

“Proportionate Share” shall mean, with respect to any Purchaser, the percentage obtained by dividing (i) such Purchaser’s Commitment by (ii) the Purchase Price.

“Purchase Price” shall mean $50,000,000 (Fifty Million U.S. Dollars).

“Purchasers” shall have the meaning set forth in the preamble, and shall also include any permitted successors or assigns thereof.

“Purchaser Indemnified Party” shall have the meaning set forth in Section 7.05(a). “Put/Call Price” shall mean (i) as of any date before the one-year anniversary of the

Effective Date, an amount equal to (a) 1.25 multiplied by (b) the Purchase Price, (ii) as of any date on or after the one-year anniversary of the Effective Date and before the two-year anniversary of the Effective Date, an amount equal to (a) 1.40 multiplied by (b) the Purchase Price, (iii) as of any date on or after the two-year anniversary of the Effective Date and before the three-year anniversary of the Effective Date, an amount equal to (a) 1.55 multiplied by (b) the Purchase Price, and (iv) as of any date on or after the three-year anniversary of the Effective Date, an amount equal to (a) 1.75 multiplied by (b) the Purchase Price, in each case net of the sum of any Revenue Interest Payments and Ex-U.S. Royalty Payments received by the Purchasers prior to such Put Option Closing Date or Call Option Closing Date, as applicable.

“Put Option” shall have the meaning set forth in Section 5.05(a)(i).

“Put Option Closing Date” shall have the meaning set forth in Section 5.05(a)(i). “Put Option Event” shall mean any one of the following events:

(a)
any Bankruptcy Event;

(b)
a Change of Control shall have occurred; or

(c)
any sale, out-licensing of all or substantially all of the rights in and to the Product in the United States or other form of divestment of all or substantially all of the rights in and to the Product; or

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(d)
the Company shall fail (i) to pay, when and as required to be paid herein, any amount of any Revenue Interest Payment or Ex-U.S. Royalty Payment when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for prepayment thereof or otherwise, or (ii) to pay or reimburse the Purchasers for any other Obligations not described in the preceding clause (i) within ten (10) Business Days following the due date therefor (or, if there is no due date therefor, within ten (10) Business Days following the Purchasers’ demand for any such payment or reimbursement); or

(e)
the Company or any Subsidiary shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Transaction Documents (other than any provision embodied in or covered by any other clause of this definition) and such failure shall reasonably be expected to have a Material Adverse Effect, and, in the case of any failure that is capable of cure, the same shall remain unremedied for thirty (30) days or more following the earlier to occur of (a) notice thereof furnished to the Company by the Purchasers and (b) the date any officer of the Company has (or reasonably should have had) knowledge of the occurrence of the acts or omissions that constitute such failure.

“Put Option Trigger” shall have the meaning set forth in Section 5.05(a)(i).

“Qualified Equity Interest” shall mean, with respect to any Person, any Equity Interest of such Person that is not a Disqualified Equity Interest.

“Qualified Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by the Company or any ERISA Affiliate thereof or to which the Company or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (ii) that is intended to be tax qualified under Section 401(a) of the Code.

“Quarterly Report” shall mean, with respect to the relevant Fiscal Quarter of the Company, a report showing the Revenue Interest Payment and Ex-U.S. Royalty Payment due to the Administrative Agent for such Fiscal Quarter, which report shall include a calculation of Included Product Revenue, including Net Sales and Other Product Revenue, and Ex-U.S. Royalties, in each case, to the extent applicable, the adjustments and other reconciliations used to arrive at Included Product Revenue and Ex-U.S. Royalties reconciled, in each case, to the most applicable line item in the Company’s consolidated statements of operations.

“Referral Source” has the meaning set forth in Section 3.09(c). “Register” shall have the meaning set forth in Section 5.10(h).

“Registered Product IP” means all Product Intellectual Property that is issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or domain name registrar.

“Regulatory Approval” shall mean all approvals, product and/or establishment licenses, registrations, certificates, permits, authorizations and supplements thereto, as well as associated materials (including the product dossier) of any Regulatory Authority necessary for the

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manufacture, use, storage, import, export, transport, or Commercialization of the Product.

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“Regulatory Authority” shall mean any Governmental Authority, whether U.S. or non- U.S., that is concerned with or has regulatory or supervisory oversight with respect to any Product or any Product Commercialization and Development Activities relating to any Product, including the FDA and all equivalent Governmental Authorities, whether U.S. or non-U.S.

“Representatives” has the meaning set forth in Section 7.18.

“Resignation Effective Date” has the meaning set forth in Section 8.09(a). “Revenue Interest Payment(s)” has the meaning set forth in Section 2.02(a).

“Safety Notices” shall mean any recalls, field notifications, market withdrawals, warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action issued or instigated by the Company, any Subsidiary or any Governmental Authority relating to an alleged lack of safety or regulatory compliance of the Product.

“Sanction” shall mean any international economic or financial sanction or trade embargo imposed, administered or enforced from time to time by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union or its Member States, Her Majesty’s Treasury or other relevant sanctions authority where the Company is located or conducts business.

“Secured Parties” means the Purchasers, the Administrative Agent and any of their respective permitted transferees or assigns.

“Security Agreement” shall mean the Security Agreement between the Company and the Administrative Agent providing for, among other things, the grant by the Company in favor of the Administrative Agent, for the benefit of the Secured Parties, of a valid continuing, perfected lien on and security interest in, the Collateral, which Security Agreement shall be substantially in the form of Exhibit A.

“Selling Party” has the meaning set forth in the definition of “Net Sales”.

“Subsidiary” shall mean, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one or more intermediaries.

“Tax” or “Taxes” shall mean any federal, state, local or foreign tax, levy, impost, duty, assessment, fee, deduction or withholding (including backup withholding) or other charge, including all excise, sales, use, value added, transfer, stamp, documentary, filing, recordation and other fees imposed by any taxing authority (and interest, fines, penalties and additions related thereto).

“Tax Debt Instrument” Shall have the meaning set forth in Section 7.08.

“Tax Return” shall mean any report, return, form (including elections, declarations, statements, amendments, claims for refund, schedules, information returns or attachments thereto) or other information supplied or required to be supplied to a Governmental Authority with respect

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to Taxes.

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“Term” shall mean the period from and including the Effective Date through and including the earlier of (i) February 15, 2031 and (ii) the date this Agreement is terminated pursuant to Section 6.01.

“Term Sheet” shall mean the Letter of Intent between the Company and Oaktree Capital Management, L.P., dated January 12, 2021.

“Third Party” shall mean any Person other than the Purchasers or the Company.

“Title IV Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by the Company or any ERISA Affiliate thereof or to which the Company or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Trademarks” means all trade names, trademarks and service marks, trade dress, corporate names, logos, Internet domain names, IP addresses, social media handles, uniform resource locators and other indicia of origin, trademark and service mark registrations, and applications for trademark and service mark registrations, whether or not registered, and any and all common law rights thereto, including (i) all renewals of trademark and service mark registrations and (ii) all rights whatsoever accruing thereunder or pertaining thereto throughout the world, together, in each case, with the goodwill of the business connected with the use thereof and symbolized thereby.

“Trade Secrets” means all know-how, trade secrets and other proprietary or confidential information, any information of a scientific, technical, or business nature in any form or medium, Inventions and Invention disclosures, all documented research, developmental, demonstration or engineering work (including all novel manufacturing methods), and all other technical data, clinical data and information related thereto, including laboratory notebooks, chemical and biological materials (including any compounds, DNA, RNA, clones, vectors, cells and any expression product, progeny, derivatives or improvements thereto) and the results of experimentation and testing, including samples.

“Transaction Documents” shall mean, collectively, this Agreement, the Security Agreement, the Intercreditor Agreement, any Other Intercreditor Agreement and any related ancillary documents or agreements.

“Trudhesa” means dihydroergotamine mesylate nasal spray for migraine designed to deliver medication to the ideal place in the nose for rapid absorption.

“UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“UCC Financing Statements” shall mean the UCC-1 financing statements, in form and substance reasonably satisfactory to the Administrative Agent and the Purchasers, that shall be filed by the Purchasers at or promptly following the Effective Date, as well as any additional UCC- 1 financing statements or amendments thereto as reasonably requested from time to time, to perfect the Purchasers’ security interest in the Collateral.

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“United States” shall mean the United States of America (including the District of Columbia, its territories and Puerto Rico).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying

(i)
the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) then outstanding principal amount of such Indebtedness.

“Withdrawal Liability” shall mean, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

“Yield” shall mean, with respect to any Indebtedness resulting from a Permitted Loan Refinancing, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, an interest rate benchmark floor, or otherwise, in each case, incurred or payable by the Company generally to all the lenders or holders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a four (4) year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness).

“Yield Cap” shall mean the Yield of the Oaktree Term Loan Facility plus 100 basis points.

ARTICLE II

PURCHASE OF ASSIGNED INTERESTS

Section 2.01 Purchase.

Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell, assign, transfer and convey to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, free and clear of all Liens (except Permitted Liens), all of the Company’s rights and interests in and to the Assigned Interests on the Effective Date, in accordance with such Purchasers’ Proportionate Share as set forth on Schedule 1. The Purchasers’ ownership interest in the Assigned Interests so acquired shall vest immediately and automatically upon the Effective Date, subject to the termination provisions of Section 6.01.

Section 2.02 Payments by the Company.

(a)
Payments in Respect of the Assigned Interests. In connection with the purchase of the Assigned Interests, and subject to the terms and conditions of this Agreement, the Purchasers shall be entitled to receive (i) an amount equal to the product of the Applicable Percentage multiplied by the applicable Included Product Revenues during the Term, (such payments, the “Revenue Interest Payments”) and (ii) an amount equal to the product of the Ex-U.S. Royalty Percentage multiplied by the Ex-U.S. Royalties during the Term (such payments, the “Ex-U.S. Royalty Payments”), as provided in this Section 2.02.

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(b)
Additional Payments; Hard Cap.

(i)
If the Purchasers have not received Revenue Interest Payments and Ex-U.S. Royalty Payments from the Company pursuant to this Agreement in an aggregate amount equal to the Hard Cap by February 15, 2031, the Company shall make a payment to the Purchasers on February 15, 2031 in an amount equal to such deficit, which payment shall be deemed a Revenue Interest Payment.

(ii)
Notwithstanding anything else set forth herein to the contrary, in no event shall the aggregate amount of any Revenue Interest Payment or Ex-U.S. Royalty Payment made by Company to the Purchasers under this Agreement exceed the Hard Cap.

(c)
Quarterly Payments. On a quarterly basis for each Fiscal Quarter during the Term (subject to the Hard Cap), concurrently with the delivery of the Quarterly Report to the Administrative Agent as set forth in Section 5.01(f) (but in no event later than sixty (60) days following the end of each Fiscal Quarter), the Company shall pay to the Administrative Agent for the account of the Purchasers an amount equal to the Revenue Interest Payment and the Ex-U.S. Royalty Payment, as applicable, for such Fiscal Quarter to the Purchasers. Except as otherwise provided in this Agreement, each payment by the Company will be deemed to be made ratably in accordance with the Purchasers’ Proportionate Shares.

(d)
[Reserved].

(e)
Payment Procedure. Any payments to be made by the Company to the Purchasers hereunder or under any other Transaction Document shall be made by wire transfer of immediately available funds to the account designated by the Administrative Agent prior to the date thereof.

(f)
Effectiveness. Notwithstanding the foregoing, the payment provisions set forth in this Section 2.02 shall only become operative upon the occurrence of the Effective Date.

Section 2.03 Effective Date; Effective Date Deliveries; Payment of Purchase Price; Payments by the Company.

(a)
Effective Date. This Agreement shall become effective subject to the fulfillment, to the sole satisfaction of the Purchasers, of all of the following conditions precedent:

(i)
This Agreement and the other Transaction Documents shall have been executed and delivered to the Purchasers by each party thereto in each case, in form and substance satisfactory to the Administrative Agent.

(ii)
The Company shall have delivered to the Administrative Agent (x) a copy of a good standing certificate of the Company, dated a date reasonably close to the Effective Date, and (y) a duly executed secretary’s certificate, dated as of the Effective Date, as to:
(a)
resolutions of the Board then in full force and effect authorizing the execution, delivery and performance of each Transaction Document to be executed by the Company; (b) the incumbency and signatures of officers authorized to execute and deliver each Transaction Document to be executed by the Company; and the full force and validity of

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the articles or certificate of incorporation or bylaws (or other organizational or constitutional documents)

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of the Company and copies thereof; which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent.

(iii)
The Purchasers shall have received executed counterparts of the Security Agreement, in form and substance reasonably acceptable to the Purchasers, dated as of the Effective Date, duly executed and delivered by the Company, together with all documents required to be delivered or filed under the Security Agreement and evidence satisfactory to it that arrangements have been made with respect to all registrations, notices or actions required under the Security Agreement to be effected (including the UCC Financing Statements), given or made in order to establish a valid and perfected first priority security interest in the Collateral in accordance with the terms of the Security Agreement and the Intercreditor Agreement.

(iv)
The representations and warranties made by the Company in Article III hereof and in the other Transaction Documents shall be true and correct in all material respects as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects).

(v)
[Reserved.]

(vi)
No event shall have occurred or be continuing that would constitute a Put Option Event hereunder.

(vii)
The Purchasers shall have received satisfactory evidence that the Company has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereunder and thereunder.

(viii)
The Purchasers shall be satisfied in their sole discretion that there shall not exist any event or condition that constitutes, or could reasonably be expected to constitute, a Material Adverse Change.

(ix)
The Company shall have delivered to the Administrative Agent and the Purchasers an opinion of counsel to the Company reasonably acceptable to the Administrative Agent and the Purchasers, and their respective counsel as to matters relating to the Company and the Transaction Documents.

(x)
The Administrative Agent shall have received the Financial Statements, or such information shall be publicly available on “EDGAR”.

(xi)
The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Purchasers, dated as of the Effective Date, duly executed and delivered by an officer of the Company, certifying that the conditions set forth in clauses (iv), (vi), (vii) and (viii) of this Section 2.03(a) have been satisfied.

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(xii)
The Administrative Agent shall be satisfied with Lien searches regarding the Company made as of a date reasonably close to the Effective Date.

(b)
Purchase Procedures. At least five (5) Business Days prior to the Effective Date, the Company shall deliver to the Administrative Agent an irrevocable Funding Notice in the form of Exhibit B signed by a duly authorized representative of the Company (which notice, if received by the Administrative Agent on a day that is not a Business Day or after 10:00 A.M. (Eastern time) on a Business Day, shall be deemed to have been delivered on the next Business Day). Each Funding Notice shall be for the full amount of the Purchase Price and no Funding Notice for less than such full amount shall be permitted.

(c)
Payment of Purchase Price. Promptly following receipt of any Funding Notice from the Company, the Administrative Agent shall advise each Purchaser of the details thereof and of the amount of each Purchaser’s Commitment to be funded. Each Purchaser shall pay its Proportionate Share of the Purchase Price, as applicable, solely by wire transfer in immediately available funds, by 2:00 p.m. New York City Time on the funding date specified in the Funding Notice to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Purchasers. Upon receipt of all funds the Administrative Agent will deliver the Purchaser Price to the Company promptly by wire transfer of the amounts so received, in like funds, to an account designated by the Company in the applicable Funding Notice.

Section 2.04 No Assumed Obligations.

Notwithstanding any provision in this Agreement or any other writing to the contrary, the Purchasers are acquiring only the Assigned Interests and are not assuming any liability or obligation of the Company or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, whether under any Transaction Document or otherwise (the “Excluded Liabilities and Obligations”). The Purchasers expressly do not assume or agree to be responsible for any Excluded Liabilities and Obligations and all such liabilities and obligations shall be retained by and remain solely obligations and liabilities of the Company or its Affiliates.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Administrative Agent and the Purchasers on the Effective Date the following:

Section 3.01 Organization.

Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of formation and has all corporate or other powers and all licenses, authorizations, consents and approvals required to carry on its respective business as now conducted and as proposed to be conducted in connection with the transactions contemplated by the Transaction Documents. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to do so would be reasonably expected to have a Material Adverse Effect. The

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Company has no direct or indirect Subsidiaries, other than those disclosed to the Purchaser in

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writing on or prior to the date hereof (including as disclosed in its public filings with the Securities and Exchange Commission).

Section 3.02 Authorization.

The Company has all necessary power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The Transaction Documents have been duly authorized, executed and delivered by the Company and each Transaction Document constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.03 Governmental Authorization.

None of the execution, delivery and performance by the Company of the Transaction Documents, or the consummation by the Company of the transactions thereunder, (i) requires any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except for (x) such as have been obtained or made and are in full force and effect and (y) filings and recordings in respect of perfecting or recording the Liens created pursuant to the Security Agreement, (ii) will violate (1) any Law, (2) any Organic Document of the Company or any of its Subsidiaries or (3) any order of any Governmental Authority, that in the case of clause (ii)(1) or clause (ii)(3), individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (iii) will result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries.

Section 3.04 Ownership.

(a)
The Company Controls all of the Intellectual Property and the Regulatory Approvals which it purports to Control that are necessary for or material to the Product or any Product Commercialization and Development Activities, in each case, free and clear of all Liens (other than Permitted Liens). Neither the Company nor any of its Subsidiaries have entered into any Contract granting any license or covenant not to sue under any Product Intellectual Property, except for Permitted Licensing Agreements or as set forth on Schedule 3.04(a).

(b)
The Company owns, and is the sole holder of, and/or has and holds a valid, written, enforceable and subsisting license to, all of those other assets of which it is aware that are material to, or otherwise necessary for the conduct of its business related to the Product (including any Product Commercialization and Development Activities), in each case, free and clear of any and all Liens (other than Permitted Liens). Except as set forth on Schedule 3.04(b), the Company has not transferred, sold, or otherwise disposed of, or agreed to transfer, sell, or otherwise dispose of any portion of the Included Product Revenues or the Ex-U.S. Royalties other than as contemplated by this Agreement.

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Section 3.05 Financial Statements; Material Adverse Change.

(a)
The Company has heretofore furnished to the Purchasers consolidated financial statements required to be delivered pursuant to this Agreement. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Company and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject in the case of the unaudited financial statements to the absence of footnotes, year-end adjustments and other supplementary information required by GAAP.

(b)
Since December 31, 2020, there has been no Material Adverse Change; provided, that for purposes of this Section 3.05(b), the impacts of the COVID-19 pandemic on the business, operations or financial condition of the Company and its Subsidiaries that (i) occurred prior to the Effective Date and (ii) were disclosed in public filings made with the SEC or in writing to the Purchasers, in each case prior to the Effective Date, shall be disregarded.

Section 3.06 No Undisclosed Liabilities.

Except for those liabilities (a) identified in the Financial Statements (including the notes thereto), (b) incurred by the Company in the Ordinary Course since December 31, 2021, or (c) in connection with the Obligations under the Transaction Documents, there are no material liabilities of the Company or its Subsidiaries related to the Product, of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable.

Section 3.07 Solvency.

Assuming consummation of the transactions contemplated by the Transaction Documents,

(a)
the present fair saleable value of the Company’s and its Subsidiaries’ assets on a consolidated basis is greater than the total amount of liabilities of the Company and its Subsidiaries as such liabilities mature, (b) the Company and its Subsidiaries, taken as a whole, do not have unreasonably small capital with which to engage in its business, and (c) the Company and its Subsidiaries, taken as a whole, have not incurred, nor do they have present plans to or intend to incur, debts or liabilities beyond their ability to pay such debts or liabilities as they become absolute and matured.

Section 3.08 Litigation.

Other than as disclosed on Schedule 3.08: (a) there is no Claim pending or, to the knowledge of the Company, threatened in writing against the Company or its Subsidiaries or any governmental inquiry pending or, to the knowledge of the Company, threatened in writing against the Company or its Subsidiaries, in each case which would question the validity of, or could adversely affect the transactions contemplated by any of the Transaction Documents; and (b) there is no Claim pending or, to the knowledge of the Company, threatened in writing against the Company, its Subsidiaries or, to the knowledge of the Company, any other Person relating to the Product, the Intellectual Property, the Regulatory Approvals, the Included Product Revenues, the Ex-U.S. Royalties or the Assigned Interests.

Section 3.09 Compliance with Laws.

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(a)
Neither the Company nor any of its Subsidiaries (a) is in violation of, has violated, or to the knowledge of the Company, is under investigation with respect to, or, (b) has been threatened to be charged with or been given notice of any violation of any Law, rule, ordinance or regulation of, or any judgment, order, writ, decree, permit or license entered by any Governmental Authority applicable to the Company, the Assigned Interests, the Included Product Revenues or the Ex-U.S. Royalties, except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b)
The Company and its Subsidiaries are, and all Product Commercialization and Development Activities of such Persons are being conducted, in material compliance with all applicable Healthcare Laws.

(c)
To the knowledge of the Company, any physician, other licensed healthcare professional, or any other Person who is in a position to refer patients or other business to the Company or any Subsidiaries (collectively, a “Referral Source”) who has a direct ownership, investment, or financial interest in the Company or any such Subsidiary paid fair market value for such ownership, investment or financial interest; any ownership or investment returns distributed to any Referral Source is in proportion to such Referral Source’s ownership, investment or financial interest; and no preferential treatment or more favorable terms were or are offered to such Referral Source compared to investors or owners who are not in a position to refer patients or other business. Neither the Company nor any of its Subsidiaries, directly or indirectly, has or will guarantee a loan, make a payment toward a loan or otherwise subsidize a loan for any Referral Source including, without limitation, any loans related to financing the Referral Source’s ownership, investment or financial interest in the Company or any such Subsidiary.

(d)
Without limiting the generality of the foregoing:

(i)
To the knowledge of the Company, on the one hand, and any Referral Source, on the other hand, any such arrangement: (a) complies, in all material respects, with all applicable Healthcare Laws including, without limitation, the Federal Anti- Kickback Statute, the Stark Law and other applicable anti-kickback and self-referral laws, whether U.S. or non-U.S.; (b) reflects fair market value, has commercially reasonable terms, and was negotiated at arm’s length; and (c) does not obligate the Referral Source to purchase, use, recommend or arrange for the use of any products or services of the Company or any of its Subsidiaries; and

(ii)
the Company and each of its Subsidiaries have implemented policies and procedures to monitor, collect, and report any payments or transfers of value to certain healthcare providers and teaching hospitals, in accordance, in all material respects, with industry standards and the Affordable Care Act of 2010 and the Physician Payments Sunshine Act and their implementing regulations and state disclosure and transparency Laws.

Section 3.10 Conflicts.

Neither the execution and delivery of any of this Agreement or the other Transaction Documents to which the Company is a party nor the performance or consummation of the

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transactions contemplated hereby or thereby will: (a) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (i) any Law or (ii) any contract, agreement, commitment or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective assets or properties is bound or committed that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(b)
contravene, conflict with or result in a breach or violation of any provisions of the articles or certificate of incorporation or bylaws (or other organizational or constitutional documents) of the Company or its Subsidiaries; (c) except for the filing of the UCC Financing Statements required hereunder and filings with the United States Patent and Trademark Office, require any notification to, filing with, or consent of, any Person or Governmental Authority, except such consents that are obtained on or prior to the Effective Date; (d) give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company, its Subsidiaries or any other Person or to a loss of any benefit relating to the Included Product Revenues, the Ex-U.S. Royalties or the Assigned Interests; or (e) other than pursuant to the Security Agreement or any other Transaction Document, result in the creation or imposition of any Lien on the Collateral, except, in the case of the foregoing clauses (a), (c) or (d), for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, be material.

Section 3.11 Subordination.

Subject to the Intercreditor Agreement or Other Intercreditor Agreement, the claims and rights of Purchaser created by any Transaction Document in and to the Assigned Interests are not and shall not be contractually subordinated in right of payment to any creditor of the Company or any other Person.

Section 3.12 Intellectual Property.

(a)
The Company is the sole and exclusive legal and beneficial owner of all right, title and interest in and to all Product Intellectual Property that is, in each case, owned or purported to be owned by the Company, free and clear of any Liens other than Permitted Liens. The Company owns or has sufficient and valid, written rights to use all Intellectual Property used in or material to any Product Commercialization and Development Activities. Without limiting the foregoing, and except as set forth in Schedule 3.12(a):

(i)
other than customary restrictions in in-bound licenses of Intellectual Property and non-disclosure Contracts or as would otherwise be permitted hereunder, there are no judgments, covenants not to sue, grants, Liens (other than Permitted Liens), or other Claims or Contracts relating to any Product Intellectual Property, in each case, which materially restrict the Company or any of its Subsidiaries with respect to the enforcement or other exploitation of any Product Intellectual Property, including any Product Commercialization and Development Activities;

(ii)
except as has not resulted in, and would not reasonably be expected to result in, any material liability or business disruption, the operation and conduct of Product Commercialization and Development Activities by or on behalf of the Company or any of its Subsidiaries, including their use of Product Intellectual Property, does not violate,

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infringe or constitute a misappropriation of, and has not within the past three (3) years violated, infringed or constituted a misappropriation of, any other Person’s rights in or with respect to Intellectual Property;

(iii)
(1) there are no pending Claims, or Claims threatened in writing, against the Company or any of their Subsidiaries asserted by any other Person relating to Intellectual Property, including any Claims alleging ownership, invalidity or unenforceability of any Product Intellectual Property, or infringement, misappropriation, or violation of such Person’s rights in or with respect to Intellectual Property; and (2) neither the Company nor any of its Subsidiaries has received any notice from, or Claim by, any Person that the operation and conduct of the businesses of the Company or any of its Subsidiaries (including any Product Commercialization and Development Activities or the use of Product Intellectual Property), infringes upon, violates or constitutes a misappropriation of, any Intellectual Property of any other Person in each case of clause (1) and (2), that would reasonably be expected to result in material liability or business disruption to the Company or any of their Subsidiaries;

(iv)
to the knowledge of the Company and its Subsidiaries, no Product Intellectual Property is being infringed, violated, or misappropriated by any other Person in any material respect; and neither the Company nor any of its Subsidiaries has put any other Person on notice of such actual or potential infringement, violation or misappropriation of any such Product Intellectual Property, and neither the Company nor any of its Subsidiaries has initiated any Claim with respect to any such Product Intellectual Property;

(v)
to the knowledge of the Company and its Subsidiaries, all current and former employees and contractors that have developed or contributed to the development of any material Intellectual Property relating to the Product for or on behalf of the Company or any of its Subsidiaries has executed written confidentiality and invention assignment agreements with the Company or such Subsidiary, as applicable, that irrevocably and presently assign to the Company or such Subsidiary, as applicable, all rights of such employees and contractors to any such material Intellectual Property, or ownership of such material Intellectual Property has otherwise vested automatically with Obligor or its applicable Subsidiary by operation of Law; and

(vi)
The Company and each of its Subsidiaries has taken commercially reasonable precautions to protect the secrecy, confidentiality and value of its Product Intellectual Property consisting of Trade Secrets.

(c)
Except as set forth in Schedule 3.12(b), and without limiting the representations and warranties in Section 3.12(a):

(i)
each of the issued claims of each Product Patent is valid and enforceable except, as could not reasonably be expected to result in a Material Adverse Effect;

(ii)
subsequent to the issuance of each Product Patent, neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any of its predecessors-in-

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interest has filed any disclaimer or made or permitted any other voluntary reduction in the scope of the Inventions claimed in such Product Patents;

(iii)
to the knowledge of the Company and its Subsidiaries, no allowable or allowed subject matter of any Product Patent is subject to any competing conception claims of allowable or allowed subject matter of any Patents of any third party and have not been the subject of any interference, and no such Patents are or have been the subject of any re- examination, opposition or any other post-grant proceedings, nor is the Company or its Subsidiaries aware of any basis for any such interference, re-examination, opposition, inter partes review, post grant review, or any other post-grant proceedings;

(iv)
no Product Patents have ever been finally adjudicated to be invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and, with the exception of publicly available documents in the applicable patent office with respect to any such Patents, neither the Company nor any of its Subsidiaries has received any written notice asserting that such Patents are invalid, unpatentable or unenforceable;

(v)
all maintenance fees, annuities, and the like due or payable on or with respect to any such Patents have been timely paid; and

(vi)
the Company and each of its Subsidiaries, each of its attorneys, agents and relevant employees, have met the duty of candor and good faith required under 37 C.F.R.

§ 1.56, which includes a duty to disclose all information known to that individual to be “material to patentability,” as such is defined in 37 C.F.R. § 1.56, and complied with any analogous Laws outside the United States.

Section 3.13 Regulatory Approval.

(a)
The Company and each of its Subsidiaries holds, and will continue to hold, either directly or through licensees and agents, all Product Authorizations necessary or required for the Company and each of its Subsidiaries to conduct, in all material respects, their respective operations and businesses in the manner currently conducted and to conduct its Product Commercialization and Development Activities.

(b)
Neither the Company nor its Subsidiaries has received any written notice from the FDA or any Governmental Authority that (i) it is considering suspending, revoking or materially limiting any Product Authorization or (ii) it is not likely to approve any applications made to such Governmental Authority with respect to any of the Products or any Material Contract. The Company and its Subsidiaries have made all material required notices, registrations and reports (including required field alerts or other material reports of adverse drug experiences) and other required material filings with respect to each such Person’s Products and Product Commercialization and Development Activities.

(c)
Except as set forth on Schedule 3.13(c), and without limiting the generality of any other representation or warranty made by the Company hereunder or under any other Transaction Document, except as would not be reasonably expected to adversely impact any Product

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Commercialization and Development Activities: (i) neither the Company, nor any of its

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Subsidiaries nor, to the knowledge of the Company, any of their respective agents, suppliers, licensors or licensees have received any inspection reports, warning letters or notices or similar documents with respect to any Product or any Product Commercialization and Development Activities from any Regulatory Authority within the last two (2) years that asserts material lack of compliance with any applicable Healthcare Laws or Product Authorizations; (ii) neither the Company, nor any of its Subsidiaries nor, to the knowledge of the Company, any of their respective agents, suppliers, licensors or licensees have received any material notification from any Regulatory Authority within the last two (2) years, asserting that any Product or any Product Commercialization and Development Activities lacks a required Product Authorization; (iii) there is no pending regulatory action, investigation or inquiry (other than non-material routine or periodic inspections or reviews) against the Company, any of its Subsidiaries or, to the knowledge of the Company, any of their respective suppliers, licensors or licensees with respect to any Product or any Product Commercialization and Development Activities, and, to the knowledge of the Company, there is no basis in fact for any material adverse regulatory action against the Company or any of its Subsidiaries or, to the knowledge of the Company, any of their respective suppliers agents, licensors or licensees with respect to any Product or any Product Commercialization and Development Activities; and (iv) without limiting the foregoing, (A) (1) there have been no material product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like conducted, undertaken or issued by the Company or any of its Subsidiaries, whether voluntary, at the request, demand or order of any Regulatory Authority or otherwise, with respect to any Product, any Product Commercialization and Development Activities or any Product Authorization within the last two (2) years, (2) no such product recall, safety alert, correction, withdrawal, marketing suspension, removal or the like has been requested, demanded or ordered by any Regulatory Authority within the last two (2) years, and, to the knowledge of the Company, there is no basis in fact for the issuance of any such product recall, safety alert, correction, withdrawal, marketing suspension, removal or the like with respect to any Product or any Product Commercialization and Development Activities, and (B) no criminal, injunctive, seizure, detention or civil penalty action has been commenced or threatened in writing by any Regulatory Authority within the last two (2) years with respect to or in connection with any Product or any Product Commercialization and Development Activities, and there are no consent decrees (including plea agreements) that relate to any Product or any Product Commercialization and Development Activities, and, to the knowledge of the Company, there is no basis in fact for the commencement of any criminal injunctive, seizure, detention or civil penalty action by any Regulatory Authority relating to any Product or any Product Commercialization and Development Activities or for the issuance of any consent decree. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective agents, suppliers, licensees or licensors, is employing or utilizing the services of any individual, in connection with Product Commercialization and Development Activities, who has been debarred from any federal healthcare program.

Section 3.14 Material Contracts.

Except as set forth on Schedule 3.14, neither the Company nor its Subsidiaries is in material breach of or in material default under any Material Contract. To the knowledge of the Company, nothing has occurred and no condition exists that would permit any other party thereto to terminate any Material Contract. Neither the Company nor its Subsidiaries has received any notice or, to the knowledge of the Company, any threat of termination of any such Material Contract. To the

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knowledge of the Company, no other party to a Material Contract is in breach of or in default under such Material Contract. All Material Contracts are valid and binding on the Company or its Subsidiaries and, to the knowledge of the Company, on each other party thereto, and are in full force and effect.

Section 3.15 Broker’s Fees.

The Company and its Subsidiaries have not taken any action that would entitle any Person to any commission or broker’s fee in connection with this Agreement except fees, commissions and expenses to be paid to Cowen.

Section 3.16 Pension Matters.

Schedule 3.16 sets forth, as of the Effective Date, a complete and correct list of, and that separately identifies, (i) all Title IV Plans, (ii) all Multiemployer Plans and (iii) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Laws so qualifies. Except for those that could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Laws, (y) there are no existing or pending (or to the knowledge of the Company or any of its Subsidiaries, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which the Company or any Subsidiary thereof incurs or otherwise has or could have an obligation or any liability or claim and

(z)
no ERISA Event is reasonably expected to occur. The Company and each of its ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained. As of the most recent valuation date for any Title IV Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least sixty percent (60%), and neither the Company nor any of its ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below sixty percent (60%) as of the most recent valuation date. As of the Effective Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

Section 3.17 Indebtedness and Liens.

(a)
Set forth on Schedule 3.17(a) is a complete and correct list of all Indebtedness for borrowed money of the Company and each of its Subsidiaries (other than intercompany indebtedness) outstanding and remaining in place as of the Effective Date.

(b)
Set forth on Schedule 3.17(b) is a complete and correct list of all Liens securing Indebtedness for borrowed money granted by the Company and each of its Subsidiaries with respect to their respective property and outstanding and remaining in place as of the Effective Date.

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Section 3.18 Compliance of the Product.

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(a)
The Company or its Affiliates possess all Permits, including Regulatory Approvals from the FDA and other Governmental Authorities required for the conduct of their business as currently conducted and all such Permits are in full force and effect.

(b)
Except as set forth on Schedule 3.18(b), neither the Company nor its Affiliates have received any written communication from any Governmental Authority regarding any failure to materially comply with any Laws, including any terms or requirements of any Regulatory Approval and, to the knowledge of the Company, there are no facts or circumstances that are reasonably likely to give rise to any revocation, withdrawal, suspension, cancellation, material limitation, termination or adverse modification of any Regulatory Approval.

(c)
None of the officers, directors, employees or Affiliates of the Company or any Subsidiary or any agent or consultant involved in any NDA for the Product, has been convicted of any crime or engaged in any conduct for which debarment is authorized by 21 U.S.C. Section 335(a) nor, to the knowledge of the Company, are any debarment proceedings or investigations pending or threatened against the Company or any Subsidiary or any of their respective officers, employees or agents.

(d)
None of the officers or directors, employees or Affiliates of the Company or any Subsidiary or any agent or consultant has, in their capacity as such, (i) made an untrue statement of material fact or fraudulent statement to any Regulatory Authority or failed to disclose a material fact required to be disclosed to a Regulatory Authority; or (ii) committed an act, made a statement, or failed to make a statement that would provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991).

(e)
All applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Regulatory Approval from the FDA or other Governmental Authority relating to the Company or any Subsidiary, their business operations and the Product, when submitted to the FDA or other Governmental Authority were, to the knowledge of the Company, true, complete and correct in all material respects as of the date of submission or any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data have been submitted to the FDA or other Governmental Authority.

(f)
Except as set forth on Schedule 3.18(f), all preclinical and clinical trials conducted by or on behalf of the Company and its Subsidiaries, that have been submitted to any Governmental Authority, including the FDA and its counterparts worldwide, in connection with any request for a Regulatory Approval, are being or have been conducted in compliance in all material respects with the required experimental protocols and applicable Laws.

(g)
The Product has, since December 31, 2021, been manufactured, transported, stored and handled in all material respects in accordance with current good manufacturing practices applicable from time to time and applicable Laws.

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(h)
Neither the Company nor any Subsidiary has received any written notice that any Governmental Authority, including the FDA, the Office of the Inspector General of HHS or the United States Department of Justice has commenced or threatened to initiate any action against the Company or any of its Affiliates, any material action to enjoin the Company or any of its Subsidiaries, its officers, directors, employees, agents and Affiliates, from conducting its business at any facility owned or used by it or for any material civil penalty, injunction, seizure or criminal action.

(i)
Neither the Company nor any Affiliate of the Company has received from the FDA, since December 31, 2021, a Warning Letter, Form FDA-483, “Untitled Letter,” or similar written correspondence or notice alleging violations of Laws and regulations enforced by the FDA, or any comparable correspondence from any other Governmental Authority with regard to the Product or the manufacture, processing, packaging or holding thereof.

(j)
Since December 31, 2021, (A) there have been no Safety Notices, (B) there are no unresolved material product complaints with respect to the Product, and (C) there are no facts, to the knowledge of the Company, that would be reasonably likely to result in (1) a material Safety Notice with respect to the Product for use in treating migraine headaches, (2) a material change being required for any existing labeling of the Product for use in treating migraine headaches, or (3) a termination or suspension of marketing of the Product for use in treating migraine headaches.

(k)
The Company has provided to the Purchaser prior to the date hereof in a data room available to the Purchaser true, correct and complete copies of all copies of all material written correspondence and other material written communication from the FDA or any other regulatory body to the Company that relate to the Product.

(l)
Since December 31, 2021, the operation of the business of the Company and its Affiliates with respect to the Product, including the manufacture, import, marketing, promotion, sale, labeling, and distribution of the Product, has been in compliance with all Permits and applicable Laws.

(m)
Without limiting the generality of Section 3.18(a) above, with respect to the Product, as of the date hereof, neither the Company nor any Affiliate of the Company has received any written notice from any applicable Governmental Authority, including the FDA, that such Governmental Authority is conducting an investigation or review of (A) the Company and its Affiliates’ (or any third-party contractors therefor) manufacturing facilities and processes for manufacturing the Product or the marketing and sales of the Product, in each case which have identified any material deficiencies or violations of Laws or the Permits related to the manufacture, marketing and/or sales of the Product, or (B) any Regulatory Approval that would result in a revocation or withdrawal of such Regulatory Approval, or any submission for Regulatory Approval that would result in a rejection of such Regulatory Approval, nor has any such Governmental Authority issued any order or recommendation stating that the Development, testing, manufacturing, marketing or sales of the Product by the Company and its Subsidiaries should cease or that the Product for use in treating migraine headaches should be withdrawn from the marketplace.

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(n)
Neither the Company nor any Affiliate of the Company has experienced any significant failures in the manufacturing of the Product (i.e. a manufacturing failure that would make the establishment or maintenance of a commercial manufacturing process sufficient for Commercialization of the Product technically infeasible or cost prohibitive.

Section 3.19 Data Privacy.

Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has experienced any material breach of security or unauthorized access by third parties of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers employees and/or other Third Parties that is in its possession, custody, or control.

Section 3.20 Taxes.

The Company and each of its Subsidiaries has timely filed or caused to be filed all income and other Tax Returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to have an Material Adverse Effect.

Section 3.21 Full Disclosure.

None of the reports, financial statements, certificates or other written information (other than projections, forward-looking information and information of a general economic or industry specific nature) furnished by or on behalf of the Company or any of its Subsidiaries to the Purchasers in connection with the negotiation of this Agreement and the other Transaction Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains when furnished any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered, and it being understood that such projected financial information and all other forward looking information are not to be viewed as facts are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company or any of its Subsidiaries, and that actual results during the period or periods covered thereby may differ significantly from such projected results and that the differences may be material.

Section 3.22 OFAC; Anti-Terrorism Laws.

(a)
Neither the Company nor any of its Subsidiaries or Affiliates is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any applicable Anti-Terrorism Laws.

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(b)
Neither the Company nor any of its Subsidiaries or Affiliates, nor, to the knowledge of the Company, any of their respective directors, officers, or employees (i) is currently the target of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction in violation of Sanctions, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with, or for the benefit of, any Person who is now or was then the target of Sanctions or who is located, organized or residing in any Designated Jurisdiction, in violation of Sanctions. None of the proceeds received from Purchaser have been or will be used, directly or, to the knowledge of the Company, indirectly, to lend, contribute or provide to, or has been or will be otherwise made available for the purpose of funding, any activity or business in any Designated Jurisdiction in violation of Sanctions or for the purpose of funding any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, in violation of Sanctions, or in any manner that will result in any violation by any party to this Agreement of Sanctions.

Section 3.23 Anti-Corruption.

Neither the Company nor any of its Subsidiaries or Affiliates, nor, to the knowledge of the Company, any of their respective directors, officers or employees, directly or, to the knowledge of the Company, indirectly, has (i) materially violated or is in material violation of any applicable anti-corruption Law, or (ii) made, offered to make, promised to make or authorized the payment or giving of, directly or, to the knowledge of the Company, indirectly, any Prohibited Payment.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

The Purchasers, severally and not jointly, represent and warrant to the Company, solely with respect to such Purchaser, the following:

Section 4.01 Organization.

Each of the Purchasers is a duly formed and validly existing corporate entity under the Laws of the United States.

Section 4.02 Authorization.

Each Purchaser has all necessary power and authority to enter into, execute and deliver the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The Transaction Documents have been duly authorized, executed and delivered by such Purchaser and each Transaction Document constitutes the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or general equitable principles.

Section 4.03 Broker’s Fees.

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No Purchaser has taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by the Transaction Documents.

Section 4.04 Conflicts.

Neither the execution and delivery of this Agreement or any other Transaction Document to which each Purchaser is a party nor the performance or consummation of the transactions contemplated hereby or thereby will: (a) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (i) any Law, rule or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which such Purchaser or any of its assets or properties may be subject or bound; or (ii) any contract, agreement, commitment or instrument to which such Purchaser is a party or by which such Purchaser or any of its assets or properties is bound or committed; (b) contravene, conflict with or result in a breach or violation of any provisions of the organizational or constitutional documents of such Purchaser; or (c) require any notification to, filing with, or consent of, any Person or Governmental Authority, except, in the case of the foregoing clauses (a) or (c), for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a material adverse effect on the ability of such Purchaser to perform any of their obligations under the Transaction Documents.

ARTICLE V COVENANTS

From the date hereof until the termination of this Agreement pursuant to Section 6.01, the following covenants shall apply:

Section 5.01 Access; Information.

(a)
License Notices. Subject to any applicable confidentiality restrictions, the Company shall promptly provide the Administrative Agent with copies of any written notices of material breach or default received or given by the Company under any Material Contract, and to the extent the Company is barred from providing the Administrative Agent with copies of such notices due to any applicable confidentiality restrictions, the Company shall inform the Administrative Agent of the existence of such notice. The Company shall promptly notify the Administrative Agent of any breaches or alleged breaches under any Material Contracts and of any other events with respect to any Material Contract or the subject matter thereof which would reasonably be expected to have a Material Adverse Effect.

(b)
Litigation or Investigations. The Company shall promptly notify the Administrative Agent of (i) any action, suit, claim, cause of action, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against the Company or its Subsidiaries, or

(ii) proceeding or inquiry of any Governmental Authority pending or, to the knowledge of the Company, threatened in writing against the Company, in each case that is related to any Material Contract, the Product, the Product Intellectual Property or any Transaction Document, in each

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case, that would reasonably be expected to result in a Material Adverse Effect.

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(c)
Maintenance of Books and Records. The Company shall keep and maintain, or cause to be kept and maintained, at all times full and accurate books of account and records adequate to correctly reflect all payments paid and/or payable with respect to the Included Product Revenues, the Ex-U.S. Royalties and Assigned Interests for three (3) years from the year of creation of such records.

(d)
Inspection Rights. The Administrative Agent shall have the right to designate a Third Party independent public accounting firm (the “the Purchasers Representative”) to visit the Company and its Subsidiaries’ offices and properties where the Company and its Subsidiaries keep and maintain their books and records relating or pertaining to the Included Product Revenues, the Ex-U.S. Royalties, the Assigned Interests and the Revenue Interest Payments and Ex-U.S. Royalty Payments payable hereunder for purposes of conducting an audit of such books and records, and to inspect and audit such books and records. Any such audit or inspection must (i) be limited to the three-year period during which the Company is required to maintain such records, (ii) not be exercised more than once in any calendar year, (iii) during normal business hours, and (iv) following seven (7) Business Days’ prior written notice given by the Administrative Agent to the Company. In connection with any such audit, the Company will provide the Purchasers Representative reasonable access to such books and records maintained by the Company, and shall permit the Purchasers Representative to discuss the business, operations, properties and financial and other condition of the Company or any of its Subsidiaries including, but not limited to, matters relating or pertaining to the Included Product Revenues, the Assigned Interests and the Revenue Interest Payments payable hereunder with officers of the Company and with the Company’s independent certified public accountants, in all cases solely to verify the accuracy of the Quarterly Reports provided under Section 5.01(f) and related payments due under this Agreement. Without limiting the foregoing, prior to any audit under this Section, the Purchasers Representative shall enter into a written confidentiality agreement with the Company that (A) limits the use of the Company’s records to the verification purpose described in this Section; (B) limits the information that the Purchasers Representative may disclose to the Administrative Agent to information required for the Administrative Agent to understand the payments due and paid and any discrepancies; and (C) prohibits the disclosure of any information contained in such records to any other Third Party for any purpose. The Parties agree that all information subject to review under this Section 5.01(d) or provided by the Purchasers Representative to the Company is the Company’s Confidential Information, and neither the Administrative Agent nor the Purchasers shall use any such information for any purpose that is not germane to this Section 5.01(d).

(e)
Resolution; Audit Costs. Any audit under Section 5.01(d) shall be at the Purchasers’ expense; provided, however, in the event that as a result of any audit of the books and records of the Company and its Subsidiaries reveals that the amounts paid to the Purchasers hereunder for the period of such audit have been understated by more than five percent (5%) of the amounts determined to be due for the period subject to such audit, then the Company shall reimburse reasonable and documented out of pocket audit fees for a given audit. Any overpayment made by the Company shall be promptly refunded or fully creditable against amounts payable in subsequent payment periods, at the Company’s election.

(f)
Quarterly Reports. During the Term, the Company shall, promptly after the end of each Fiscal Quarter of the Company (but in no event later than sixty (60) days following the end of each Fiscal Quarter), produce and deliver to the Administrative Agent a Quarterly Report for

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such quarter, together with a certificate of the Company, certifying that to the knowledge of the Company (i) such Quarterly Report is a true and complete copy and (ii) any statements and any data and information therein prepared by the Company are true, correct and accurate in all material respects. The Company shall use, and shall ensure that each of its Affiliates shall use, Commercially Reasonable Efforts to include in each contract of the Company for the Development or Commercialization of the Product entered into on or after the Effective Date, obligations reasonably appropriate to ensure that the counterparty to such contract shall furnish to the Company all information necessary for the Company to comply with this Section 5.01(f) and calculate the Included Product Revenue or Ex-U.S. Royalties as set forth in this Agreement.

(a) [Reserved].

(g)
Periodic Reports. The Company shall deliver to the Administrative Agent the following financial statements:

(i)
Within forty-five (45) days (subject to any extensions permitted pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, as amended) after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter of any Fiscal Year), copies of the unaudited consolidated financial statements of the Company and its Subsidiaries for such Fiscal Quarter; and

(ii)
Within ninety (90) days after the end of each Fiscal Year, copies of the audited consolidated financial statements of the Company and its Subsidiaries for such Fiscal Year.

It is understood and agreed that documents required to be delivered pursuant to this Section 5.01(g) shall be deemed delivered on the date that such documents are publicly available on “EDGAR.”

Section 5.02 Material Contracts.

The Company shall, and shall cause its Subsidiaries to, comply with all material terms and conditions of and fulfill all of its obligations under all the Material Contracts, except for such noncompliance which would not reasonably be expected to give rise to a Material Adverse Effect.

Section 5.03 Public Announcement.

Except as required by Law or any Governmental Authority (including the Securities and Exchange Commission) or except with the prior written consent of the other party (which consent shall not be unreasonably withheld), no party shall issue any press release or make any other public disclosure with respect to the transactions contemplated by this Agreement or any other Transaction Document; provided, however, that the Company and the Administrative Agent may jointly prepare a press release for dissemination promptly following the Effective Date and the Company may file a current report on Form 8-K (or any other public announcement using substantially the same text as the press release or Form 8-K) with respect to the transactions contemplated by this Agreement.

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Section 5.04 Efforts; Further Assurance.

(a)
Subject to the terms and conditions of this Agreement, the Purchasers and the Company agree to execute and deliver such other documents, certificates, agreements and other writings (including any financing statement filings requested by the Purchasers) and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement and any other Transaction Document and to vest in the Purchasers good, valid and marketable rights and interests in and to the Assigned Interests free and clear of all Liens, except for Permitted Liens.

(b)
The Purchasers and the Company shall cooperate and provide assistance as reasonably requested by the other party in connection with any Third Party litigation, arbitration or other Third Party proceeding (whether threatened, existing, initiated, or contemplated prior to, on or after the date hereof) to which any party hereto or any of its officers, directors, shareholders, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interests, in each case relating to this Agreement, any other Transaction Document, the Assigned Interests or any other Collateral, or the transactions described herein or therein.

Section 5.05 Put Option; Call Option.

(a)
Put Option.

(i)
In the event that a Put Option Event shall occur at any time during the period from the Effective Date to and including the end of the Term, each Purchaser shall have the right, but not the obligation (the “Put Option”), exercisable within sixty (60) days after the earlier of the occurrence of a Put Option Event or such Purchaser’s receipt of written notice from the Company of a Put Option Event (a “Put Option Trigger”) to require the Company to repurchase from such Purchaser its Assigned Interests at the Put/Call Price; provided that during the occurrence and continuation of (x) a Bankruptcy Event or (y) a Put Option Event described in clause (d)(i) of the definition thereof (each, an “Automatic Put Option Trigger”), each Purchaser shall be deemed to have automatically and simultaneously elected to have the Company repurchase from such Purchaser the Assigned Interests for the Put/Call Price in cash and the Put/Call Price shall be immediately due and payable without any further action or notice by any Party. In the event a Purchaser elects to exercise its Put Option (other than pursuant to an Automatic Put Option Trigger), such Purchaser shall deliver written notice to the Company specifying the closing date which date shall be forty-five (45) days from the Put Option Trigger (or such earlier date as such Purchaser and the Company may agree, the “Put Option Closing Date”), which notice must be given within sixty (60) days of the Put Option Trigger. On the Put Option Closing Date, the Company shall repurchase from the applicable Purchaser the Assigned Interests at the Put/Call Price in cash, the payment of which shall be made by wire transfer of immediately available funds to the account designated by such Purchaser.

(ii)
For the avoidance of doubt, the Put/Call Price shall automatically be due and payable upon an Automatic Put Option Trigger, as if such payments (each, an “Automatic Put Payment”) were voluntarily prepaid and shall constitute part of the

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Obligations, whether due to acceleration pursuant to the terms of this agreement, by operation of Law or otherwise (including, without limitation, on account of any bankruptcy filing), in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Purchasers or profits lost by the Purchasers as a result of such acceleration, and by mutual agreement of the Parties as to a reasonable estimation and calculation of the lost profits or damages of the Purchasers as a result thereof. Any Automatic Put Payment under Section 5.05(a)(i) above shall be presumed to be the liquidated damages sustained by each Purchaser as the result of the early termination, acceleration or prepayment and the Company agrees that such Automatic Put Payments are reasonable under the circumstances currently existing. In the event an Automatic Put Payment is determined not to be due and payable by order of any court of competent jurisdiction, including, without limitation, by operation of the Bankruptcy Code, despite an Automatic Put Option Trigger having occurred, such Automatic Put Payment shall nonetheless constitute Obligations under this Agreement for all purposes hereunder. The Company hereby waives the provisions of any present or future statute or Law that prohibits or may prohibit the collection of the prepayment fee and any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. The Company, the Administrative Agent and the Purchasers acknowledge and agree that any Automatic Put Payment due and payable in accordance with this Agreement shall not constitute unmatured interest, whether under Section 5.02(b)(3) of the Bankruptcy Code or otherwise. The Company further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation. The Company expressly agrees that (i) the Automatic Put Payments are reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel, (ii) any Automatic Put Payment shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Purchasers and the Company giving specific consideration in this transaction for such agreement to pay the Automatic Put Payment, (iv) the Company shall be estopped hereafter from claiming differently than as agreed to in this Section 5.05(a), (v) the Company’s agreement to pay any Automatic Put Payment is a material inducement to the Purchasers to fund the Purchase Price, and

(vi) the Automatic Put Payments represent a good faith, reasonable estimate and calculation of the lost profits, losses or other damages of the Purchasers and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Purchasers or profits lost by the Purchasers as a result of such event.

(iii) If a Put Option Event shall have occurred and be continuing, and the Company fails to pay, when and as required to be paid under this Section 5.05(a), the Administrative Agent may, with or without notice, (i) declare all or any portion of the Obligations to be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company; and (ii) exercise any rights and remedies provided to the Purchaser under any Transaction Documents and/or pursuant to any applicable Laws or in equity, including all remedies provided under the UCC.

(b)
Call Option. At any time after the Effective Date until the third anniversary of the Effective Date, the Company shall have the right, but not the obligation (the “Call Option”),

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exercisable upon ten (10) days’ written notice to the Administrative Agent, to repurchase the Assigned Interests from the Purchasers at a repurchase price equal to the Put/Call Price. In order to exercise the Call Option, the Company shall deliver written notice to the Administrative Agent of its election to so repurchase the Assigned Interests not less than ten (10) days prior to the proposed closing date (the “Call Option Closing Date”); provided, however, that such notice may state that it is conditioned upon the effectiveness of any financing transaction or one or more other events specified therein (including the occurrence of a Change of Control), in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. On the Call Option Closing Date, the Company shall repurchase from the Purchasers the Assigned Interests at the Put/Call Price, the payment of which shall be made by wire transfer of immediately available funds to the account designated by the Purchasers. Immediately upon exercise by the Company of the Call Option and the payment by the Company to the Purchasers of the Put/Call Price, the Purchasers shall be deemed to have automatically assigned to the Company all right, title, and interest in and to the Assigned Interest.

(c)
Obligations of the Purchasers. In connection with the consummation of a repurchase of the Assigned Interests pursuant to the Put Option or the Call Option, the Purchasers agree that they will (i) promptly but no later than five (5) Business Days after any request therefor execute and deliver to the Company such releases, discharges, UCC termination statements and other documents as may be necessary to release and/or discharge the Purchasers’ Lien on the Collateral and otherwise give effect to such repurchases and (ii) take such other actions or provide such other assistance as may be necessary or as reasonably requested by the Company to give effect to such repurchase.

Section 5.06 Intellectual Property.

(a)
Without limiting the Company’s obligations under Section 5.02, the Company shall, at its sole expense, take such actions to prepare, execute, deliver and file any and all agreements, documents or instruments which are necessary to diligently prosecute and maintain all Registered Product IP consistent with prudent business practice. Except to the extent not permitted under the terms of any License Agreement, the Company shall use reasonable efforts consistent with sound business judgment to seek and to apply for patent term extensions, pediatric data package exclusivity extension, supplementary protection certificates, any functional equivalents of any of the foregoing, or similar means of extending market exclusivity or patent protection (collectively, “Patent Term Extensions”) for any Product Intellectual Property and the Product in each territory where such items are permissible, as the case may be. The Company shall not take any action to prosecute and maintain the Product Intellectual Property or fail to take any action to prosecute and maintain the Product Intellectual Property, which would reasonably be expected to result in a Material Adverse Effect.

(b)
In the event that the Company or the Purchasers becomes aware or has reason to believe that any actual or suspected infringement or invalidity claims by a Third Party related to any activity by such Third Party that is competitive with the Commercialization of the Product or any claim of invalidity by any Third Party directed to any material Product Intellectual Property, including any material Product Patents, then promptly following the Company or the Purchasers, respectively, becoming aware of such actual or suspected infringement or invalidity claim, the

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Company or the Purchasers, respectively, shall inform the other party hereto of such actual or suspected infringement or invalidity claim and shall, in addition to such notice, provide to the other party any material information within such party’s possession pertaining thereto (which may be subject to agreement necessary to protect privilege, confidentiality and the like with respect to such information). The Company shall use Commercially Reasonable Efforts to defend or assert the Product Intellectual Property, including the Product Patents against such infringement or interference by any other Persons marketing or commercializing any product that is directly competitive with the Product, and against any claims of invalidity or unenforceability of any material Product Intellectual Property, including any material Product Patents, in the United States (including, by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non- interference). The Company will keep the Purchasers reasonably informed with respect to the status of any such enforcement and/or defense of the Product Intellectual Property as the Purchasers may, from time to time, reasonably request. The Company shall not, and shall use its Commercially Reasonable Efforts to cause any Licensee not to, disclaim or abandon, or fail to take any action necessary to prevent the disclaimer or abandonment of, any Product Intellectual Property, including any of the material Product Patents, except in accordance with reasonable and prudent business practice in a manner that would not reasonably be expected to result in a Material Adverse Effect.

(c)
In the event that the Company becomes aware that the Product (including any Product Commercialization and Development Activities) infringes or violates any Third Party Intellectual Property, the Company shall, in the exercise of its reasonable business discretion, use Commercially Reasonable Efforts to attempt to secure the right to use such Intellectual Property on behalf of itself and any affected Licensee, as applicable, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, and all reasonable costs and amounts associated with obtaining any such license would be without any reduction in the Assigned Interests, if and as applicable.

(d)
In no event shall the Company or any of its Affiliates assign, sell, transfer, license (other than pursuant to a Permitted Licensing Agreement) or otherwise encumber any of the Product Intellectual Property (other than Permitted Liens), if such assignment, sale, transfer, other encumbrance or delegation would reasonably be expected to result in a Material Adverse Effect, without the prior written consent of the Purchasers.

Section 5.07 Protective Covenants.

The Company shall not, without the prior written consent of the Purchasers:

(a)
Forgive, release or compromise any amount owed to the Company or its Subsidiaries or its Affiliates and relating to the Assigned Interests outside the Ordinary Course;

(b)
Waive, amend, cancel or terminate (other than expiration in accordance with its terms), exercise or fail to exercise, any of its material rights constituting or relating to the Included Product Revenues or the Ex-U.S. Royalties outside the Ordinary Course;

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(b)
Amend, modify, restate, cancel, supplement, terminate (other than expiration in accordance with its terms), waive any material provision, or enter into any Material Contract or any other Contract, or grant any related consent thereunder, or agree to do any of the foregoing, including, entering into any Contract with any Person under the provisions of such Material Contract, (in each case) if such action would result in a material reduction of any royalty rate, distribution split or other sales based payments, up-front payment or milestone payment to the Company thereunder in respect of the product; provided, that this clause (c) shall not apply to any Permitted Licensing Agreement (including any co-distribution or co-promotion agreement for the Product entered into in connection with any Permitted Licensing Agreement); or

(c)
Prior to the Minimum Return Date, incur or assume any Indebtedness, except for Permitted Indebtedness.

Section 5.08 Notice.

(a)
The Company shall provide the Administrative Agent with written notice as promptly as practicable (and in any event within ten (10) Business Days) after becoming aware of any of the following:

(i)
any material breach or default by the Company of any covenant, agreement or other provision of this Agreement, or any other Transaction Document;

(ii)
any representation or warranty made by the Company in any of the Transaction Documents or in any certificate delivered to the Administrative Agent pursuant hereto shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made;

(iii)
the occurrence of a Put Option Event;

(iv)
the occurrence of any material default or event of default under any Permitted Indebtedness;

(v)
the termination of any Material Contract or any Permitted Licensing Agreement other than upon its scheduled termination date;

(vi)
the occurrence of any event(s) or the existence of any circumstance(s) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

(vii)
the occurrence of any event or the existence of any circumstance that (with or without notice or lapse of time, or both) would result in or serve as a basis for any Claim, or the receipt of any written notice of any Claim, that (a) claims that the manufacture, use, marketing, sale, offer for sale, importation or distribution of the Product infringes on or otherwise violates any Patent or other Intellectual Property of any other Person or constitutes misappropriation of any other Person’s Trade Secrets or other Intellectual Property, (b) otherwise involves the Product, or (c) involves the transactions contemplated by the Transaction Documents or the Assigned Interests; or

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(viii)
(i) the intention of any ERISA Affiliate to file any notice of intent to terminate any Title IV Plan, and a copy of such notice and (ii) the filing by any ERISA Affiliate of a request for a minimum funding waiver under Section 412 of the Code with respect to any Title IV Plan or Multiemployer Plan, in each case in writing and in reasonable detail (including a description of any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto).

(c)
The Company shall provide the Administrative Agent with written notice as promptly as practicable and in any event within ten (10) Business Days prior to the occurrence of a Change of Control.

Section 5.09 Use of Proceeds.

The Company shall use proceeds received from the Purchasers in support of the Development and Commercialization of the Product and for working capital and general corporate purposes.

Section 5.10 Taxes.

(a)
Company Filings. The Company and its Subsidiaries shall timely file (taking into account all extensions of due dates) all income and other material Tax Returns required to be filed by it and will pay all Taxes required to be paid with such returns, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Company has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) to the extent that the failure to do so would not reasonably be expected to have an Material Adverse Effect.

(b)
IRS Forms. Each Purchaser shall deliver to the Company a properly completed IRS Form W-9 or applicable IRS Form W-8, as appropriate, or any successor form, as the case may be, properly completed and duly executed by such Purchaser, and such other documentation required under the Code and reasonably requested by the Company to confirm or establish the extent to which the Purchasers are or are not subject to deduction, backup withholding or withholding of U.S. federal Tax with respect to payments under this Agreement and the Purchasers will notify the Company reasonably in advance of any action or proposed action that would make any such form inaccurate and will replace the inaccurate form with an accurate one. The Company shall provide the Purchasers any reasonable assistance it may seek in obtaining an exemption or reduced rate from, or refund of, any U.S. federal withholding tax, if applicable.

(c)
Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company under any Transaction Documents shall be made without deduction or withholding for any Taxes, except as required by any Law. If any Law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by the Company or the Administrative Agent, then the Company or the Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been

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made (including such deductions and withholdings applicable to additional sums payable under this Section) the Purchasers receive an amount equal to the sum they would have received had no such deduction or withholding been made.

(d)
Payment of Other Taxes by Company. The Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(e)
Indemnification by the Company. The Company shall reimburse and indemnify each Purchaser, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Purchaser or required to be withheld or deducted from a payment to the Purchasers and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Purchaser shall be conclusive absent manifest error.

(f)
Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section, the Company shall deliver to the Administrative Agent a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)
Treatment of Certain Tax Benefits. If any party to this Agreement determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.10 (including by the payment of additional amounts pursuant to this Section 5.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.10 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.10(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.10(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.10(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.10(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)
Register. The Company shall maintain at one of its offices in the United States a copy of each Assigned Interest delivered to it and a register for the recordation of the name and address of the Purchasers and principal amounts (and stated interest) owing to the Purchasers

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pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company and the Purchasers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the Purchasers hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and the Purchasers, at any reasonable time and from time to time upon reasonable prior written notice.

Section 5.11 Compliance with Laws and Other Obligations.

The Company will, and will cause each of its Subsidiaries to, (a) comply with all Laws (including Anti-Terrorism Laws and Sanctions) applicable to it and its business activities in all material respects and (b) comply in all material respects with all Healthcare Laws and Governmental Licenses and Product Authorizations applicable to it and its business activities. Within sixty (60) days after the Effective Date, the Company shall institute (if not already in effect) and thereafter maintain in effect and enforce policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Terrorism Laws and Sanctions.

Section 5.12 Maintenance of Properties, Etc.

The Company shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its assets and properties relating to the Product or Product Commercialization and Development Activities, or that are otherwise necessary or useful in the conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear and damage from casualty or condemnation excepted.

Section 5.13 Licenses.

The Company shall, and shall cause each of its Subsidiaries to, obtain and maintain all Governmental Licenses necessary for the execution, delivery and performance of the Transaction Documents, the consummation of the transactions thereunder or the operation and conduct of its business and ownership of its properties (including its Product Commercialization and Development Activities), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.14 Maintenance of Regulatory Approvals, Contracts, Etc.

With respect to the Product and all Product Commercialization and Development Activities, the Company will (directly or indirectly), and will cause each of its Subsidiaries (to the extent applicable) to, (i) use Commercially Reasonable Efforts to maintain in full force and effect all Regulatory Approvals, Material Contracts and other rights, interests or assets (whether tangible or intangible) reasonably necessary for the operations of such Person’s business, except as would not reasonably be expected to have a Material Adverse Effect, and (ii) maintain in full force and effect, and pay all costs and expenses relating to, such Regulatory Approvals, Material Contracts and Product Intellectual Property, in each case, owned, used or controlled by the Company or any such Subsidiary that are used in or necessary for any related Product Commercialization and Development Activities, except as would not be reasonably expected to have a Material Adverse

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Effect; (iii) promptly after obtaining knowledge thereof, notify the Purchasers of any Claim by any

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Person that the conduct of the business of the Company or any of its Subsidiaries in connection with any Product Commercialization and Development Activities, has infringed, violated or misappropriated any Intellectual Property of such Person, where such claim could reasonably be expected to have a Material Adverse Effect; and (iv) promptly after obtaining knowledge thereof, notify the Purchasers of any infringement, misappropriation or other violation by any Person of the Product Intellectual Property that could reasonably be expected to have a Material Adverse Effect, and stop, curtail or abate such infringement, misappropriation or violation if, and to the extent, determined appropriate by the Company in the exercise of its prudent business judgment.

Section 5.15 ERISA Compliance.

The Company shall comply, and shall cause each of its Subsidiaries to comply, with the provisions of ERISA with respect to any Plans to which the Company or such Subsidiary is a party as an employer in all material respects.

Section 5.16 Commercialization of the Product.

(a)
The Company itself or through one or more Subsidiaries or Licensees, shall use Commercially Reasonable Efforts to Develop and Commercialize the Product. Without limiting the foregoing, the Company will use Commercially Reasonable Efforts to prepare, execute, deliver and file any and all agreements, documents or instruments that are necessary or desirable to secure and maintain Marketing Authorization in the United States for the Product. The Company shall not withdraw or abandon, or fail to take any action necessary to prevent the withdrawal or abandonment of, Marketing Authorization in the United States for the Product once obtained, other than to the extent that such withdrawal is required for safety reasons or otherwise required under applicable Law. The Company shall use Commercially Reasonable Efforts, itself or through one or more Subsidiaries or Licensees, to Commercialize the Product in each jurisdiction in which Marketing Authorization is obtained.

(b)
The Company shall not enter into any Material Contract related to the Product unless the Company shall have performed reasonable and customary diligence in selecting the applicable counterparty to such Material Contract and negotiating and agreeing to the terms of such Material Contract (or any amendment, modification, restatement, cancellation, supplement, termination or waiver of any of the material terms thereof). In addition, if any Material Contract related to the Product terminates for any reason whatsoever, the Company shall use Commercially Reasonable Efforts to enter into a replacement Material Contract to the extent the relevant rights under such terminated Material Contract are required for the ongoing Development and Commercialization of the Product by the Company in accordance with its express obligations set forth in Section 5.16(a).

(c)
The Company shall, and shall cause its Subsidiaries to, comply with all material terms and conditions of and fulfill all material obligations under each Material Contract (including each License Agreement) related to the Product to which any of them is party. Upon the occurrence of a material breach of any such Material Contract by any other party thereto where such material breach has (or could reasonably likely to have) a material adverse effect on the Included Product Revenue or the Ex-U.S. Royalties the Company shall provide written notice of such breach to the Administrative Agent, describing in reasonable detail the

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relevant breach and use Commercially Reasonable Efforts to seek to enforce all of its (or its Subsidiary’s) rights and remedies thereunder.

Section 5.17 Payment of Obligations.

Each of the Company and its Subsidiaries shall pay and discharge all its obligations and liabilities (a) prior to the date on which penalties attach thereto, with respect to all material federal, state and other material Taxes imposed upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or its Subsidiaries and (b) as the same shall become due and payable, all lawful claims which, if unpaid, would by Law become a Lien upon any Collateral (other than Permitted Liens).

ARTICLE VI

TERMINATION

Section 6.01 Termination Date.

Except as provided in this Section 6.01 and in Section 6.02, this Agreement shall terminate upon the earliest of (i) February 15, 2031; provided that, subject to the Hard Cap, if any payments are required to be made by one of the Parties hereunder after that date, this Agreement shall remain in full force and effect until any and all such payments have been made in full, and (except as provided in Section 6.02) solely for that purpose, (ii) the Purchaser’s exercise of the Put Option or the Company’s exercise of the Call Option in accordance with Section 5.05(a) or (b), in each case upon the payment of the Put/Call Price and (iii) the date on which the Company has made Revenue Interest Payments or Ex-U.S. Royalty Payments in an amount equal to no less than the Hard Cap. Upon expiration or termination of this Agreement in accordance with this Section 6.01 and upon payment of any amounts due to the Purchasers hereunder, all right, title, and interest in and to the Assigned Interest shall automatically revert to the Company, and the Purchasers will have no further rights in the Assigned Interest or the Collateral.

Section 6.02 Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 6.01, (a) this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers, stockholders, partners, managers or members other than the provisions of this Section 6.02, Section 5.03, Section 7.05 and Section 7.18 hereof, which shall survive any termination as set forth in Section 6.01, and (b) upon the payment and performance in full of all Obligations hereunder (other than contingent indemnification claims for which no claim has been made), the security interests in the Collateral created by any Transaction Document shall be automatically released. Nothing contained in this Section 6.02 shall relieve any party from liability for any breach of this Agreement. In connection with any such termination and release, the Purchasers shall execute and deliver to the Company all documents the Company shall reasonably request to evidence such termination and release.

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ARTICLE VII

MISCELLANEOUS

Section 7.01 Survival.

All representations and warranties made herein and in any other Transaction Document, any certificates or in any other writing delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and shall continue to survive until the termination of this Agreement in accordance with Article VI.

Section 7.02 Limitations on Damages.

Notwithstanding anything to the contrary in this Agreement, in no event shall either party be liable for special, indirect, incidental, punitive or consequential damages of the other party, whether or not caused by or resulting from the actions of such party or the breach of its covenants, agreements, representations or warranties hereunder, even if such party has been advised of the possibility of such damages.

Section 7.03 Notices.

All notices, consents, waivers and communications hereunder given by any party to the other shall be in writing (including facsimile transmission and email) and delivered personally, by telegraph, telecopy, telex or facsimile, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed (with a copy by email):

If to the Administrative Agent to:

Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl.

Los Angeles, CA 90071 Attn: Oaktree Agency

Email: Oaktreeagency@alterdomus.com with a copy to:

Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Fl.

Los Angeles, CA 90071 Attn: Aman Kumar

Email:

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AmKumar@oaktreecapital.com and a copy to:

Sullivan & Cromwell LLP 125 Broad Street

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New York, NY 10004 Attn: Ari B. Blaut

Email: blauta@sullcrom.com If to the Company to:

Impel NeuroPharma, Inc.

201 Elliott Avenue West, Suite 260

Seattle, WA 98119

Attn: Chief Financial Officer Email: jleaman@impelnp.com

with a copy to:

Fenwick & West LLP

1191 Second Avenue, 10th Floor Seattle, WA 98101

Attention: Alan Smith

Email: acsmith@fenwick.com

or to such other address or addresses as the Administrative Agent or the Company may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt. Except as otherwise provided in this Agreement or therein, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).

Section 7.04 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Company shall not be entitled to assign any of its obligations and rights under the Transaction Documents without the prior written consent of the Purchasers, and any such assignment in violation of this Section 7.04 shall be null and void. Solely upon the consent of the Company (which consent may not be unreasonably withheld, delayed or conditioned), each Purchaser may assign any of its obligations or rights under the Transaction Documents without restriction; provided that Purchaser may not assign its rights or obligations to any Disqualified Assignee, provided further that a Purchaser may assign any of its rights and obligations to (i) an Affiliate or (ii) Oaktree Capital Management, L.P. or any of its managed funds or accounts, or any Affiliate of the foregoing, without the consent of the Company.

Section 7.05 Indemnification.

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(a)
The Company hereby indemnifies and holds the Administrative Agent, the Purchasers and their respective Affiliates and any of their respective partners, directors, managers, members, officers, employees and agents (each, a “Purchaser Indemnified Party”) harmless from and against any and all Losses (including all Losses in connection with any product liability claims

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or claims of infringement, violation or misappropriation of any Intellectual Property of any Third Parties) incurred or suffered by a Purchaser Indemnified Party arising out of any breach of any representation, warranty or certification made by the Company in any of the Transaction Documents or any breach of or default under any covenant or agreement by the Company pursuant to any Transaction Document, including any failure by the Company to satisfy any of the Excluded Liabilities and Obligations; provided, however, that the foregoing shall exclude any indemnification to any Purchaser Indemnified Party (i) that results from the gross negligence, bad faith or willful misconduct of such Purchaser Indemnified Party or (ii) to the extent resulting from acts or omissions of the Company based upon and in compliance with the written instructions from such Purchaser Indemnified Party. This Section shall not apply to Taxes other than Taxes relating to a non-Tax claim or Loss governed by this Section 7.05(a).

(b)
The Purchasers, severally but not jointly, hereby indemnify and hold the Company, its Affiliates and any of their respective partners, directors, managers, officers, employees and agents (each, a “Company Indemnified Party”) harmless from and against any and all Losses incurred or suffered by a Company Indemnified Party arising out of any breach of any representation, warranty or certification made by the Purchasers in any of the Transaction Documents or any breach of or default under any covenant or agreement by the Purchasers pursuant to any Transaction Document; provided, however, that the foregoing shall exclude any indemnification to any Company Indemnified Party (i) that results from the gross negligence, bad faith or willful misconduct of such Company Indemnified Party, (ii) to the extent resulting from acts or omissions of the Purchasers based upon and in compliance with the written instructions from such Company Indemnified Party or (iii) for any matter in respect of which any Purchaser Indemnified Party would be entitled to indemnification under Section 7.05(a).

(c)
If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7.05 unless, and only to the extent that, such omission results in the forfeiture of, or has a material adverse effect on the exercise or prosecution of, substantive rights or defenses by the indemnifying party. In case any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7.05 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party

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shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of such counsel. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)
The indemnification afforded by this Section 7.05 shall be the sole and exclusive remedy for any and all Losses awarded against or incurred or suffered by the Purchaser Indemnified Parties against the Company in connection with the Company’s indemnification obligations hereunder and the Company Indemnified Parties against the Purchasers in connection with the Purchasers’ indemnification obligations hereunder, in each case other than any indemnification obligations resulting from (A) the gross negligence, the bad faith or willful misconduct of the other Party or (B) acts or omissions based upon and in compliance with the written instructions from the other Party; provided that nothing in this Section 7.05 shall alter or affect the rights of the Purchasers to exercise remedies under the Transaction Documents in accordance with their terms or other rights of creditors under the UCC or any other applicable Law.

(e)
Notwithstanding anything in this Agreement to the contrary, the Company shall not have any liability under this Section 7.05 on any day on which such indemnity claim under this Section 7.05 is paid by the Company, in excess of the Cap Amount for such day. “Cap Amount” means, for any day on which an indemnity claim under this Section 7.05 is paid by the Company, the excess of (x) the Hard Cap over (y) the sum of (A) the aggregate amount of Revenue Interest Payments and Ex-U.S. Royalty Payments received by the Purchasers on or prior to such day and
(B)
the aggregate amount of payments made under this Section 7.05 by Company on or prior to such day. Notwithstanding anything in this Agreement to the contrary, the Purchasers shall not have any liability under this Section 7.05 in excess of the Purchase Price, in the aggregate.

Section 7.06 No Implied Representations and Warranties.

Each party acknowledges and agrees that, other than the representations and warranties specifically contained in any of the Transaction Documents, there are no representations or warranties of either party or any other Person either expressed or implied with respect to the Assigned Interests or the transactions contemplated hereby. Without limiting the foregoing, the Purchasers acknowledge and agree that (a) the Purchasers and their Affiliates, together with their and their Affiliates’ representatives, have made their own investigation of the Product and the Product Intellectual Property and are not relying on any implied warranties or upon any

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representation or warranty whatsoever as to the future amount or potential amount of the Assigned Interests or as to the creditworthiness of Company and (b) except as expressly set forth in any representation or warranty in a Transaction Document, the Purchasers shall have no claim or right to indemnification pursuant to Section 7.05 (or otherwise) with respect to any information, documents or materials furnished to the Purchasers, any of their Affiliates, or any of their or their Affiliates’ representatives, including any information, documents or material made available to the Purchasers, their Affiliates and their or their Affiliates’ representatives in any data room, presentation, interview or any other form relating to the transactions contemplated hereby.

Section 7.07 Independent Nature of Relationship.

(a)
The relationship between the Company and its Subsidiaries, on the one hand, and the Purchasers, on the other, is solely that of seller and purchaser, and neither the Purchasers, on the one hand, nor the Company and its Subsidiaries, on the other, has any fiduciary or other special relationship with the other or any of their respective Affiliates. Nothing contained herein or in any other Transaction Document shall be deemed to constitute the Company and its Subsidiaries and the Purchasers as a partnership, an association, a joint venture or other kind of entity or legal form for any purposes, including any Tax purposes. The Parties agree that they shall not take any inconsistent position with respect to such treatment in a filing with any Governmental Authority.

(b)
The Company and/or any of its Affiliates shall not at any time obligate the Purchasers, or impose on the Purchasers any obligation, in any manner or with respect to any Person not a party hereto.

Section 7.08 Tax Treatment.

The Purchasers and the Company acknowledge and agree that, for U.S. federal and applicable state and local income tax purposes, (i) the Purchasers’ payment of the Purchase Price to the Company and the associated rights and obligations under this Agreement shall be treated as the issuance of a debt instrument (“Tax Debt Instrument”) on the date that the Purchase Price is delivered to the Company, (ii) the Tax Debt Instrument shall be treated as a contingent payment debt instrument that is subject to the rules set forth in Treasury Regulations Section 1.1275-4, (iii) the Purchasers shall not be treated as the owner of the Assigned Interests or any portion thereof, and (iv) none of the payments that the Company makes to the Purchasers hereunder shall be treated as a payment of contingent interest under Section 871(h)(4) of the Internal Revenue Code. The Company shall provide the projected payment schedule for the Tax Debt Instrument to the Administrative Agent as required under Treasury Regulations Section 1.1275-2(e) and Treasury Regulations Section 1.1275-4(b)(4)(iv); provided however that the Company shall consult with, and reasonably consider any comments or proposals made by, the Administrative Agent regarding the projected payment schedule for the Tax Debt Instrument. The parties hereto agree not to take any position that is inconsistent with the provisions of this Section 7.08 on any Tax Return or in any audit or other administrative or judicial proceeding unless (i) the other parties to this Agreement have consented in writing to such actions, which consent shall not be unreasonably withheld or delayed, or (ii) the party that contemplates taking such an inconsistent position has been advised by nationally recognized counsel or accounting firm in writing that it is more likely than not that the inconsistent position is required by applicable law.

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Section 7.09 Entire Agreement.

This Agreement, together with the Exhibits and Schedules hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements (including the Term Sheet), understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits, Schedules or other Transaction Documents) has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 7.10 Amendments; No Waivers.

(a)
This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the parties hereto. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced.

(b)
No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 7.11 Interpretation.

When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. Neither party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one party or the other. Notwithstanding any other provision contained in this Agreement, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change to GAAP occurring before or after the Closing Date as a result of ASU 2016-02, Leases (Topic 842) issued by the Financial Accounting Standards Board or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect prior to such change.

Section 7.12 Headings and Captions.

The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

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Section 7.13 Counterparts; Effectiveness.

This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Any counterpart may be executed by facsimile or pdf signature and such facsimile or pdf signature shall be deemed an original.

Section 7.14 Severability.

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

Section 7.15 Expenses.

The Company agrees to pay or reimburse the Purchasers and Administrative Agent for all of its reasonable and documented out of pocket costs and expenses (including the reasonable and documented out of pocket fees, expenses, charges and disbursements of counsel to the Purchasers and Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents or any amendments thereto; provided that the amount of such expenses obligated to be paid by the Company through the date hereof (including expenses paid under the Oaktree Term Loan Facility) as set forth in the Term Sheet.

Section 7.16 Governing Law; Jurisdiction.

(a)
This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the Laws of the state of New York, without giving effect to the principles of conflicts of law thereof.

(b)
Any legal action or proceeding with respect to this Agreement or any other Transaction Document may be brought in any state or federal court of competent jurisdiction in the State of New York, County of New York. By execution and delivery of this Agreement, each party hereto hereby irrevocably consents to and accepts, for itself and in respect of its property, generally and unconditionally the non-exclusive jurisdiction of such courts. Each party hereto hereby further irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Transaction Document.

(c)
Each party hereto hereby irrevocably consents to the service of process out of any of the courts referred to in subsection (b) of this Section 7.16 in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in this Agreement. Each party hereto hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other Transaction Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of a party to serve process on the other party in any other manner permitted by Law.

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Section 7.17 Waiver of Jury Trial.

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Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any action, proceeding, claim or counterclaim arising out of or relating to any Transaction Document or the transactions contemplated under any Transaction Document. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to any Transaction Document.

Section 7.18 Release of Liens upon Certain Permitted Financings; Non-Disturbance; Intercreditor.

(a)
Upon the request of any Licensee (or prospective Licensee party to a Permitted Licensing Agreement), the Purchasers shall, at the reasonable request of the Company, enter into non-disturbance and similar agreements in connection with the licensing of any Product Intellectual Property and other general intangibles covering the Product permitted under this Agreement to the extent reasonably requested by Licensee thereof and on terms reasonably satisfactory to the Purchasers. In connection with any licensing or sub-licensing transactions permitted pursuant to this Agreement, the Purchasers agree, at the request of the Company, to execute and deliver such documents as the Company may reasonably request to evidence such non-disturbance or similar agreement which shall be on terms reasonably satisfactory to the Administrative Agent, provided that the security interests of the Purchasers in the Intellectual Property shall not be affected.

(b)
In connection with the incurrence by the Company or its Subsidiaries of any Permitted Loan Refinancing), upon request by the Company, the Administrative Agent (or any successor thereto) shall enter into an Other Intercreditor Agreement with the lenders or the administrative agent, trustee or representative under any such Permitted Loan Refinancing.

Section 7.19 Confidentiality.

The Administrative Agent and the Purchasers agree to keep confidential all non-public information provided to it by the Company pursuant to this Agreement; provided that nothing herein shall prevent the Administrative Agent or the Purchasers from disclosing any such information (i) to the Purchasers, any Affiliate of the Purchasers or any other assignee permitted under Section 7.04, (ii) to their and their Affiliates’ respective employees, officers, directors, agents, attorneys, accountants, trustees and other professional advisors (collectively, their “Representatives”), (iii) upon the request or demand of any Governmental Authority purporting to have jurisdiction over such Person or its Representatives (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iv) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law,

(v)
if requested or required to do so in connection with any litigation or similar proceeding, (vi) that has been publicly disclosed (other than as a result of a disclosure in violation of this Section 7.18) or (vii) in connection with the exercise of any remedy hereunder or under any other Transaction Document; provided that, in the case of disclosure pursuant to clause (iii), (iv) and (v) above, the Purchasers shall promptly provide notice to the Company to the extent reasonable and not prohibited by Law or any applicable Governmental Authority.

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ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.01 Appointments and Duties.

(a)
Appointment of the Administrative Agent. Each of the Purchasers hereby irrevocably appoints Oaktree Fund Administration, LLC (together with any successor Administrative Agent) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Transaction Documents and accept delivery thereof on its behalf from the Company or any of its Subsidiaries, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Transaction Documents and (iii) exercise such powers as are reasonably incidental thereto. Except as expressly set forth herein, the provisions of this Article VIII are solely for the benefit of the Administrative Agent and the Purchasers, and neither the Company nor its Affiliates shall have rights as a third-party beneficiary of any such provisions.

(b)
Duties as Agent. Without limiting the generality of Section 8.01(a), the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Purchasers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Purchasers with respect to all payments and collections arising in connection with the Transaction Documents, and each Person making any payment in connection with any Transaction Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of acquiring, holding, enforcing and perfecting all Liens created by the Transaction Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Transaction Documents, (vi) except as may be otherwise specified in any Transaction Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Transaction Documents, applicable Laws or otherwise and

(vii) execute any amendment, consent or waiver under the Transaction Documents on behalf of any Purchaser that has consented in writing to such amendment, consent or waiver; provided that the Administrative Agent hereby appoints, authorizes and directs each Purchaser to act as collateral sub-agent for the Administrative Agent and the Purchasers for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by the Company, and cash and cash equivalents held by, such Purchaser, and may further authorize and direct the Purchasers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Purchaser hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)
Limited Duties. The Purchasers and the Company hereby each acknowledge and agree that the Administrative Agent (i) has undertaken its role hereunder purely as an accommodation to the parties hereto and the Transactions, (ii) is receiving no compensation for

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undertaking such role and (iii) subject only to the notice provisions set forth in Section 8.09, may resign from such role at any time for any reason or no reason whatsoever. Without limiting the foregoing, the parties hereto further acknowledge and agree that under the Transaction Documents, the Administrative Agent (i) is acting solely on behalf of the Purchasers (except to the limited extent provided in Section 8.11) with duties that are entirely administrative in nature, notwithstanding the use of the defined term “the Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Transaction Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any duty or obligation under any Transaction Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Purchaser or any other Secured Party and

(iii)
shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Transaction Document (fiduciary or otherwise), in each case, regardless of whether a default has occurred and is continuing, and each Purchaser hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in this clause (c). Without in any way limiting the foregoing, the Administrative Agent shall not, except as expressly set forth in this Agreement and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Section 8.02 Binding Effect.

Each Purchaser agrees that (i) any action taken by the Administrative Agent in accordance with the provisions of the Transaction Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of the Purchasers and (iii) the exercise by the Administrative Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

Section 8.03 Use of Discretion.

(a)
No Action without Instructions. The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except (subject to clause (b) below) any action it is required to take or omit to take

(i) under any Transaction Document or (ii) pursuant to written instructions from the Majority Purchasers (or, where expressly required by the terms of this Agreement, a greater proportion of the Purchasers).

(b)
Right Not to Follow Certain Instructions. Notwithstanding Section 8.03(a) or any other term or provision of this Section 8.03(b), the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Purchasers (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Affiliate thereof or (ii) that is, in the opinion of the Administrative Agent, in its sole and absolute discretion, contrary to any Transaction Document, Law or the best interests of the Administrative Agent or any of its Affiliates or Affiliates, including, for the avoidance of doubt,

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any action that may be in violation of the automatic stay in connection with any insolvency or similar proceeding.

Section 8.04 Delegation of Rights and Duties.

The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Transaction Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). The Administrative Agent and any such Person may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. Any such Person and its Affiliates shall benefit from this Article VIII to the extent provided by the Administrative Agent; provided, however, that the exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and of any such sub-agent, and shall apply to their respective activities in connection with their activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.05 Liability.

(a)
The Administrative Agent may, without incurring any liability hereunder, (i) consult with any of its Affiliates and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, the Company) and (ii) rely and act upon any notice, request, certificate, consent, statement, instrument, document or other writing (including and electronic message, Internet or intranet website posting or other distribution), telephone message or conversation or oral conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. In determining compliance with any condition hereunder to the effectiveness of this Agreement that by its terms must be fulfilled to the satisfaction of a Purchaser, the Administrative Agent may presume that such condition is satisfactory to such Purchaser unless the Administrative Agent shall have received written notice to the contrary from such Purchaser prior to the making of such Purchase.

(b)
Neither the Administrative Agent nor any of its Affiliates shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Transaction Document, and the Purchasers and the Company hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the fraudulent conduct or behavior of the Administrative Agent or, as the case may be, such Affiliate (each as determined in a final, non-appealable judgment or order by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Administrative Agent:

(i)
shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of, or with the consent of, the Purchasers or for the actions or omissions of any of its Affiliates selected with reasonable care (other

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than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);

(ii)
shall not be responsible to any Secured Party for the (a) validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or (b) due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Transaction Document;

(iii)
makes no warranty or representation, and shall not be responsible, to any Secured Party for, and shall not have any duty to ascertain or inquire into, any statement, document, information, certificate, report, representation or warranty made or furnished by or on behalf of any Affiliate, in or in connection with any Transaction Document or any transaction contemplated therein, whether or not transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Transaction Documents (other than to confirm receipt of items expressly required to be delivered to the Administrative Agent); and

(iv)
shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Transaction Document or whether any condition set forth in any Transaction Document is satisfied or waived, including, without limiting the generality of the foregoing, as to the financial condition of the Company or as to the existence or continuation or possible occurrence or continuation of any Put Option Event and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Company or any Purchaser describing such Put Option Event clearly labeled “put option event” (in which case the Administrative Agent shall promptly give notice of such receipt to all Purchasers);

and, for each of the items set forth in clauses (i) through (iv) above, each Purchaser and the Company hereby waives and agrees not to assert any right, claim or cause of action it might have against the Administrative Agent based thereon.

Section 8.06 Administrative Agent Individually.

The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, accept deposits from, act as the financial advisor for or in any other advisory capacity for, or engage in any kind of business with, the Company or its Subsidiaries as though it were not acting as the Administrative Agent and may receive separate fees and other payments therefor. To the extent the Administrative Agent or any of its Affiliates makes any Purchase or otherwise becomes a Purchaser hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Purchaser and the term “Purchaser” and any similar terms shall, except where otherwise expressly provided in any Transaction Document, include, without limitation, the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Purchaser.

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Section 8.07 Purchaser Credit Decision.

Each Purchaser acknowledges that it has, independently and without reliance upon the Administrative Agent, any Purchaser or any of their Affiliates or upon any document solely or in part because such document was transmitted by the Administrative Agent or any of its Affiliates, conducted its own independent investigation of the financial condition and affairs of the Company and has made and continues to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Transaction Document or with respect to any transaction contemplated in any Transaction Document, in each case based on such documents and information as it shall deem appropriate.

Section 8.08 Expenses; Indemnities.

(a)
Each Purchaser agrees to reimburse the Administrative Agent and each of its Affiliates (to the extent not reimbursed by the Company) promptly upon demand for such Purchaser’s Proportionate Share of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, the Company) that may be incurred by the Administrative Agent or any of its Affiliates in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Transaction Document.

(b)
Each Purchaser further agrees to indemnify the Administrative Agent (or any sub- agent thereof) and any Affiliates of the Administrative Agent (or any such sub-agent) (to the extent not indefeasibly paid by the Company), from and against such Purchaser’s aggregate Proportionate Share of the liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Purchaser) that may be imposed on, incurred by or asserted against the Administrative Agent (or any sub- agent thereof) or any Affiliates of the Administrative Agent (or any such sub-agent) in any matter relating to or arising out of, in connection with or as a result of any Transaction Document, any related document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent (or any sub-agent thereof) or any Affiliates of the Administrative Agent (or any such sub- agent) under or with respect to any of the foregoing; provided that no Purchaser shall be liable to the Administrative Agent (or any sub-agent thereof) or any Affiliates of the Administrative Agent (or any such sub-agent) to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent (or any sub-agent thereof) or, as the case may be, such Affiliate of the Administrative Agent (or any sub-agent thereof), as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

Section 8.09 Resignation of the Administrative Agent.

(a)
At any time upon not less than 30 days’ prior written notice, the Administrative Agent may resign as the “the Administrative Agent” hereunder, in whole or in part (in the sole and absolute discretion of the Administrative Agent). If the Administrative Agent delivers any such notice, the Majority Purchasers shall have the right, in consultation with the Company, to appoint

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a successor, which shall be (i) a Purchaser having at least a thirty percent (30%) Proportionate Share of the Purchase Price or any Affiliate thereof or (ii) any other financial institution consented to by the Company (provided that the consent of the Company shall not be required to the extent a Put Option Event has occurred and is continuing). If a successor Administrative Agent has not been appointed on or before the effectiveness of the resignation of the resigning Administrative Agent (or such earlier date as shall be agreed by the Majority Purchasers) (the “Resignation Effective Date”), then the resigning Administrative Agent may (but shall not be obligated to), on behalf of the Purchasers, appoint any Person reasonably chosen by it as the successor Administrative Agent, notwithstanding whether the Majority Purchasers have appointed a successor or the Company has consented to such successor. Whether or not a successor has been appointed, such resignation shall become effective on the Resignation Effective Date.

(b)
Effective from the Resignation Effective Date, (i) the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents to the extent set forth in the applicable resignation notice, (ii) the Purchasers shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the resigning Administrative Agent and its Affiliates shall no longer have the benefit of any provision of any Transaction Document other than with respect to (x) any actions taken or omitted to be taken while such resigning Administrative Agent was, or because the Administrative Agent had been, validly acting as the Administrative Agent under the Transaction Documents or (y) any continuing duties such resigning Administrative Agent will continue to perform, and (iv) subject to its rights under Section 8.04, the resigning Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as the Administrative Agent under the Transaction Documents. Effective immediately upon its acceptance of a valid appointment as the Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the resigning Administrative Agent under the Transaction Documents.

Section 8.10 Release of Collateral.

(a)
Each Purchaser hereby consents to the release or subordination of, and hereby directs the Administrative Agent to release or subordinate, and the Administrative Agent hereby agrees that, any Lien held by the Administrative Agent for the benefit of the Secured Parties against
(i)
any Collateral that is disposed of by the Company in accordance with the Transaction Documents (including pursuant to a valid waiver or consent) and (ii) all of the Collateral and the Company, upon payment and satisfaction in full of all Obligations that the Administrative Agent has been notified in writing are then due and payable (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made).

(b)
Each Purchaser hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Company, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guarantees and Liens when and as directed in this Section 8.10 and deliver to the Company, at the expense of the Company, any portion of such Collateral so released pursuant to this Section

8.10 that is in possession of the Administrative Agent.

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Section 8.11 Additional Secured Parties.

The benefit of the provisions of the Transaction Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Purchaser as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article VIII and the decisions and actions of the Administrative Agent and the Purchasers to the same extent a Purchaser is bound; provided that, notwithstanding the foregoing, (i) such Secured Party shall be bound by Section 8.08 only to the extent of liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (ii) each of the Administrative Agent and each Purchaser shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (iii) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Transaction Document.

Section 8.12 Agent May File Proofs of Claim.

In case of the pendency of any insolvency or similar proceeding or any other judicial proceeding relating to the Company, the Administrative Agent (irrespective of whether any payments under this Agreement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention or such proceeding or otherwise:

(a)
to file and prove a claim for the whole amount of all Obligations that are owing and unpaid under this Agreement and to file such other documents as may be necessary or advisable in order to have the claims of the Purchasers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Purchasers and the Administrative Agent and their respective agents and counsel); and

(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Purchaser to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Purchasers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel.

Section 8.13 [Reserved].

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Section 8.14 Acknowledgements of Purchasers.

(a)
If the Administrative Agent notifies a Purchaser, or any Person who has received funds on behalf of a Purchaser (any such Purchaser or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 8.14(b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Purchaser or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Purchaser shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this Section 8.14(a) shall be conclusive, absent manifest error.

(b)
Without limiting immediately preceding clause (a), each Purchaser, or any Person who has received funds on behalf of a Purchaser, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of Revenue Interest Payments or Ex-U.S. Royalty Payments, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Purchaser or other such recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)
such Purchaser shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.14(b)(ii).

(c)
Each Purchaser hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Purchaser under any Transaction Document, or

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otherwise payable or distributable by the Administrative Agent to such Purchaser from any source, against any amount due to the Administrative Agent under Section 8.14(a) or under the indemnification provisions of this Agreement.

(d)
In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with Section 8.14(a), from any Purchaser that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Purchaser at any time, (i) such Purchaser shall be deemed to have assigned its Assigned Interests with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Assigned Interests”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Assigned Interests of the Erroneous Payment Impacted Assigned Interests, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Company) deemed to execute and deliver an assignment and assumption with respect to such Erroneous Payment Deficiency Assignment,

(ii) the Administrative Agent as the assignee Purchaser shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Purchaser shall become a Purchaser hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Purchaser shall cease to be a Purchaser hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and

(iv) the Administrative Agent may reflect in the Register its ownership interest in the Assigned Interests subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Assigned Interests acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Purchaser shall be reduced by the net proceeds of the sale of such Assigned Interests (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Purchaser (and/or against any recipient that receives funds on its respective behalf). In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold an Assigned Interests (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Purchaser under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)
The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company for the purpose of making such Erroneous Payment.

(f)
To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim,

4895-2136-9357 v.12

counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)
Each party’s obligations, agreements and waivers under this Section 8.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Purchaser, and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

[SIGNATURE PAGE FOLLOWS]

4895-2136-9357 v.12

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:

IMPEL NEUROPHARMA, INC.

Name: John Leaman

Title: Chief Financial Officer

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

ADMINISTRATIVE AGENT:

OAKTREE FUND ADMINISTRATION, LLC

By: Oaktree Capital Management, L.P. Its: Managing Member

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Jessica Dombroff

Title:

Vice PresidentName: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price

Senior Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

LENDERS:

OAKTREE-TCDRS STRATEGIC CREDIT, LLC

By: Oaktree Capital Management, L.P. Its: Manager

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Title:

Name: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Jessica Dombroff Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price

Senior Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

OAKTREE-FORREST MULTI-STRATEGY, LLC

By: Oaktree Capital Management, L.P. Its: Manager

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Jessica Dombroff

Title:

Vice PresidentName: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price

Senior Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

OAKTREE-TMBR STRATEGIC CREDIT FUND C, LLC

By: Oaktree Capital Management, L.P. Its: Manager

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Title:

Jessica Dombroff Vice PresidentName: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price

Senior Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

OAKTREE-TMBR STRATEGIC CREDIT FUND F, LLC

By: Oaktree Capital Management, L.P. Its: Manager

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name:Jessica Dombroff

Title: Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price

Senior Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

OAKTREE-TMBR STRATEGIC CREDIT FUND G, LLC

By: Oaktree Capital Management, L.P. Its: Manager

Name: Title:

Jessica Dombroff Vice PresidentBy:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price

Senior Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

OAKTREE-TSE 16 STRATEGIC CREDIT, LLC

By: Oaktree Capital Management, L.P. Its: Manager

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Jessica Dombroff

Title:

Vice PresidentName: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price

Senior Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

INPRS STRATEGIC CREDIT HOLDINGS, LLC

By: Oaktree Capital Management, L.P. Its: Manager

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Title:

Jessica Dombroff Vice PresidentName: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price

Senior Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

OAKTREE GILEAD INVESTMENT FUND AIF (DELAWARE), L.P.

By: Oaktree Fund AIF Series, L.P. – Series T Its: General Partner

By: Oaktree Fund GP AIF, LLC Its: Managing Member

By: Oaktree Fund GP III, L.P. Its: General Partner

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Jessica Dombroff

Title:

Authorized SignatoryName: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price Authorized Signatory

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

OAKTREE STRATEGIC INCOME II, INC.

By: Oaktree Fund Advisors, LLC Its: Investment Advisor

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Jessica Dombroff

Title:

Vice PresidentName: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price

Senior Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

OAKTREE SPECIALTY LENDING CORPORATION

By: Oaktree Fund Advisors, LLC Its: Investment Adviser

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Title:

Jessica Dombroff Vice PresidentName: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price

Senior Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

OAKTREE STRATEGIC CREDIT FUND

By: Oaktree Fund Advisors, LLC Its: Investment Advisor

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Jessica Dombroff

Title:

Vice PresidentName: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price

Senior Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

OAKTREE GCP FUND DELAWARE HOLDINGS, L.P.

By: Oaktree Global Credit Plus Fund GP, L.P. Its: General Partner

By: Oaktree Global Credit Plus Fund GP Ltd.

Its: General Partner

By: Oaktree Capital Management, L.P. Its: Director

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Title:

Jessica Dombroff Vice PresidentName: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price

Senior Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

OAKTREE DIVERSIFIED INCOME FUND INC.

By: Oaktree Fund Advisors, LLC Its: Investment Advisor

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Jessica Dombroff

Title: Vice PresidentName: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price

Senior Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

OAKTREE AZ STRATEGIC LENDING FUND, L.P.

By: Oaktree AZ Strategic Lending Fund GP, L.P. Its: General Partner

By: Oaktree Fund GP IIA, LLC Its: General Partner

By: Oaktree Fund GP II, L.P. Its: Managing Member

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Jessica Dombroff

Title: Authorized SignatoryName: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price Authorized Signatory

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

OAKTREE LOAN ACQUISITION FUND, L.P.

By: Oaktree Fund GP IIA, LLC Its: General Partner

By: Oaktree Fund GP II, L.P. Its: Managing Member

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Jessica Dombroff

Title:

Authorized SignatoryName: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price Authorized Signatory

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

OAKTREE LSL FUND DELAWARE HOLDINGS EURRC, L.P.

By: Oaktree Life Sciences Lending Fund, L.P. Its: General Partner

By: Oaktree Life Sciences Lending Fund GP Ltd. Its: General Partner

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Jessica Dombroff

Title: Vice PresidentName: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price

Senior Vice President

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

OAKTREE PRE LIFE SCIENCES FUND, L.P.

By: Oaktree Pre Life Sciences Fund GP, L.P. Its: General Partner

By: Oaktree Fund GP IIA, LLC Its: General Partner

By: Oaktree Fund GP II, L.P. Its: Managing Member

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

By:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Name: Jessica Dombroff

Title:

Authorized SignatoryName: Title:

[Signature Page to Revenue Interest Financing Agreement]

DocuSign Envelope ID: 47B82C5F-E676-4F07-A1B9-C519C8E902F2

Brian Price Authorized Signatory

[Signature Page to Revenue Interest Financing Agreement]

Schedule 1 Commitment Schedule

Purchaser	Applicable Commitment
Oaktree-TCDRS Strategic Credit, LLC	$548,000
Oaktree-Forrest Multi-Strategy, LLC	$443,000
Oaktree-TBMR Strategic Credit Fund C, LLC	$266,500
Oaktree-TBMR Strategic Credit Fund F, LLC	$417,500
Oaktree-TBMR Strategic Credit Fund G, LLC	$681,500
Oaktree-TSE 16 Strategic Credit, LLC	$686,000
INPRS Strategic Credit Holdings, LLC	$203,000
Oaktree Gilead Investment Fund AIF (Delaware), L.P.	$3,433,500
Oaktree Strategic Income II, Inc.	$948,500
Oaktree Specialty Lending Corporation	$12,160,500
Oaktree Strategic Credit Fund	$4,767,500
Oaktree GCP Fund Delaware Holdings, L.P.	$305,000
Oaktree Diversified Income Fund Inc.	$1,001,000
Oaktree AZ Strategic Lending Fund, L.P.	$6,521,500
Oaktree Loan Acquisition Fund, L.P.	$9,534,500
Oaktree LSL Fund Delaware Holdings EURRC, L.P.	$3,814,000
Oaktree PRE Life Sciences Fund, L.P.	$4,268,500
Total Commitment	$50,000,000

4895-2136-9357 v.12

None.

26923/00604/FW/15598014.1

Schedule 3.04(a) Ownership – Permitted Liens

26923/00604/FW/15598014.1

None.

26923/00604/FW/15598014.1

Schedule 3.04(b)

Ownership – Included Product Revenues and Ex-U.S. Royalties

26923/00604/FW/15598014.1

None.

26923/00604/FW/15598014.1

Schedule 3.08 Litigation

26923/00604/FW/15598014.1

None.

26923/00604/FW/15598014.1

Schedule 3.12(a) Intellectual Property

26923/00604/FW/15598014.1

None.

26923/00604/FW/15598014.1

Schedule 3.12(b) Product Patents

26923/00604/FW/15598014.1

Schedule 3.13(c) Regulatory Approval

None.

26923/00604/FW/15598014.1

Exhibit A

Form of Security Agreement

[See attached.]

4895-2136-9357 v.12

Execution Version

SECURITY AGREEMENT

by and between

IMPEL NEUROPHARMA, INC.,

a Delaware corporation and

OAKTREE FUND ADMINISTRATION, LLC,

as Administrative Agent for the Purchasers referred to below (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Dated as of March 17, 2022

4895-8857-8573 v.6

TABLE OF CONTENTS

Page

SECTION 1 DEFINITIONS; INTERPRETATION 3

SECTION 2 SECURITY INTEREST 6

SECTION 3 PERFECTION AND PRIORITY 6

SECTION 4 REPRESENTATIONS AND WARRANTIES 8

SECTION 5 COVENANTS 9

SECTION 6 AUTHORIZATION; APPOINTMENT OF ATTORNEY-IN-FACT 11

SECTION 7 SECURED PARTY PERFORMANCE OF GRANTOR OBLIGATIONS 13

SECTION 8 SECURED PARTY’S DUTIES 13

SECTION 9 REMEDIES 13

SECTION 10 CERTAIN WAIVERS 16

SECTION 11 NOTICES 17

SECTION 12 NO WAIVER; CUMULATIVE REMEDIES 17

SECTION 13 BINDING EFFECT 18

SECTION 14 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL 18

SECTION 15 ENTIRE AGREEMENT; AMENDMENT 18

SECTION 16 SEVERABILITY 18

SECTION 17 COUNTERPARTS; EFFECTIVENESS 18

SECTION 18 INCORPORATION OF PROVISIONS OF THE RIFA 18

SECTION 19 NO INCONSISTENT REQUIREMENTS 18

SECTION 20 TERMINATION 18

SECTION 21 RIGHT OF SET-OFF 19

SECTION 22 INTERCREDITOR AGREEMENT 19

4895-8857-8573 v.6

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of March 17, 2022, is made by and between Impel NeuroPharma, Inc., a Delaware corporation (the “Grantor”) and Oaktree Fund Administration, LLC, as administrative agent for the Lenders referred to below (in such capacity, together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Grantor and the Administrative Agent are parties to that certain Revenue Interest Financing Agreement, dated as of March 17, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “RIFA”);

WHEREAS, the RIFA provides that Grantor has agreed to assign to the Administrative Agent, and the Administrative Agent has agreed to acquire from Grantor, the Assigned Interests (as defined in the RIFA); and

WHEREAS, Grantor has agreed pursuant to the terms of the RIFA to enter into this Agreement, under which the Grantor grants to the Administrative Agent a valid continuing, perfected lien on, and security interest in, the Collateral (as defined below) as security for the due performance and payment of all of Grantor’s obligations to the Administrative Agent under the RIFA;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a)
Terms Defined in RIFA. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the RIFA.

(b)
Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Administrative Agent Priority Collateral” means, at any date of determination, the portion of Rights to Payment equal to the Applicable Percentage and/or the Ex-U.S. Royalty Percentage, as applicable.

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for Grantor, in each case solely to the extent such material evidences or contains information relating to the Collateral, including:

(i)
ledgers; (ii) records indicating, summarizing, or evidencing any Grantor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any Contract or agreement between any Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of any Grantor’s books or records or with credit reporting, including with regard to any such Grantor’s Accounts.

4895-8857-8573 v.6

“Collateral” has the meaning set forth in Section 2.

“Excluded Asset” means with respect to clause (ii) of the definition of Collateral:

(i)
any leases, licenses, contracts, rights, instruments, documents or other agreements contained within the Collateral to which any Grantor is a party or any of its rights or interests are subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent and solely to the extent that the grant of such security interest shall (1) constitute or result in the abandonment, invalidation or unenforceability of any right, title, interest or purchase money arrangement of such Grantor therein, (2) create a situation under which such Grantor shall be deemed to have breached or terminated pursuant to the terms of, or defaulted under, or a termination right shall arise under any such Collateral (in each case, so long as such term was not incurred or entered into in contemplation of this Agreement); and in each case under clauses (1) and (2) above such abandonment, invalidation, unenforceability, breach, termination or default (x) would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the NY UCC (or any successor provision or provisions) or equivalent statutes of any relevant jurisdiction or any applicable Law or principles or equity or (y) has not been and is not waivable by any Grantor or Subsidiary thereof or (3) violate any material provisions of law applicable to such Grantor or material provisions of any such lease, license, contract, right or other agreement (so long as such term was not incurred or entered into in contemplation of or to evaluate this Agreement); provided, however, that the Excluded Assets shall not include, and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability, breach, termination, default, termination right or violation shall be remedied and to the extent severable, shall attach immediately to, any portion of such lease, license, contract, right, agreement or purchase money arrangement that does not result in any of the consequences specified in (1), (2) or (3) above;

(ii)
assets to the extent (and only to the extent) and for so long as the grant of a security interest by any Grantor in such assets hereunder would violate any provision of Law applicable to such Grantor or such assets, after giving effect to any applicable anti-assignment provision of the NY UCC or other applicable Law and other than proceeds thereof to the extent that the assignment of the same is effective under the NY UCC or other applicable Law notwithstanding such restriction;

(iii)
any United States “intent-to-use” trademark or service mark application filed pursuant to Section 1(b) of the Lanham Act prior to the filing of an “Amendment to Allege Use” or a “Statement of Use” pursuant to Sections 1(c) or 1(d) of the Lanham Act, solely to the extent that and solely during the period in which the grant of such security interest would impair the validity or enforceability, or result in the cancellation or voiding of such “intent-to-use” trademark or service mark application under federal law; and

(iv)
any particular assets if the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets is excessive in relation to the benefits to be obtained by the Secured Parties under the Transaction Documents as mutually agreed by the Company and the Administrative Agent;

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provided that the Proceeds of any Excluded Assets shall not constitute Excluded Assets and shall be subject to the Security Interest.

“Intellectual Property Security Agreement” means each Copyright Security Agreement in substantially the form of Exhibit A, each Trademark Security Agreement in substantially the form of Exhibit B, each Patent Security Agreement in substantially the form of Exhibit C or any amendment thereto and prepared for purposes of recordation with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, between the Administrative Agent and the administrative agent of the Oaktree Term Loan Facility and acknowledged by the Grantor, and any other successor intercreditor agreement entered into by the Administrative Agent pursuant to Section 22.

“NY UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the Security Interest in any portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction in the United States other than New York, “NY UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdictions for purposes of the provisions hereto relating to such perfection, effect of perfection or non-perfection or priority with respect to such Collateral.

“Oaktree” means any Purchaser that is an Affiliate or managed fund or account of Oaktree Capital Management, L.P.

“Product Intellectual Property Collateral” means all Intellectual Property that is claiming or covering (i) the Product itself or (ii) any method of using, making or manufacturing the Product, including any Regulatory Approvals in connection therewith. Notwithstanding the foregoing, Product Intellectual Property Collateral excludes any Excluded Asset.

“Rights to Payment” means any and all of Grantor’s Accounts that constitute Collateral and any and all of Grantor’s rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to such Accounts.

“Secured Obligations” means all Obligations (as defined in the RIFA) other than inchoate indemnification and expense reimbursement obligations for which no claim has been made.

(c)
Terms Defined in the NY UCC. Where applicable and except as otherwise defined herein or in the RIFA, terms used in this Agreement shall have the meanings assigned to them in the NY UCC; provided that to the extent that the NY UCC is used to define any term herein and such term is defined differently in different Articles of the NY UCC, the definition of such term contained in (and ascribed thereto in) Article 9 shall govern.

(d)
Interpretation. The rules of interpretation set forth in Section 7.11 of the RIFA shall be applicable to this Agreement and are incorporated herein by this reference.

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SECTION 2 Security Interest.

(a)
Grant of Security Interest. As security for the payment or performance, as the case may be, in full in cash of the Secured Obligations, Grantor hereby collaterally assigns and pledges to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, and hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest (the “Security Interest”) in and lien on all of Grantor’s right, title and interest in, to and under the following property (collectively, the “Collateral”): (i) any and all Accounts arising from Included Product Revenue and Ex-U.S. Royalties and (ii) all Product Intellectual Property Collateral. Notwithstanding the foregoing or anything herein to the contrary, in no event shall the “Collateral” include or the Security Interest attach to any Excluded Asset.

(b)
Grantor Remains Liable. The Security Interest is granted as security only and shall not subject the Administrative Agent to, or in any way alter or modify, any obligation or liability of Grantor with respect to or arising out of the Collateral. Anything herein to the contrary notwithstanding, (i) Grantor shall remain liable under any contracts included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of the rights granted to the Administrative Agent hereunder shall not release Grantor from any of its duties or obligations under any such contracts included in the Collateral, and (iii) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such contracts included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any such Contract included in the Collateral.

(c)
Continuing Security Interest. Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 20, and such security has been granted to the Administrative Agent for itself and on behalf of and for the ratable benefit of the Secured Parties.

SECTION 3 Perfection and Priority.

(a)
Financing Statements, Etc. Grantor hereby authorizes the Administrative Agent to file at any time and from time to time in any relevant jurisdiction in the United States (including any jurisdiction within or of the United States) any financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor. Grantor agrees to provide such information to the Administrative Agent promptly (and in any case within ten (10) Business Days or such longer period as the Administrative Agent may agree in its sole discretion) upon its reasonable written request. The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by Grantor, without the signature of Grantor, and

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naming Grantor as debtor and the Administrative Agent as secured party. Grantor shall execute and deliver to the Administrative Agent, and Grantor hereby authorizes the Administrative Agent to file, at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, Intellectual Property Security Agreements, assignments, affidavits, reports, notices and all other documents and instruments, in form reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in writing, to perfect and continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Grantor shall from time to time take the actions specified in clause (b) through (e) below.

(b)
Product Intellectual Property Collateral. (i) Grantor shall execute and deliver to the Administrative Agent, concurrently with the execution of this Agreement, such Intellectual Property Security Agreements as the Administrative Agent may reasonably request in writing, and record such Intellectual Property Security Agreements with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, and take such other action as may be necessary, or as the Administrative Agent may reasonably request in writing, to perfect the Administrative Agent’s security interest in the Product Intellectual Property Collateral. Notwithstanding anything herein or in the RIFA to the contrary, for the avoidance of doubt, no Grantor shall be required to take any action to perfect the Administrative Agent’s security interest in Product Intellectual Property Collateral in any jurisdiction except the U.S.

(ii) Following the creation or other acquisition of any Product Intellectual Property Collateral by Grantor after the date hereof which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the

U.S. Patent and Trademark Office, as applicable, Grantor shall include details of such newly created or acquired Product Intellectual Property Collateral on the next Quarterly Report provided under Section 5.01(f) of the RIFA, and take actions as the Administrative Agent may reasonably request in writing to perfect the Administrative Agent’s security interest in such U.S. Product Intellectual Property Collateral.

(c)
Rights to Payment. At the request of the Administrative Agent, Grantor shall deliver to the Administrative Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Rights to Payment representing amounts in excess of $1,000,000 at any time evidenced by promissory notes, trade acceptances or other instruments, not already delivered hereunder pursuant to this Section 3.

(d)
Further Assurances. Grantor agrees that, at its own expense, it will promptly execute, acknowledge, deliver and cause to be filed all further instruments and documents and take all other actions as the Administrative Agent may from time to time reasonably request in writing in order to assure, obtain, perfect, preserve and protect any security interest granted or purported to be granted under this Agreement, in each case, to the extent required by the other provisions of this Agreement, or enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements or other documents in connection herewith or therewith.

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(e)
Taxes. At its option, the Administrative Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not expressly permitted pursuant to the RIFA, and may pay for the maintenance and preservation of the Collateral to the extent Grantor fails to do so to the extent required by the RIFA or this Agreement, and Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Transaction Documents.

SECTION 4 Representations and Warranties. Grantor represents and warrants to each Secured Party as of the date of this Agreement that:

(a)
Location of Chief Executive Office and Collateral. Grantor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Error! Reference source not found. 1, and all other locations (as of the date of this Agreement) where Grantor conducts business or Collateral is kept are set forth in Error! Reference source not found. 1.

(b)
Locations of Books. All Books are kept at Grantor’s chief executive office, principal place of business or other place where Grantor conducts business.

(c)
Jurisdiction of Organization and Names. Grantor’s jurisdiction of organization is set forth in Error! Reference source not found. 1; and Grantor’s exact legal name is as set forth in the signature pages of this Agreement. All trade names and trade styles under which Grantor presently conducts its business operations are set forth in Error! Reference source not found. 1, and, except as set forth in Error! Reference source not found. 1, Grantor has not, at any time in the past: (i) been known as or used any other corporate, trade or fictitious name or
(ii)
changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

(d)
Collateral. Grantor has rights in or the power to transfer the Collateral, and Grantor has legal title to the Collateral (or, in the case of after-acquired Collateral, at the time Grantor acquires rights in such Collateral, will have good and valid title therein), free from any Lien other than Permitted Liens.

(e)
Enforceability; Priority of Security Interest. (i) This Agreement creates a valid security interest in the Collateral which is enforceable against the Collateral in which Grantor now has rights and will create a valid security interest which is enforceable against the Collateral in which Grantor hereafter acquires rights at the time Grantor acquires any such rights; and (ii) upon the completion of the filing of the UCC Financing Statements, the Administrative Agent will have a perfected security interest in the Collateral in which Grantor now has rights, and will have a perfected security interest in the Collateral in which Grantor hereafter acquires rights

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at the time Grantor acquires any such rights, in each case, subject to Permitted Liens and securing the payment and performance of the Secured Obligations.

(f)
Other Financing Statements. Other than (i) financing statements disclosed to the Administrative Agent, (ii) financing statements in favor of the Administrative Agent or (iii) financing statements in respect of Permitted Liens, no effective financing statement naming Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

(g)
Rights to Payment. Except for Permitted Liens, Grantor has not assigned any of its rights under any of its Rights to Payment except to the Administrative Agent in accordance with the Intercreditor Agreement, as provided in this Agreement or as set forth in the other Transaction Documents.

(h)
Control Agreements. No deposit account control agreements or securities account control agreements exist with respect to any Collateral held or received by Grantor from time to time other than any control agreements in favor of the Administrative Agent or except with respect to the Oaktree Term Loan Facility or any Permitted Loan Refinancing.

SECTION 5 Covenants. So long as any of the Secured Obligations remain unsatisfied, Grantor agrees that:

(a)
Defense of Collateral. Grantor will use commercially reasonable efforts to appear in and defend any action, suit or proceeding which may to a material extent affect its title to, or right or interest in, or the Administrative Agent’s right or interest in, the Collateral, including any action, suit or proceeding with respect to any Liens on the Collateral (other than any Lien not prohibited by the Transaction Documents).

(b)
Preservation of Collateral. Grantor will do and perform all commercially reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(c)
Compliance with Laws, Etc. Grantor will comply, in all material respects, with all applicable laws, and all policies of insurance, relating to the possession, operation, maintenance and control of the Collateral.

(d)
Location of Books and Chief Executive Office. Grantor will: (i) keep all Books at Grantor’s chief executive office, principal place of business or other place where Grantor conducts business that is set forth in Schedule 1 (or specified in writing by the Grantor to the Administrative Agent after the date of this Agreement) and (ii) promptly notify the Administrative Agent of any changes in the location of Grantor’s chief executive office or principal place of business.

(e)
Change in Name, Identity or Structure. Grantor will give five (5) Business Days prior written notice to the Administrative Agent of (i) any change in name, (ii) any change in its jurisdiction of organization, (iii) any change in its registration as an organization (or any new registration); and (iv) any changes in its identity or structure in any manner which might make any

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financing statement filed hereunder incorrect or misleading; provided that such changes

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are otherwise permitted by the Transaction Documents and that Grantor shall not change its jurisdiction of organization to a jurisdiction outside of the United States.

(f)
Maintenance of Records. Grantor will keep, at its own cost and expense, separate, accurate and complete Books as is consistent with its practices as of the date hereof in all material respects with respect to the Collateral held by Grantor.

(g)
Disposition of Collateral. Grantor will not surrender or lose possession of (other than to the Administrative Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral held by Grantor or any right or interest therein, except in connection with Permitted Liens or otherwise in compliance with the RIFA and the Intercreditor Agreement.

(h)
Rights to Payment. Grantor will:

(i)
until the Administrative Agent exercises its rights hereunder to collect any Rights to Payment, endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment;

(ii)
with such frequency as the Administrative Agent may reasonably require or as may be required under the RIFA, furnish to the Administrative Agent full and complete reports, in form and substance reasonably satisfactory to the Administrative Agent, with respect to Accounts of Grantor constituting Collateral;

(iii)
if any Accounts of Grantor constituting Collateral in an aggregate amount in excess of $1,000,000 per fiscal year arise from contracts with the United States or any department, agency or instrumentality thereof, promptly notify the Administrative Agent thereof and execute any documents and instruments and take any other steps reasonably requested in writing by the Administrative Agent in order that all monies due and to become due thereunder shall be assigned to the Administrative Agent upon the occurrence and continuance of a Put Option Event;

(iv)
upon the occurrence and during the continuation of a Put Option Event and upon the written request of the Administrative Agent (A) notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, (B) notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Administrative Agent or to such other Person or location as the Administrative Agent shall specify, and (C) hold all remittances received by Grantor in connection with the Rights to Payment in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remit such amounts to the Administrative Agent or deposit them to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer); and

(v)
upon the occurrence and during the continuation of a Put Option Event, establish such lockbox or similar arrangements for the payment of the Rights to Payment as the Administrative Agent shall require.

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(i)
Product Intellectual Property Collateral. Grantor will:

(i)
not allow or suffer any Product Intellectual Property Collateral held by Grantor to become abandoned, nor any registration thereof to be abandoned, terminated, forfeited, expired or dedicated to the public, except as shall be reasonable and appropriate in accordance with prudent business practice;

(ii)
notify the Administrative Agent promptly if it knows or has reason to know (A) that any Product Intellectual Property Collateral may become abandoned, terminated, forfeited, expired or dedicated to the public, except to the extent permitted by the RIFA or (B) of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any other jurisdiction) regarding Grantor’s ownership or control of any Product Intellectual Property Collateral, its right to register the same, or its right to keep and maintain the same;

(iii)
diligently prosecute all applications for patents, copyrights and trademarks, and file and prosecute any and all continuations, continuations-in-part, divisionals, applications for reissue, applications for certificate of correction, re-examinations, re-issues, other post-grant review procedures and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, Taxes and expenses incurred in connection with any Product Intellectual Property Collateral; and

(iv)
in the event that Grantor knows or has reason to believe that any Product Intellectual Property Collateral has been or will imminently be infringed, misappropriated or otherwise violated by a third person in any manner that would reasonably be expected to result in a Material Adverse Effect, Grantor shall promptly (and in any case within five (5) Business Days after obtaining knowledge thereof) notify the Administrative Agent in writing and shall, if consistent with good business judgment, promptly take such commercially reasonable measures to cause a cessation of such infringement, misappropriation or other violation and to recover damages therefor.

(j)
Notices, Reports and Information. Grantor will, upon the reasonable written request of the Administrative Agent, make such demands and requests for information and reports as Grantor is entitled to make in respect of the Collateral.

SECTION 6 Authorization; Appointment of Attorney-in-Fact. In addition to (and not in limitation of) any other right or remedy provided to the Administrative Agent hereunder, the Administrative Agent shall have the right to, in the name of Grantor, or in the name of the Administrative Agent or otherwise, without notice to or assent by Grantor, and Grantor hereby constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers or employees or agents designated by the Administrative Agent) as Grantor’s true and lawful attorney-in-fact, with full power and authority to:

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(a)
file any of the financing statements which must be filed to perfect or continue perfected, maintain the priority of, or provide notice of, the Administrative Agent’s Lien in the Collateral;

(b)
take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

(c)
sign and endorse any invoice or other document relating to any of the

Collateral;

(d)
notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to Grantor to such address as the Administrative Agent may designate; and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

(e)
receive, open and dispose of all mail addressed to Grantor relating to the

Collateral;

(f)
send requests for verification of Rights to Payment to the applicable customers or other obligors of Grantor;

(g)
contact, or direct Grantor to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Administrative Agent;

(h)
assert, adjust, sue for, compromise or release any claims under any policies of insurance in respect of the Collateral;

(i)
notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment of Grantor to remit all amounts representing collections on such Rights to Payment directly to the Administrative Agent;

(j)
ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing such Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Administrative Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Administrative Agent with respect to the Collateral;

(k)
execute any and all applications, documents, papers and instruments necessary for the Administrative Agent to use the Product Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license with respect to any Product Intellectual Property Collateral;

(l)
execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

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(m)
commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;

(n)
settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and

(o)
use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Grantor, which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Administrative Agent’s security interest therein and to accomplish the purposes of this Agreement.

The Administrative Agent agrees that, except upon the occurrence and during the continuation of a Put Option Event, it shall not exercise the power of attorney, or any rights granted to the Administrative Agent, pursuant to clauses (b) through (o). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full. Grantor hereby ratifies, to the extent permitted by applicable law, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 6.

SECTION 7 Secured Party Performance of Grantor Obligations. Upon the occurrence and continuation of a Put Option Event, the Administrative Agent shall have the right (but not any obligation) to perform or pay any obligation which Grantor has agreed to perform or pay under or in connection with this Agreement, and Grantor shall reimburse the Administrative Agent on demand for all reasonable and documented out of pocket costs and expenses by the Administrative Agent pursuant to this Section 7.

SECTION 8 Secured Party’s Duties. Notwithstanding any provision contained in this Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to Grantor or any other Person for any failure to do so or delay in doing so. Without limiting the generality of the foregoing, nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature of sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and its officers, directors, employees, agents or sub-agents shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

SECTION 9 Remedies.

(a)
Remedies. Solely upon the occurrence and during the continuation of a Put Option Event, Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and the Administrative Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the RIFA, or any other Transaction Document, all rights and

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remedies of a secured party under the NY UCC and other applicable law. Without limiting the generality of the foregoing, Grantor agrees that:

(i)
the Administrative Agent may peaceably, with or without legal process and with or without notice, without liability for trespass enter any premises of Grantor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of Grantor or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Administrative Agent may determine, and, generally, exercise any and all rights afforded to a secured party under the UCC or other applicable law.

(ii)
the Administrative Agent may require Grantor to assemble all or any part of the Collateral and make it available to the Administrative Agent, at any place and time designated by the Administrative Agent.

(iii)
the Administrative Agent may use or transfer any of Grantor’s rights and interests in any Product Intellectual Property Collateral, by license, by sublicense (solely to the extent permitted by such applicable license) or otherwise, on such conditions and in such manner as the Administrative Agent may determine.

(iv)
the Administrative Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

(v)
the Administrative Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Grantor’s assets, without charge or liability to the Administrative Agent therefor) at public or private sale or at any broker’s board or any securities exchange, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Administrative Agent deems advisable; provided that Grantor shall be credited with the net proceeds of a sale only when such proceeds are finally collected by the Administrative Agent. the Administrative Agent shall have the right upon any such public sale, and, to the extent permitted by applicable law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Grantor hereby releases, to the extent permitted by applicable law. the Administrative Agent shall give Grantor such written notice of any public or private sale as may be required by the NY UCC or other applicable law.

The Administrative Agent shall give each applicable Grantor not less than ten (10) days’ written notice (which Grantor agrees is reasonable notice within the meaning of Section 9-611 of the NY UCC or its equivalent in other jurisdictions) of the Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state

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in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, and by the Administrative Agent in its own right or by one or more agents or contractors, upon any premises owned, leased or occupied by Grantor, the Administrative Agent or any such agent or contractor, and any such sale may include any other property, in each case, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations shall have been indefeasibly paid in full in cash. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 9(a) shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the NY UCC or its equivalent in other jurisdictions. Neither the Administrative Agent nor the Secured Parties shall be required to marshal any present or future Collateral or to resort to such Collateral in any particular order.

(vi)
Neither the Administrative Agent nor any other Secured Party shall have any obligation to clean up or otherwise prepare the Collateral for sale. The Administrative Agent has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and the Administrative Agent and the other Secured Parties may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting the Administrative Agent’s or any other Secured Party’s rights against Grantor. Grantor waives any right it may have to require the Administrative Agent or any other Secured Party to pursue any third Person for any of the Secured Obligations. The

16

4895-8857-8573 v.6

Administrative Agent and the other Secured Parties may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If the Administrative Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by the purchaser, received by the Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with the proceeds of the sale.

(b)
License. For the purpose of enabling the Administrative Agent to exercise its rights and remedies under this Section 9 or otherwise in connection with this Agreement, and solely during the continuance of a Put Option Event, Grantor hereby grants to the Administrative Agent: (a) an irrevocable, non-exclusive license (exercisable without payment or royalty or other compensation to Grantor) to use, license or sublicense any Product Intellectual Property Collateral and (b) a non-exclusive license (exercisable without payment or royalty or other compensation to Grantor) to use, license or sublicense the Platform Intellectual Property to extent reasonably necessary to permit the use, manufacture, sell, offer for sale, import, and other exploitation of the Product or the exploitation of the Product Intellectual Property Collateral, including, in each case of (a)-(b), all access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof for the purpose of practicing the foregoing licenses; provided, however, that nothing in this Section 9(b) shall require Grantor to grant any license that (i) violates the express terms of any agreement between Grantor and a third party governing Grantor’s use of such Product Intellectual Property Collateral, or gives such third party any right of acceleration, modification or cancellation therein, or (ii) is prohibited by any applicable law; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks.

(c)
Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of Collateral the application of which is not otherwise provided for herein, shall be applied in good faith to satisfy (to the extent of the net proceeds received by the Administrative Agent) such item or part of the Secured Obligations as the Administrative Agent may designate. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to Grantor or otherwise disposed of in accordance with the NY UCC or other applicable law. Grantor shall remain liable to the Administrative Agent and the other Secured Parties for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 10 Certain Waivers. Grantor waives, to the fullest extent permitted by applicable law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Administrative Agent or the other Secured Parties (w) to proceed against any Person, (x) to exhaust any other collateral or security for any of

17

4895-8857-8573 v.6

the Secured Obligations, (y) to pursue any remedy in the Administrative Agent’s or any of the other Secured Parties’ power, or (z) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Administrative Agent or the other Secured Parties arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 11 Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy or email) delivered, if to any of the parties hereto, as specified in the RIFA. Except as otherwise provided in this Agreement or therein, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).

SECTION 12 No Waiver; Cumulative Remedies.

(a)
No failure on the part of the Administrative Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(b)
Grantor waives any and all other defenses, set-offs or counterclaims (other than a defense of payment or performance in full hereunder) which may at any time be available to or be asserted by it or any other Person against the Administrative Agent, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury.

(c)
Grantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon Grantor with respect to the Secured Obligations. Except for notices provided for herein, Grantor hereby waives notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any collateral securing the Secured Obligations, including, without limitation, the Collateral. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Grantor, the Administrative Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from the Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of

18

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offset, or any release of Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

SECTION 13 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Grantor, the Administrative Agent and their respective successors and assigns. Grantor shall not assign or delegate this Agreement, any of its rights or obligations hereunder or any interest herein or in the Collateral (in each case, except as expressly contemplated by this Agreement or the RIFA) without the prior written consent of the Administrative Agent, and any attempted assignment without such consent shall be null and void.

SECTION 14 Governing Law; Jurisdiction; Waiver of Jury Trial. Sections

7.16 and 7.17 of the RIFA are incorporated herein by reference, mutandis mutandis.

SECTION 15 Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements (including the Term Sheet), understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in other Transaction Documents) has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 16 Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

SECTION 17 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Any counterpart may be executed by facsimile or pdf signature and such facsimile or pdf signature shall be deemed an original.

SECTION 18 Incorporation of Provisions of the RIFA. To the extent the RIFA contains provisions of general applicability to the Transaction Documents, such provisions are incorporated herein by this reference.

SECTION 19 No Inconsistent Requirements. Grantor acknowledges that this Agreement and the other Transaction Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

SECTION 20 Termination. Upon the termination of the RIFA and payment and performance in full of all Secured Obligations, the security interests created by this Agreement

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shall automatically terminate and the Administrative Agent shall promptly execute and deliver to

20

4895-8857-8573 v.6

Grantor such documents and instruments reasonably requested by Grantor as shall be necessary to evidence the termination of all security interests given by Grantor to the Administrative Agent hereunder. Any execution and delivery of such documents pursuant to this Section 20 shall be without recourse to or representation or warranty by the Administrative Agent. The Grantor shall reimburse the Administrative Agent upon demand for all reasonable and documented costs and out of pocket expenses, including the reasonable and documented out-of-pocket fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 20.

Upon any sale, lease, transfer or other disposition by Grantor of any Collateral that is permitted under the RIFA, the security interest in such Collateral shall be automatically released.

In addition, in connection with the entry into any license by the Grantor concerning any Collateral, the Administrative Agent shall, at the request of Grantor, negotiate and enter into a non-disturbance agreement and other similar agreements in form and substance reasonably satisfactory to the Administrative Agent and the Grantor.

SECTION 21 Right of Set-Off. If a Put Option Event shall have occurred and is continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final)) at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of Grantor against any and all of the obligations of Grantor now or hereafter existing under this Agreement and the other Transaction Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Transaction Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 21 are in addition to any other rights and remedies (including other rights of setoff) which such Secured Party may have.

SECTION 22 Intercreditor Agreement.

(a)
Concurrently herewith, the Administrative Agent shall enter into the Intercreditor Agreement. In connection with any Permitted Term Loan Refinancing of the Oaktree Term Loan Facility or other incurrence of any Permitted Indebtedness, the Administrative Agent shall enter into an intercreditor agreement on terms and conditions consistent with the Intercreditor Agreement or otherwise reasonably satisfactory to the Administrative Agent providing for the subordination of the Liens of the Administrative Agent on the Collateral (other than the Administrative Agent Priority Collateral) to the Liens of the lender(s) (or agent(s) for such lender(s)) of such Permitted Indebtedness.

(b)
Notwithstanding anything herein to the contrary, the priority of the lien and security interest granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to the priority of any liens or the exercise of any rights or remedies, the terms of the Intercreditor Agreement shall govern. The requirement under this Agreement to deliver Collateral to the Administrative Agent (or any representation or warranty having the effect of requiring the same) shall be deemed satisfied (or any such representation or

21

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warranty shall be deemed true) by delivery of such Collateral to Oaktree (or other senior creditor under the Intercreditor Agreement from time to time) as bailee of, and on behalf of, the Administrative Agent pursuant to the Intercreditor Agreement.

(c)
Notwithstanding anything herein to the contrary, to the extent the Grantor is required hereunder to deliver Collateral to, or the possession or control by, the Administrative Agent for purposes of possession and/or “control” (as such term is used herein) and is unable to do so as a result of having previously delivered such Collateral to Oaktree (or other authorized representative in accordance with the terms of any then applicable Intercreditor Agreement), such Grantor’s obligations hereunder with respect to such delivery shall be deemed complied with and satisfied by the delivery to such representative, as gratuitous bailee and/or gratuitous agent for the benefit of the Administrative Agent.

(d)
Any reference in this Agreement to a “first priority security interest” or words of similar effect in describing the security interests created hereunder shall be understood to refer to such priority subject to the terms of the Intercreditor Agreement.

[Remainder of page intentionally left blank; signature pages follow]

4895-8857-8573 v.6

20

4895-8857-8573 v.6

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GRANTOR:

IMPEL NEUROPHARMA, INC.

By: Name:

Title:

4895-8857-8573 v.6

OAKTREE FUND ADMINISTRATION, LLC

By: Name:

Title:

4895-8857-8573 v.6

Schedule 1 Grantor Information

1.
Locations of Chief Executive Office and other Locations, including of Collateral

a.
Chief Executive Office and Principal Place of Business of each Grantor:

Name	Address
Impel NeuroPharma, Inc.	201 Elliott Ave W, Suite 260, Seattle, WA 98119

b.
Other locations where any Grantor conducts business or where Collateral is kept:

Name	Address
Impel NeuroPharma, Inc.	5050 Rivergrade Road Baldwin Park, CA 91706
Impel NeuroPharma, Inc.	4545 Assembly Drive, Rockford, Illinois 61109
Impel NeuroPharma, Inc.	501 Mason Road, Suite 200, LaVergne, Tennessee 37086
Impel NeuroPharma, Inc.	54 Indian Lane East, Towaco, New Jersey 07082
Impel NeuroPharma, Inc.	Via Bernardo Quranta, 12, Milano, Italy 20139
Impel NeuroPharma, Inc.	20 Avenue de la Gare 38290 La Verpillière, France
Impel NeuroPharma, Inc.	Helmholtzstraße 4 71573 Allmersbach im Tal, Germany

2.
Jurisdiction of Organization of each Grantor

Name	Jurisdiction
Impel NeuroPharma, Inc.	Delaware

3.
Trade Names and Trade Styles of each Grantor; Other Corporate, Trade or Fictitious Names of each Grantor; Etc.

Name	Other Names	Period of Use
N/A

4.
Deposit Accounts of each Grantor

Name and Address of Bank	Type of Account	Account Number	Borrower/Subsidiary Name
JP Morgan Chase	Operating	78795227	Impel NeuroPharma, Inc.

4895-8857-8573 v.6

1301 2nd Ave, Floor 24 Seattle, WA 98101
JP Morgan Chase 1301 2nd Ave, Floor 24 Seattle, WA 98101	Money Market	3766091616	Impel NeuroPharma, Inc.
JP Morgan Chase 1301 2nd Ave, Floor 24 Seattle, WA 98101	Money Market	3380683200	Impel NeuroPharma, Inc.
Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054	Operating	3303464014	Impel NeuroPharma, Inc.
Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054	Operating	3303402337	Impel NeuroPharma, Inc.
Westpac Bank Level 6, 150 Collins St. Melbourne, VIC 3000	International Operating Account	572382	Impel NeuroPharma Australia PTY Ltd

5.
Investment Property of each Grantor

N/A

6.
Instruments and Chattel Paper of each Grantor

N/A

7.
Commercial Tort Claims of each Grantor

N/A

8.
Inventory of each Grantor Stored with Warehousemen or on Leased Premises, Etc.

Name	Address	Brief Description of Location
Impel NeuroPharma, Inc.	5050 Rivergrade Road Baldwin Park, CA 91706	Freudenberg
Impel NeuroPharma, Inc.	4545 Assembly Drive, Rockford, Illinois 61109	PCI Pharma Service

4895-8857-8573 v.6

Impel NeuroPharma, Inc.	501 Mason Road, Suite 200, LaVergne, Tennessee 37086	Cardinal Health 105
Impel NeuroPharma, Inc.	54 Indian Lane East, Towaco, New Jersey 07082	CCG Marketing Solutions
Impel NeuroPharma, Inc.	Via Bernardo Quranta, 12, Milano, Italy 20139	Mipharm
Impel NeuroPharma, Inc.	20 Avenue de la Gare 38290 La Verpillière, France	Nemera
Impel NeuroPharma, Inc.	Helmholtzstraße 4 71573 Allmersbach im Tal, Germany	Harro Hofliger

9.
Letter-of-Credit Rights of each Grantor

N/A

10.
Pledged Debt Securities of each Grantor

N/A

4895-8857-8573 v.6

EXHIBIT A

TO THE SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [ ], 20[ ]

(“Copyright Security Agreement”), made by Impel NeuroPharma, Inc. (the “Grantor”), is in favor of Oaktree Fund Administration, LLC (“the Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Grantor is party to a Security Agreement dated as of March 17, 2022 (the “Security Agreement”) in favor of the Administrative Agent, pursuant to which the Grantor is required to execute and deliver this Copyright Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement);

WHEREAS, pursuant to the terms of the Security Agreement, the Grantor has created in favor of the Administrative Agent a security interest in, and the Administrative Agent has become a secured creditor with respect to, the Copyright Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent to enter into the RIFA and extend credit to Grantor thereunder, Grantor hereby grants to the Administrative Agent a security interest in all Product Intellectual Property Collateral now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations, including (collectively (a) through (c), the “Copyright Collateral”):

(a)
all Copyrights of such Grantor listed on Schedule 1 attached hereto;

(b)
to the extent not covered by clause (a), all income, royalties and other payments now or hereafter due and payable with respect to of any of the foregoing; and

(c)
to the extent not covered by clause (a), all causes of action arising from any past, present or future infringement of any of the Copyrights included in the Copyright Collateral, and to retain any damages due or accrued for any such past, present or future infringement of any such Copyrights.

The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

4895-8857-8573 v.6

Grantor hereby authorizes and requests that the Register of Copyrights record this Copyright Security Agreement.

THIS COPYRIGHT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Copyright Security Agreement may be executed by one or more of the parties to this Copyright Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Copyright Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of This Page Intentionally Left Blank.]

4895-8857-8573 v.6

IN WITNESS WHEREOF, the Grantor has caused this COPYRIGHT SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.

IMPEL NEUROPHARMA, INC.

By: Name:

Title:

Address:

Accepted and Agreed:

OAKTREE FUND ADMINISTRATION, LLC

By Name:

Title: Address:

4895-8857-8573 v.6

Schedule 1

COPYRIGHTS

Copyright Registrations

Title of Work	Reg. No.	Reg. Date	Owner

4895-8857-8573 v.6

EXHIBIT B

TO THE SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [ ], 20[ ]

(“Trademark Security Agreement”), made by Impel NeuroPharma, Inc. (the “Grantor”), is in favor of Oaktree Fund Administration, LLC (“the Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Grantor is party to a Security Agreement, dated as of March 17, 2022 (the “Security Agreement”) in favor of the Administrative Agent, pursuant to which the Grantor is required to execute and deliver this Trademark Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement);

WHEREAS, pursuant to the terms of the Security Agreement, the Grantor has created in favor of the Administrative Agent a security interest in, and the Administrative Agent has become a secured creditor with respect to, the Trademark Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent to enter into the RIFA and extend credit to the Grantor thereunder, Grantor hereby grants to the Administrative Agent a security interest in Product Intellectual Property Collateral now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations, including (collectively (a) through (d), the “Trademark Collateral”):

(a)
all Trademarks of such Grantor, listed on Schedule 1 attached hereto; provided, that no Lien or security interest is granted hereunder with respect to any United States “intent-to-use” trademark or service mark application filed pursuant to Section 1(b) of the Lanham Act prior to filing of an “Amendment to Allege Use” or a “Statement of Use” pursuant to Section 1(c) and 1(d) of the Lanham Act, solely to the extent that, and only for so long as, the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of, any Grantor’s right, title or interest therein;

(b)
to the extent not covered by clause (a), all income, royalties and other payments now or hereafter due and payable with respect to of any of the foregoing;

(c)
to the extent not covered by clause (a), the goodwill of the businesses with which such Trademarks are associated with and symbolize; and

(d)
to the extent not covered by clause (a), all causes of action arising from any past, present or future infringement of any of the Trademarks included in the Trademark Collateral

4895-8857-8573 v.6

or unfair competition regarding the same, and to retain any damages due or accrued for any such past, present or future infringement of any such Trademarks.

The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

Grantor hereby authorizes and requests that the Commissioner of Trademarks record this Trademark Security Agreement.

THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Trademark Security Agreement may be executed by one or more of the parties to this Trademark Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Trademark Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of This Page Intentionally Left Blank.]

4895-8857-8573 v.6

IN WITNESS WHEREOF, the Grantor has caused this TRADEMARK SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.

IMPEL NEUROPHARMA, INC.

By: Name:

Title:

Address:

Accepted and Agreed:

OAKTREE FUND ADMINISTRATION, LLC

By Name:

Title: Address:

4895-8857-8573 v.6

Schedule 1

TRADEMARKS

Trademark Registrations and Applications

Trademark	Reg. No. (App. No.)	Reg. Date (App. Date)	Owner

4895-8857-8573 v.6

EXHIBIT C

TO THE SECURITY AGREEMENT FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [ ], 20[ ] (“Patent Security Agreement”), made by Impel NeuroPharma, Inc. (the “Grantor”), is in favor of Oaktree Fund Administration, LLC (“the Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Grantor is party to a Security Agreement dated as of March 17, 2022 (the “Security Agreement”) in favor of the Administrative Agent, pursuant to which the Grantor is required to execute and deliver this Patent Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement);

WHEREAS, pursuant to the terms of the Security Agreement, the Grantor has created in favor of the Administrative Agent a security interest in, and the Administrative Agent has become a secured creditor with respect to, the Patent Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent to enter into the RIFA and extend credit to the Grantor thereunder, the Grantor hereby grants to the Administrative Agent a security interest in Product Intellectual Property Collateral now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations (collectively (a) through (c), the “Patent Collateral”)):

(a)
all registered and applied-for Patents of Grantor listed on Schedule 1 attached hereto;

(b)
to the extent not covered by clause (a), all income, royalties and other payments now or hereafter due and payable with respect to any of the foregoing; and

(c)
to the extent not covered by clause (a), all causes of action arising from any past, present or future infringement of any of the Patents included in the Patent Collateral, and to retain any damages due or accrued for any such past, present or future infringement of any such Patents.

The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

4895-8857-8573 v.6

The Grantor hereby authorizes and requests that the Commissioner of Patents record this Patent Security Agreement.

THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PATENT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Patent Security Agreement may be executed by one or more of the parties to this Patent Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Patent Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of This Page Intentionally Left Blank.]

4895-8857-8573 v.6

IN WITNESS WHEREOF, the Grantor has caused this PATENT SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.

IMPEL NEUROPHARMA, INC.

By: Name:

Title:

Address:

Accepted and Agreed:

OAKTREE FUND ADMINISTRATION, LLC

By Name:

Title: Address:

4895-8857-8573 v.6

Schedule 1

PATENTS

Patents and Patent Applications

Patent	Pat. No. (App. No.)	Pat. Date (App. Date)	Owner

4895-8857-8573 v.6

EXHIBIT B

FORM OF FUNDING NOTICE

Date : [•]

To: Oaktree Fund Administration, LLC, as Administrative Agent

333 S. Grand Avenue, 28th Floor Los Angeles, CA 90071 Attention: Aman Kumar Attention: Oaktree Agency

Email: AmKumar@oaktreecapital.com Email: oaktreeagency@alterdomus.com

Re: Funding under the Revenue Interest Financing Agreement

Ladies and Gentlemen:

The undersigned, Impel NeuroPharma, Inc., a Delaware corporation (the “Company), refers to the Revenue Interest Financing Agreement, dated as of March 17, 2022 (as amended or otherwise modified from time to time, the “RIFA”), among the Company, the Purchasers and Oaktree Fund Administration, LLC, as administrative agent for the Purchaser (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the RIFA.

The Company hereby gives you irrevocable notice, pursuant to Section 2.03 of the RIFA, of the request for funding of the Purchase Price herein:

1.
The funding date is [•].

2.
The Purchase Price is $50,000,000.

3.
The payment instructions with respect to the funds to be made available to the Company are as follows:

Bank name: Bank Address: Routing Number:

Account Number:

[Signature Page Follows]

4895-2136-9357 v.12

IN WITNESS WHEREOF, the Company has caused this Funding Notice to be duly executed and delivered as of the day and year first above written.

COMPANY:

IMPEL NEUROPHARMA, INC.

By

Name: Title:

4895-2136-9357 v.12